Exhibit 2.1

Execution Version

Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Redacted information is indicated by [***].

TRANSACTION AGREEMENT

by and among

PARK DENTAL PARTNERS, INC.,

RYAN & ASSOCIATES LLP,

RYAN, JAMES, WILES, PATEL, AND OLSEN, D.D.S., PLLC,

RYAN, JAMES, WILES, PATEL & OLSEN LLP,

RYAN, JAMES & ASSOCIATES LLP

and

THE BENEFICIAL OWNERS

August 7, 2026

i

ii

iii

SCHEDULES

EBITDA Schedule

transactioN AGREEMENT

This Transaction Agreement (this “Agreement”), dated August 7, 2026, is entered into by and among (a) Park Dental Partners, Inc., a Minnesota corporation (“Buyer”); (b) Ryan & Associates LLP, a North Carolina limited liability partnership (“Dental Services Organization”); (c) Ryan, James, Wiles, Patel, and Olsen, D.D.S., PLLC, a North Carolina professional limited liability company (“Seller”); (d) Ryan, James, Wiles, Patel & Olsen LLP, a North Carolina limited liability partnership d/b/a Village Family Dental (“Old VFD”) (e) Ryan, James & Associates LLP, a North Carolina limited liability partnership (“Clinical Sub”), and (f) the Persons set forth on the signature pages hereto under the heading “Beneficial Owners” (the “Beneficial Owners”). Buyer, Dental Services Organization, Seller, Old VFD, Clinical Sub, and the Beneficial Owners are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, (a) Seller is the record and beneficial owner of 100% of the issued and outstanding equity interests of Dental Services Organization, other than certain Non-Economic Interests held by Mit B. Patel, D.D.S. (the “DSO Equity Interests”), which interests held by Seller include 100% of the economic interests of Dental Services Organization, (b) Seller is the sole manager of the Dental Services Organization, and (c) the Beneficial Owners are the sole record and beneficial owners of all of the issued and outstanding equity interests of Seller, as set forth on Schedule A;

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Parties now desire to enter into a series of transactions whereby, at the Closing, (a) Buyer will purchase from Seller and Mit B. Patel, D.D.S. (“Dr. Patel”), and Seller and Dr. Patel will sell to Buyer, all of Seller’s and Dr. Patel’s respective right, title and interest in and to all of the DSO Equity Interests other than the Rollover DSO Equity (the “Purchased DSO Equity”), in exchange for the Seller Closing Payment and the Earnout (the transaction contemplated by this clause (a), the “Equity Purchase”); (b) Seller will contribute to Buyer the DSO Equity Interests having an aggregate value equal to the Rollover Amount (the “Rollover DSO Equity”), in exchange for the Buyer Shares (the “Closing Buyer Shares”) (the transactions contemplated by this clause (b), the “Rollover Contribution”); and (c) on the Closing Date and immediately following the consummation of the Equity Purchase and the Rollover Contribution, Seller will distribute to the Beneficial Owners in accordance with their respective Pro Rata Percentages the Seller Closing Payment that Seller received pursuant to the Equity Purchase and the Closing Buyer Shares that Seller received pursuant to the Rollover Contribution; and

WHEREAS, the Beneficial Owners, as the collective owners of all of the issued and outstanding equity interests of Seller, and the collective owners, indirectly, of 100% of the equity interests that are not Non-Economic Interests of Dental Services Organization, will benefit materially from the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

The following capitalized terms, as used in this Agreement, shall have the respective meanings set forth below or in the other sections of this Agreement:

“Accounting Principles” means United States GAAP accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, applications, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise (including with respect to the nature of accounts, level of reserves or level of accruals), consistently applied.

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“Accounts Receivable” means all accounts receivable, and any security, claim, remedy or other right related to any accounts receivable.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination or strategic transaction involving any Seller Entity, (b) the issuance or acquisition of shares of capital stock or other equity or debt securities of any Seller Entity or (c) the sale, lease, exchange or other disposition of any significant portion of the properties or assets of any Seller Entity.

“Action” means any action, assessment, suit, litigation, dispute, proceeding (including arbitration proceeding), investigation, inquiry, complaint, examination, subpoena, claim (whether civil, criminal, administrative, arbitral, judicial or otherwise), charge, grievance, order, audit or governmental charge.

“Adjustment Escrow Amount” means [***].

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliated Group” means a group of Persons that elects to, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Laws relating to Taxes.

“Arbitration Information” means any decision, judgment, ruling, finding, award or other determination of the arbitrator and any information disclosed in the course of any arbitration hereunder.

“Asset Transfer Agreement” has the meaning set forth in Section 7.18.

“Associate” means, with respect to any Person, any immediate family member, parent or grandchild of such Person, any entity or business organization that is directly or indirectly controlled by such Person, or any trust or estate as to which such Person serves as a trustee or in a similar capacity.

“Assumed Liabilities” has the meaning set forth in the Asset Transfer Agreement.

“Balance Sheet Date” means the date of the Latest Balance Sheet.

“Base Consideration” means $39,100,000. For avoidance of doubt, Base Consideration (i) includes the Rollover Amount and (ii) does not include the EBITDA Contingent Amount or the Employment Contingent Amount.

“Base Working Capital” means an amount equal to $3,075,963.

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“Business” means the businesses of the Seller Entities as conducted on and prior to the date hereof and as currently proposed to be conducted, including a dental practice that provides comprehensive preventive, cosmetic, and restorative oral health services to patients.

“Business Day” means a day other than Saturday, Sunday or any day on which the Federal Reserve Bank of New York is closed.

“Business Privacy and Data Security Policies” means all of the Seller Entities and Healthcare Provider’s past or present internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Seller Entities’ business.

“Buyer Cap” means an amount equal to 50% of the retention under the R&W Policy.

“Buyer Material Adverse Effect” means, with respect to Buyer, any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations which, as a result of the occurrence or existence thereof, individually or in the aggregate with others, has had, or would reasonably be expected to have, without regard to duration or persistence, a material adverse effect on (a) the business, operations, customer, vendor or employee relationships, results of operations, Liabilities, properties, assets or condition (financial or otherwise) of Buyer or (b) the ability of Buyer to perform its obligations under any Transaction Documents in a timely manner; provided, however, that Material Adverse Effect shall not include any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations as and to the extent such change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations result from: (a) general deterioration in economic conditions or in financial markets; (b) general deterioration in or other conditions generally affecting one or more of the industries engaged in by Buyer (except to the extent such deterioration is disproportionately adverse to Buyer relative to other Persons in the industry, in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Buyer Material Adverse Effect has occurred); (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (d) any natural or man-made disasters or acts of God; (e) the existence, continuation or worsening of any epidemic, pandemic, disease outbreak, or other force majeure; (f) any changes in GAAP or applicable Laws; (g) the announcement or pendency of any of the transactions contemplated by this Agreement or the other Transaction Documents; or (h) compliance by Buyer with any obligation under the terms of this Agreement, other than as a result of a breach by Buyer.

“Buyer Shares” means 474,535 shares of common stock of Buyer, par value $0.0001 per share.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136).

“Charter Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement, operating agreement or company agreement and the certificate of formation or organization of a limited liability company, (e) the trust agreement and any documents that govern the formation of a trust, (f) any other document adopted, filed or entered into in connection with the creation, formation, organization or operation of a Person in any jurisdiction and (g) any amendment to any of the foregoing; provided that for Old VFD, “Charter Documents” shall mean (i) the application for registration as a Registered Limited Liability Partnership with the name Knowles, Smith & Associates LLP, filed with the NC Secretary of State on January 31, 2007, and all amendments to such registration; and (ii) that certain Partnership Agreement of Knowles, Smith & Associates LLP, effective as of January 1, 2021, and all amendments thereto.

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“Closing Cash” means the aggregate amount of unrestricted cash and cash equivalents of Old VFD, Clinical Sub and Dental Services Organization (excluding, for the avoidance of doubt, any Restricted Cash), in each case, as of immediately prior to the Closing, determined in accordance with the Accounting Principles, net of the aggregate amount of all outstanding checks, pending wire transfers and drafts.

“Closing Indebtedness Amount” means the aggregate amount of Indebtedness of the Seller Entities or the Business as of immediately prior to the Closing.

“Closing Repaid Indebtedness” means all Indebtedness of the Seller Entities or the Business to be repaid at the Closing, as set forth on the Closing Repaid Indebtedness Schedule.

“Closing Repaid Indebtedness Amount” means the aggregate amount of Closing Repaid Indebtedness as of immediately prior to the Closing, as set forth in the Closing Certificate and the Payoff Letters.

“Closing Transaction Cost Amount” means the aggregate amount of unpaid Transaction Costs of the Seller Parties as of immediately prior to the Closing.

“Closing Working Capital” means Working Capital as of 11:59 p.m. Central Time on the Closing Date.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Confidential Information” means any information (whether or not in written form and whether or not expressly designated as confidential) relating to the Business, the Transferred Assets or the Assumed Liabilities, or to Seller or Dental Services Organization, including any information relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, vendors, personnel, consultants or plans of the Business, the Transferred Assets or the Assumed Liabilities, or of Seller or Dental Services Organization (including any such information consisting of or otherwise relating to trade secrets, license or sublicense arrangements, pricing, marketing or sales techniques or plans, financial information, projections, lists of customers or vendors, or integration planning in respect of the transactions contemplated by this Agreement); provided that “Confidential Information” shall not be deemed to include information that is or becomes publicly known, other than as a result of a breach of this Agreement or any other Transaction Document.

“Consolidated EBITDA” means, for any applicable measurement period, the consolidated earnings before the deduction of interest, taxes, depreciation, and amortization of Old VFD, Dental Services Organization and Clinical Sub (and any subsidiaries thereof) for such period, determined in accordance with the Accounting Principles; provided that any management or other fees or amounts paid by Old VFD, Dental Services Organization or Clinical Sub (and any subsidiaries thereof) to Buyer or its Affiliates (other than Dental Services Organization) that would reduce such consolidated earnings shall be added back to earnings on a dollar-for-dollar basis.

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“Contract” means any contract, plan, undertaking, arrangement, concession, understanding, agreement, agreement in principle, permit, instrument, license, sublicense, lease, sublease, note, bond, indenture, deed of trust, mortgage or loan agreement, whether written or oral, and whether express or implied.

“Data Laws” means all applicable Laws and Governmental Orders issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016), and all other similar international, federal, state, and local Laws.

“Data Room” means the “Egnyte” electronic data room hosted by pH Partners, LLC made available to Buyer and its Affiliates and Representatives by the Seller Parties or any of their respective Affiliates or Representatives in connection with the negotiation of this Agreement.

“Disclosure Schedules” means the disclosure schedules delivered by the Seller Parties to Buyer concurrently with the execution and delivery of this Agreement.

“Employee Benefit Plan” means (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA), and (ii) each other employment, consulting, individual contractor, severance, termination pay, separation pay, salary continuation, bonus, incentive, retirement, supplemental retirement, excess benefit, pension, profit sharing, deferred compensation, tax gross-up, employee loan, retention, transaction bonus, sale bonus, change in control bonus, profits interest, stock option, stock appreciation right, restricted stock, performance stock, deferred stock, phantom equity or other equity or equity-based incentive, savings, life insurance, health, welfare, disability, accident, medical, dental, vision, cafeteria, flex spending, adoption assistance, dependent assistance, employee assistance, tuition, vacation, hospitalization, sickness, death, paid-time-off, fringe benefit or other employee compensation or employee benefit plan, contract, program, agreement or arrangement of any kind, in each case whether written or unwritten and whether or not subject to ERISA, (a) that is maintained, sponsored, contributed to or required to be contributed to by any Seller Entity or any ERISA Affiliate for any current or former employee, officer, director or other individual service provider of any Seller Entity (or any dependent thereof) or (b) with respect to which any Seller Entity has or could reasonably be expected to have any current or potential Liability (including any indirect or successor Liability on account of any ERISA Affiliate).

“Environmental Laws” means all Laws relating to or imposing Liability or standards of conduct concerning matters arising out of or relating to health and safety, or pollution or protection of the environment, natural resources, or workplace, including any of the foregoing relating to the use, presence, generation, transport, treatment, control, cleanup, storage, release, threatened release, or disposal of any harmful or deleterious substance or Hazardous Materials.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person, trade or business that is or at any relevant time was considered a “single employer” with any Seller Entity under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Account” means a bank account designated in writing by the Escrow Agent, into which the Escrow Amount will be deposited at the Closing.

“Escrow Agent” means Acquiom Clearinghouse LLC.

“Escrow Agreement” means the Escrow Agreement, to be dated as of the Closing Date, by and among Buyer, Seller, and the Escrow Agent.

“Escrow Amount” means the sum of the Retention Escrow Amount, the Tax Escrow Amount, and the Adjustment Escrow Amount.

“Estimated Closing Consideration” means an amount equal to (a) the Base Consideration, minus (b) the Rollover Amount, minus (c) the excess, if any, of the Base Working Capital over the Closing Working Capital shown on the Closing Certificate, plus (d) the excess, if any, of the Closing Working Capital shown on the Closing Certificate over the Base Working Capital, minus (e) the Escrow Amount, minus (f) the Closing Indebtedness Amount shown on the Closing Certificate, minus (g) the Closing Transaction Cost Amount shown on the Closing Certificate, plus (h) the Closing Cash shown on the Closing Certificate.

“Fair Market Value” means the market price per share at which the applicable company’s common stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, as may be evidenced by the market price of such common stock on the principal securities exchange on which it is traded, determined by reference to the volume-weighted average trading price (“VWAP”) (or, if specified, the closing price) for the applicable period; provided however, that with respect to Buyer, Fair Market Value means VWAP per share of Buyer’s publicly traded common stock, calculated over a period of 20 consecutive trading days prior to the Effective Date or prior to the date of cancellation of Buyer Shares pursuant to Article VIII, as applicable (the “VWAP Period”); provided, further that with respect to Buyer, VWAP shall be determined as the sum of the daily dollar trading volume divided by the total number of shares traded over the VWAP Period, as reported by Bloomberg L.P. (or, if unavailable, another mutually agreed, reputable financial data service), and the VWAP calculation shall be adjusted to exclude the impact of stock splits, stock dividends, recapitalizations, or similar events occurring during the VWAP Period. If trading in Buyer’s common stock is materially disrupted, suspended, or subject to unusual volatility or limited liquidity during any portion of the VWAP Period, the Parties shall mutually agree in good faith on an alternative measurement period or methodology intended to preserve the economic intent of this provision.

“Fraud” means, with respect to any Party, actual or intentional fraud that involves a knowing and intentional misrepresentation of a material fact with the intent to deceive and upon which the other Party relied. “Fraud” shall not include any claim for constructive fraud, equitable fraud, promissory fraud, unfair dealings fraud or any fraud claim based on recklessness or negligence, and shall not include any claim based on tortious fraud.

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“Fundamental Representations” means the Healthcare Representations, the Tax Representations, and the representations and warranties set forth in Section 4.01 (Organization and Qualification), Section 4.02 (Authority; Enforceability), Section 4.03(a) and (b) (Noncontravention), Section 4.05 (Brokers’ Fees), Section 4.11(a) (Title to Transferred Assets), Section 4.19 (Related Party Transactions), and Section 4.27 (Capitalization), Section 5.01 (Authority; Enforceability), Section 5.02(a) and (b) (Noncontravention), Section 5.04 (Brokers’ Fees), Section 6.01 (Organization), Section 6.02 (Authority; Enforceability), Section 6.03 (Noncontravention) and Section 6.05 (Brokers’ Fees).

“GAAP” means United States generally accepted accounting principles in effect from time to time, as historically applied by Old VFD.

“Governmental Authority” means any (a) government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature, in the case of any of clause (a) through (c) of this definition, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means any (a) material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, a pollutant or contaminant, or words of similar import or regulatory effect under Environmental Laws or any of the foregoing to which Liability or standards of conduct may be imposed, or which requires or may require investigation, under any Environmental Laws, and (b) petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, medical waste, biohazardous waste, microbial matter, biological toxins, toxic mold, per- and polyfluoroalkyl substances, and polychlorinated biphenyls.

“Healthcare Information Laws” shall mean the (a) Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including the HIPAA Omnibus Final Rule; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local Laws regulating the privacy or security of protected health information, including state Laws providing for notification of breach of privacy or security of protected health information, in each case with respect to the Laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor Laws thereto, and all rules or regulations promulgated from time to time thereunder.

“Healthcare Laws” shall mean all Laws and Governmental Orders (including the rules and regulations promulgated under any such Laws or Governmental Orders) relating to health care providers and facilities, participation in Third Party Payor Programs, the practice of dentistry, institutional and professional licensure, facility licensure, certificates of need, pharmacology and the securing, administering and dispensing of drugs, devices, medicines and controlled substances, medical documentation and clinical orders, medical record retention, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Third Party Payor Programs, medical waste, accreditation standards, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, advertising or marketing of health care services, out of network claims, and the enforceability of restrictive covenants on health care providers, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b); the civil False Claims Act (31 U.S.C. §3729 et seq.); the Federal Criminal False Claims Act (18 U.S.C. § 287); the False Statements Relating to Health Care Matters law (18 U.S.C. § 1035); Health Care Fraud (18 U.S.C. § 1347); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act) as well as comparable state Medicaid Laws; TRICARE (10 U.S.C. § 1071 et seq.); the Emergency Medical Treatment and Labor Act (42 U.S.C. § 1395dd); the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.); the Confidentiality of Alcohol and Drug Abuse Patient Records Act (42 U.S.C. § 290ee-3, et seq.); the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066); the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.); the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95); the Deficit Reduction Act of 2005 (P.L. 109-171, 120 Stat. 4); the Controlled Substances Act (21 U.S.C. § 801, et seq.); and the Travel Act (18 U.S.C. § 1952), in the case of each of the foregoing, as amended from time to time.

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“Healthcare Provider” means any dentist, dental hygienist, or any other Person who is required by Law to be licensed, registered or certified, and who is engaged by a Seller Entity to provide services as an independent contractor or employee of any Seller Entity.

“Healthcare Representation Cap” means $5,865,000.

“Healthcare Representations” means the representations and warranties set forth in Section 4.20 (Regulatory Compliance) and Section 4.21 (Reimbursement Programs).

“Indebtedness” means, subject to Section 2.03(c), at a particular time, with respect to the Seller Entities or the Business, without duplication, (a) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money, whether current, secured or unsecured, (b) any indebtedness evidenced by any note, bond, debenture or other debt security (including letters of credit, performance, payment, bid or surety bonds, or substantially similar obligations, in each case, to the extent drawn), (c) any commitment by which any Seller Entity or the Business assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (d) any indebtedness guaranteed in any manner (including guaranties in the form of an agreement to repurchase or reimburse) by any Seller Entity or the Business, (e) all amounts owing or due under, including any premiums, penalties, termination fees, expenses or breakage costs due upon prepayment of, any interest rate and foreign exchange hedging arrangements upon termination, novation or any assignment and assumption of such arrangements at Closing, (f) any obligations under finance (capital) leases (excluding real property and operating leases), contingent or otherwise, whether as obligor, guarantor or otherwise, or with respect to which obligations a Seller Entity or the Business assures a creditor against loss, (g) the aggregate amount of (i) any deferred compensation or defined contribution plan Liabilities and any Liabilities (including withdrawal Liabilities) in connection with defined benefit pension, multiemployer pension, post-retirement health, welfare benefit and annual or other deferred or long-term compensation obligations, whether or not accrued, (ii) any severance obligations or post-employment benefit obligations owed or payable to any employee, officer, director, independent contractor or other service provider whose employment or service with a Seller Entity or the Business has been terminated on or prior to the Closing, (iii) any salary, commission, bonus or similar payments unpaid or payable as of the Closing, whether or not accrued (but excluding the portion of such amounts that are attributable to any period following the Closing, such as salary or wages with respect to the period after closing until the next pay date), (iv) any accrued and unpaid vacation, floating holiday, sick pay or other paid time off obligations and (v) the employer portion of any employment, payroll, and similar Taxes or other statutorily required payments or any gross-up of any Taxes payable with respect to any of the foregoing, (h) any indebtedness secured by a Lien on any assets of the Business or a Seller Entity, (i) any gift certificates, unpaid patient credits or refunds or any deferred revenue or patient deposits or prepaid services, (j) any indebtedness for the deferred purchase price of property or services with respect to which any Seller Entity or the Business is liable, contingently or otherwise, as obligor or otherwise (other than trade accounts payable and other current liabilities incurred in the Ordinary Course of Business and included in the calculation of Closing Working Capital, that are not past due), including any equipment loans, contingent payments, earn-outs, indemnities and notes payable with respect to the acquisition of any business, assets or securities, (k) any Pre-Closing Income Taxes that are unpaid as of immediately prior to the Closing (excluding any amounts funded into the Tax Escrow Amount), (l) any dividends or distributions payable or declared but not yet paid, (m) cash overdrafts or past-due payables, (n) the value of all pre-paid patient services not fulfilled as of the Closing Date; (o) all Accounts Receivable credit balances; and (p) any interest accrued prior to or on the Closing Date in respect of any of the obligations described in the foregoing clauses (a) through (o) of this definition and all premiums, penalties, charges, fees, expenses and other amounts that are or would be due (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations and the termination of all related Liens; provided, however, that Indebtedness excludes CARES Act employee retention tax credit (ERC) contingent liabilities in the amount of $2,126,513.00 (the “ERC Liabilities”).

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“Indemnified Party” means either a Buyer Indemnified Party or a Seller Indemnified Party, as applicable.

“Indemnified Taxes” means, without duplication, (a) all Taxes of any Seller Entity for any Pre-Closing Tax Period (with any Straddle Period determined in accordance with Section 7.14(b)), including, for the avoidance of doubt, (i) any Taxes imposed pursuant to Section 1374 of the Code and any similar provision of state, local, or non-U.S. law relating to Old VFD’s classification as a C corporation prior to the Closing Date and (ii) any Taxes of any Seller Entity required to be taken into account after the Closing Date pursuant to Section 481 of the Code (or any similar provision of applicable Law) or otherwise as a result of a change in, or the use of an improper, method of accounting, in each case to the extent such change or method relates to any Pre-Closing Tax Period, (b) all Taxes of Seller or any Beneficial Owner for any taxable period, (c) the employer’s share of all employment, payroll and similar Taxes of the Seller Entities incurred in connection with the Transactions and economically borne by Seller, (d) all Taxes of any other Person imposed on any Seller Entity pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or non-U.S. Law or regulation, by reason of such Person having been a member of any Affiliated Group on or prior to the Closing Date, (e) any Taxes arising from or attributable to the disallowance, reduction or recapture of any Tax credits (including employee retention Tax credits) claimed by any Seller Entity for any Pre-Closing Tax Period, and (f) any Taxes of any other Person imposed on any Seller Entity pursuant to any contractual agreement entered into on or before the Closing Date or as a transferee or successor, pursuant to any withholding obligation incurred prior to Closing or otherwise as a result of any transaction occurring on or before the Closing Date, together with any reasonable costs and expenses (including professional fees) incurred in connection with the determination, assessment, collection or contest of any of the foregoing, and in each case excluding any amounts already included in Indebtedness or Transaction Costs or otherwise taken into account in determining the Purchase Price hereunder.

“Indemnifying Party” means any Person providing indemnification pursuant to the provisions of Article VIII.

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“Intellectual Property” means, in any and all jurisdictions throughout the world, all intellectual property, industrial and proprietary rights of any kind, including those arising from or in respect of the following, whether protected, created or arising under any Law, and all worldwide common law or statutory rights therein, arising therefrom, or associated therewith: (a) issued patents, patent applications (including originals, provisionals, nonprovisionals, divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), patent disclosures, inventions and invention disclosures (whether or not patentable or reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, transliterations, adaptations, derivations and combinations of the foregoing) and other identifiers of source of a like nature, whether registered or owned under common law, including all social media accounts, usernames and other digital identifiers, together with all goodwill associated with each of the foregoing (collectively, “Trademarks”); (c) domain name registrations, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (d) copyrights and copyrightable works, including all original works of authorship; (e) rights in data (including customer data, product data, financial data and Personal Information), databases and other business information in any format or medium; (f) trade secrets and other rights in confidential information, including rights in specifications, formulas, prototypes, pricing models, bid costing protocols, customer lists, databases, data and customer records, reports, software development or product development methodologies, technical information, proprietary business information, process technology, plans (including marketing and business plans), drawings, blue prints, sketches, models, inventions and know-how (whether patentable or unpatentable and whether or not reduced to practice) (collectively, “Trade Secrets”); (g) rights in software (including source and object code; (h) all registrations and applications for any of the foregoing and any renewals or extensions thereof; and (i) the right to bring any cause of action related to past, present, or future infringement, misappropriation, or violation of the foregoing.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, (a) relating to any Seller Intellectual Property, or (b) otherwise affecting the ability of the Business to use or disclose any Seller Intellectual Property, in each case, to which a Seller Entity is a party or beneficiary or by which any Seller Entity or the Business is otherwise bound.

“Intellectual Property Assets” means all Intellectual Property that is owned by any Seller Entity (including, for the avoidance of doubt, all Intellectual Property Registrations, Seller Data and Seller Names). Notwithstanding anything to the contrary, each Beneficial Owner retains all rights to his name, including to use and/or license his name as he sees fit, other than in competition with the Business.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including any renewals or extensions thereof, registered Trademarks and copyrights, issued and reissued patents and pending applications for any of the foregoing, any Domain Names, and any social media accounts, usernames and other digital identifiers.

“Inventory” means all goods, merchandise, raw materials, parts, components, supplies, packing and shipping materials, work-in-process and finished products, including without limitation such inventory as is temporarily out of the Seller Parties’ custody or possession or in transit and including any returned goods.

“IRS” means the U.S. Internal Revenue Service.

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“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge of the Beneficial Owners and Virginia Jones, and the knowledge that would have been obtained by such Persons from reasonable inquiry of Old VFD’s books, records and applicable personnel.

“Law” means all laws (including common law), statutes, rules, regulations, codes, injunctions, decrees, binding judgments, arbitration awards, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or of any other Governmental Authority, including, for the avoidance of doubt, the Healthcare Laws.

“Liabilities” means all liabilities, obligations or commitments of any nature whatsoever, whether under Law, Contract or otherwise, asserted or unasserted, direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, license, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, option, warrant, purchase right, commitment, right of first refusal, grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, third-party claim, demand, equity, security title, lien, encumbrance, restriction or other similar arrangement or interest in real or personal property.

“Losses” means (i) all losses, claims, Liabilities, damages, Taxes, deficiencies, costs and expenses, including reasonable attorneys’ and consultants’ fees and expenses (including with respect to a Third-Party Claim or a claim solely between or among the Parties) and all amounts incurred and paid in investigation, defense or settlement of, and of pursuing any insurance providers with respect to, any of the foregoing (including with respect to any Action alleging facts that, if true, would be a breach under this Agreement), less (ii) all amounts recovered under any insurance policies; provided, that Losses shall not include special damages, punitive damages, or exemplary damages except to the extent such damages are actually awarded to a third party with respect to a Third-Party Claim.

“Management Services Agreement” has the meaning set forth in Section 7.18.

“Material Adverse Effect” means, with respect to the Seller Parties or the Business, any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations which, as a result of the occurrence or existence thereof, individually or in the aggregate with others, has had, or would reasonably be expected to have, without regard to duration or persistence, a material adverse effect on (a) the business, operations, customer, vendor or employee relationships, results of operations, Liabilities, properties, assets or condition (financial or otherwise) of the Seller Entities or the Business, or (b) the ability of any Seller Party to perform its obligations under any Transaction Documents in a timely manner; provided, however, that Material Adverse Effect shall not include any change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations as and to the extent such change, occurrence, event, development, circumstance, condition, violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligations result from: (a) general deterioration in economic conditions or in financial markets; (b) general deterioration in or other conditions generally affecting one or more of the industries engaged in by the Seller Parties or the Business (except to the extent such deterioration is disproportionately adverse to the Seller Parties or the Business relative to other Persons in the industry, in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred); (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (d) any natural or man-made disasters or acts of God; (e) the existence, continuation or worsening of any epidemic, pandemic, disease outbreak, or other force majeure; (f) any changes in GAAP or applicable Laws; (g) the announcement or pendency of any of the transactions contemplated by this Agreement or the other Transaction Documents; or (h) compliance by the Seller Parties with any obligation under the terms of this Agreement, other than as a result of a breach by Seller Parties.

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“Non-Economic Interests” means equity interests that confer no rights to distributions, profits, losses, or liquidation proceeds.

“Off-the-Shelf Software” means software that is generally commercially available and is mass-marketed pursuant to a standard and unmodified form click-wrap or shrink-wrap agreement.

“Ordinary Course of Business” means the ordinary course of business of the Business consistent with past custom and practice (including with respect to quantity and frequency).

“Paycheck Protection Program” means the Paycheck Protection Program established by the CARES Act.

“Payor” means any insurer, health maintenance organization, third party administrator, employer, union, trust, governmental program (including any Third Party Payor Program), or other consumer or customer of health care services that has authorized any of the Seller Entities or any of their Subsidiaries as a provider of health care items, services and goods to the members, beneficiaries, participants or the like, thereof or to whom any Seller Entity or any of its Subsidiaries has submitted a claim for items, services or goods.

“Payor Agreements” means any Contract with a Payor, including a health care service plan, for the rendering of professional dental services or other health care services.

“Permits” means all licenses, permits, franchises, approvals, decisions, authorizations, qualifications, clearances, registrations, notifications, waivers, exemptions, certificates of need, accreditations, certifications, declarations, participation agreements, consents or orders of, bonds required by, or filings with, any Governmental Authority necessary to carry on or conduct the Business or for reimbursement of services.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.

“Personal Information” means information in any medium that alone or in combination with other information allows the identification of an individual person, device, or household, including web tracking data, device identifiers, and similar data associated with any of the foregoing, in each case solely to the extent that such data is regulated as “personal data,” “personal information,” “protected health information,” or any similar term under applicable Data Laws. This does not include de-identified, aggregated, anonymized, or publicly available information, to the extent such information is not regulated as “personal data,” “personal information,” “protected health information,” or any similar term under applicable Data Laws. This also does not include the name, title or business address or telephone number of an employee.

“PLR” means a private letter ruling request from the IRS that is currently in process, which request relates to Old VFD’s qualification as an S corporation for federal income tax purposes.

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“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“PPP Loans” means any loan or loans obtained by Old VFD under the Paycheck Protection Program established by the CARES Act and administered by the U.S. Small Business Administration.

“Pre-Closing Income Taxes” means accrued but unpaid income Taxes of Seller Entities.

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Pro Rata Percentage” means, with respect to each Beneficial Owner, the percentage set forth opposite such Beneficial Owner’s name under the heading “Pro Rata Percentage” on the Closing Certificate.

“Processing” means any operation or set of operations that is performed upon Personal Information or other Seller Data, whether or not by automatic means, such as receipt, collection, recording, organization, storage, handling, adaptation or alteration, retrieval, consultation, use, transfer, sharing, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Provider Agreements” means any Contract between a Seller Entity and a Healthcare Provider.

“Provider Relief Fund” means the Public Health and Social Services Emergency Fund, as appropriated in Public Law 116-136 or Public Law 116-139.

“Qualified Benefit Plan” means each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

“R&W Cap” means an amount equal to 50% of the retention under the R&W Policy, as adjusted pursuant to Section 8.05(a)(iii).

“R&W Insurer” means an insurer reasonably acceptable to Buyer and Seller.

“R&W Policy” has the meaning set forth in Section 7.17.

“Related Party” means (a) each Seller Party, (b) any current officer, director, manager, member, equityholder or Affiliate of any Seller Party, and (c) any Associate of any such Person in the foregoing clause (a) or clause (b).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of, any Hazardous Material into the environment.

“Representative” means, with respect to any Person, such Person’s officers and directors (or persons holding comparable positions), employees, consultants, independent contractors, subcontractors, leased employees, volunteers, temporary workers, equityholders, accountants, advisors, legal and other representatives, agents, executors, heirs, successors and permitted assigns.

“Restricted Cash” means any (a) cash that is subject to restrictions, limitations or Taxes on use or repatriation to the United States or distribution by Law, Contract or otherwise, including restrictions on dividends and repatriations or any other form of restriction, (b) customer, client or patient deposits or other cash a Seller Entity has received from a customer, client or patient with respect to which there remains a performance obligation or (c) security or other deposits with third parties.

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“Restricted Event” means any (a) declaration or payment of any dividends or distributions on or in respect of a Seller Entity’s equity or redemption, purchase or acquisition of a Seller Entity’s equity, other than distributions to the Beneficial Owners in amounts reasonably necessary to enable such Beneficial Owners to satisfy their income Tax obligations arising from the ownership of equity interests in any Seller Entity (“Tax Distributions”); (b) change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements; (c) change in cash management practices and policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, accrual of Accounts Receivable, Inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (d) termination or receipt of notice of termination of any Permit; (e) entry into any Contract by a Seller Entity or acceleration, termination, modification to or cancellation of any Contract of a Seller Entity, in each case, that would constitute a Material Contract; (f) incurrence, assumption or guarantee of any Indebtedness by a Seller Entity other than unsecured obligations incurred in the Ordinary Course of Business and not otherwise material; (g) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Latest Balance Sheet, except for the sale of Inventory in the Ordinary Course of Business; (h) cancellation of any debts or claims or amendment, termination or waiver of any rights constituting the Transferred Assets, other than routine write-offs of uncollectible accounts in the Ordinary Course of Business; (i) transfer, assignment, lapse, abandonment or grant of any license or sublicense of any rights under or with respect to any of the Seller Intellectual Property or Intellectual Property Agreements; (j) material damage, destruction or loss, or any material interruption in use, of any of the Transferred Assets, whether or not covered by insurance; (k) making or committing to make any capital expenditures in excess of $75,000 in the aggregate, other than capital expenditures set forth on Schedule 1.1(k); (l) incurring or suffering any Lien other than a Permitted Lien on any Transferred Asset; (m) adopting, amending, or terminating any Employee Benefit Plan (or any arrangement that would be an Employee Benefit Plan if in effect on the date hereof) other than (i) as required by applicable Law or (ii) the entry into offer letters or employment agreements on the applicable Seller Entity’s standard form of offer letter or employment agreement made available to Buyer, (n) except as required by applicable Law or the terms of the applicable Employee Benefit Plan, (i) taking any action to accelerate the vesting of, or payment of, any payment or benefit under any Employee Benefit Plan or (ii) causing the funding or in any other way securing the payment or benefits under any Employee Benefit Plan; (o) entering into any severance, termination pay, retention or change in control Contract, written or oral, or modifying the terms of or terminating any such existing Contract, or entering into any collective bargaining agreement or relationship (in each case of this clause (o), other than as required by applicable Law), (p) granting any increase in the compensation or benefits of any current or former employee, officer, director, retiree, individual contractor or consultant of a Seller Entity (other than (i) as required by applicable Law or the terms of the applicable Employee Benefit Plan or (ii) increases in the ordinary course of business in base salary or hourly wages, as applicable, and cash bonus opportunities, in each case of this clause (ii), for individual service providers whose annual compensation does not exceed $70,000, provided that no employee or other individual service provider receives an increase in excess of 3.00% and such increases are not material in the aggregate), (q) except as required by the terms of any Employee Benefit Plan or applicable Law, making any payment of or agreeing to become obligated to pay any bonus, commission, severance or change of control payments to any current or former employee, officer, director, retiree, individual contractor or consultant of a Seller Entity; (r) hiring or firing any current or former employees, officers, directors, individual contractors or consultants of any Seller Entity, other than (i) a termination due to “cause,” (ii) terminations at the expiration of their employment or engagement period and (iii) hiring employees in the ordinary course of business to fill a vacancy, provided that such employee’s annual base salary does not exceed $70,000; (s) authorizing, issuing, selling or otherwise disposing of any equity or equity-based interests of any Seller Entity or the Business, or granting any options, warrants, phantom interest, profits interests or other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity interests, or modifying or amending any right of any holder of any such interests; (t) incurring or suffering any material labor dispute or disturbance; (u) loaning any amount to (or forgiving of any loan to) any current or former directors, officers, employees or service providers of any Seller Entity; (v) failing to timely pay any supplier or other creditor any material undisputed amount, delaying payment of accounts payable outside the Ordinary Course of Business or otherwise deferring expenses; (w) adoption by any Seller Entity of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing by any Seller Entity of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent by a Seller Entity to the filing of any bankruptcy petition against it under any similar Law; (x) purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $75,000, in the aggregate (or, in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the Ordinary Course of Business; or (y) entering into a Contract or making a binding commitment to do any of the foregoing. Notwithstanding the foregoing, “Restricted Event” shall not include any action taken by a Seller Entity that is (I) expressly required or contemplated by this Agreement or the other Transaction Documents, (II) taken with the prior written consent of Buyer, or (III) reasonably necessary to respond to an emergency or other exigent circumstance to protect the health, safety or welfare of any Person or to prevent material damage to any Transferred Asset, provided that Seller shall notify Buyer of any such action as promptly as practicable.

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“Retention Escrow Amount” means an amount equal to 50% of the retention under the R&W Policy.

“Retention Escrow Release Date” means the date that is twelve (12) months after the Closing Date.

“Rollover Amount” means $9,200,000.

“S corporation” means an “S corporation” as defined in Section 1361(a) of the Code and any corresponding or similar provision of applicable state, local and foreign income Tax Law.

“Security Incident” means (a) any unauthorized access to, or acquisition of, Personal Information that compromises the security, confidentiality, or integrity of such Personal Information and that triggers notification obligations to affected individuals or any Governmental Authority under applicable Data Laws, or (b) any material breach of the security of the Systems caused by a malicious act or security vulnerability that results in the unauthorized access to or exfiltration of Personal Information or that causes a material disruption to the operation of the Business; provided that “Security Incident” shall not include (i) unsuccessful attempts to penetrate computer networks or Systems, (ii) immaterial incidents that do not result in unauthorized access to or acquisition of Personal Information, (iii) pings, port scans, unsuccessful log-in attempts, denial of service attacks that do not result in a material interruption to the Business, interception of encrypted data where the decryption key is not compromised, phishing emails that are not acted upon, or similar events that are contained, remediated or otherwise do not result in any unauthorized access to, or acquisition of, Personal Information, or (iv) the good faith, unintentional access to or acquisition of Personal Information by an employee or agent of a Seller Entity for a legitimate business purpose, so long as such Personal Information is not used improperly or further disclosed.

“Seller Data” means all data, information or database of data or information, in any format or medium, including confidential information, Personal Information, customer and product data and financial data, in the possession, custody or control of a Seller Entity, or otherwise held or subject to Processing on a Seller Entity’s behalf or in the conduct of the Business, or otherwise necessary for the conduct of the Business.

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“Seller Entity” means each of Seller, Old VFD, Clinical Sub, and Dental Services Organization (collectively, the “Seller Entities”). Notwithstanding the foregoing or anything else in this Agreement to the contrary, (a) Old VFD and Clinical Sub are independent professional entities that are not controlled by, and do not constitute Subsidiaries or divisions of, Dental Services Organization or Buyer, (b) neither Dental Services Organization nor Buyer shall have any right to direct, control or supervise the clinical, professional or patient care decisions, activities or judgment of Old VFD, Clinical Sub or any Healthcare Provider, and (c) all clinical, professional and patient care decisions shall be made solely by licensed dentists in their professional discretion in accordance with applicable Laws and professional standards.

“Seller Intellectual Property” means all (a) Intellectual Property Assets, and (b) any other Intellectual Property used in or held for use in the conduct of the Business as currently conducted.

“Seller Names” means all (a) corporate or other entity names, assumed names, fictitious names, trade names or other similar names used by the Seller Entities or used in the Business up to the Closing or otherwise contained in any of the Transferred Assets, (b) Trademarks contained in any Intellectual Property Assets, and (c) any and any other word, expression or identifier of source confusingly similar thereto or constituting a derivative, abbreviation, or extension thereof, provided that such thing(s) are used in an externally facing way in the Business, including without limitation, use in connection with patient communications, provider directories, marketing, signage, digital media and regulatory filings.

“Seller Parties” means (i) prior to and as of the Closing, Seller, Old VFD, Clinical Sub, Dental Services Organization and the Beneficial Owners, collectively, and (ii) after the Closing, Seller, Old VFD, Clinical Sub and the Beneficial Owners, collectively (the Persons listed in this clause (ii) are sometimes referred to herein as the “Post-Closing Seller Parties”).

“Seller Securities” means all of the outstanding equity securities of the Seller Entities.

“Senior Creditors” has the meaning set forth in Section2.05(i).

“Senior Debt” means all indebtedness of or guaranteed by Buyer or its affiliates for money borrowed or other obligations which are now, or may hereafter be, owed to any bank, commercial finance company, factoring company, insurance company, or other institution whose lending activities are regulated by law.

“Straddle Period” means a taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which, if a (a) corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing director, board of managers, managing member or general partner of such partnership, limited liability company or other business entity.

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“Subsidiary Entity” means each of Old VFD, Clinical Sub, and Dental Services Organization (collectively, the “Subsidiary Entities”).

“Systems” means the information technology assets, computer systems, devices, mobile devices, equipment, software, hardware (whether general or special purpose), servers, networks, telecommunications capabilities (including all voice, data and video networks), peripheral IT equipment (including printers, scanners, routers, switches and removable media), platforms and other similar or related systems or services (including any related documentation, manuals, and training materials) that are owned, purportedly owned, used by or held for use by the Seller Entities or the Healthcare Providers or relied on in the conduct of the Business.

“Tax” means (a) any federal, state, local or foreign taxes, charges, fees, fines, customs, duties, imposts, levies or other similar assessments or Liabilities in the nature of a tax and imposed by a Governmental Authority (including income, receipts, ad valorem, value added, excise, real or personal property, sales, occupation, service, stamp, transfer, registration, natural resources, severance, premium, windfall or excess profits, environmental, customs duties, use, licensing, healthcare, escheat or unclaimed property (in each case whether treated as a tax under local Law), withholding, employment, social security, unemployment, disability, payroll, goods and services, share, capital, surplus, alternative, minimum, add-on minimum, estimated, and franchise taxes), whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies or additions thereto, in each case whether contested or not, (b) any and all Liabilities for amounts described in the foregoing clause (a) imposed as a result of being a member of an affiliated, consolidated, combined or unitary group as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), and (c) any and all Liability for amounts described in the foregoing clauses (a) or (b) of any Person payable as a transferee or successor, by Contract, or pursuant to any other applicable Law, rule or regulation.

“Tax Escrow Amount” means an amount equal to [***].

“Tax Escrow Losses” means Old VFD’s (and Seller’s) exposure with respect to corporate income tax associated with the Transactions, in the event Old VFD is not granted relief by the IRS pursuant to the PLR.

“Tax Escrow Release Date” means the date five (5) Business Days following the earliest of (i) Old VFD receives notice that the IRS grants the PLR; (ii) the date Old VFD receives notice that the IRS denies the PLR; and (iii) the date Old VFD withdraws the PLR.

“Tax Representations” means (a) the representations and warranties set forth in Section 4.18 (Taxes) and (b) the representations and warranties set forth in Section 4.16 (Employee Benefit Matters), in the case of clause (b) solely to the extent they relate to (i) the withholding and remittance of employment, payroll and similar Taxes, (ii) compliance with Section 409A of the Code and any similar provision of state, local or non-U.S. Law, and (iii) any Taxes, including any excise Taxes, arising under applicable employee benefit or employment Laws.

“Tax Purchase Price” means, for U.S. federal and applicable state and local income Tax purposes, the portion of the consideration treated as purchase price for the assets of Dental Services Organization, consisting of the cash consideration (other than any amounts treated for such purposes as debt), the Closing Buyer Shares, liability relief and any other amounts required to be treated as taxable sale consideration for federal income tax purposes.

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“Tax Return” means any federal, state, local, foreign or other applicable return, declaration, estimated return, report, claim for refund, information return or statement or other document (including any amendment thereto and any related or supporting schedules, statements or information) with respect to any Tax required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Tax Sharing Agreement” means a Contract, entered into outside the ordinary course of business and a principal purpose of which is the sharing or allocation of, or indemnification for, Taxes.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“Third Party Payor Programs” means all third party Payor programs, including Medicare, Medicaid, TRICARE, workers compensation, or any other federal or state health care programs, as well as Blue Cross Blue Shield, managed care plans, accountable care organizations and similar arrangements, or any other private insurance program or administered self-funded employer or union plans.

“Transaction Costs” means, subject to Section 2.03(c), any and all (a) fees, costs and expenses (including Representatives’, consulting, legal, accounting, broker’s, investment bankers’ and finder’s fees and expenses) accrued or incurred by or on behalf of any Seller Party in connection with the Transactions or the planning, structuring, negotiating or consummation of the Transactions or any related or alternative transactions, (b) severance (including “double trigger” severance), termination or similar payments or benefits, change of control payments, bonuses or benefits and any transaction, retention, deferred compensation, termination, phantom interest, loan forgiveness, or similar payments or benefits, in each case, in whole or in part, payable, triggered by, accelerating, accruing or arising as a result of the Transactions (whether alone or in connection with any other event, including the passage of time), and the employer portion of any employment, payroll, and similar Taxes or other statutorily required payments or any gross-up of any Taxes payable in connection with any of the foregoing or in connection with the payment and vesting of any equity and equity-based incentives or any other compensatory amounts, (c) amounts paid in connection with obtaining any consents of Governmental Authorities or third parties in connection with the Transactions, (d) all of the fees, expenses and costs associated with the Runoff Policies, (e) one-half of all of the fees, premiums, expenses and costs associated with the R&W Policy and R&W Insurer, and (f) any Transfer Taxes that are the responsibility of any Seller Party pursuant to Section 7.09.

“Transaction Documents” means (a) this Agreement, (b) the Release Agreement, (c) the Escrow Agreement, and (d) the certificates delivered at Closing pursuant to Section 3.02(a)(vi) and Section 3.02(b)(vi).

“Transferred Assets” has the meaning set forth in the Asset Transfer Agreement.

“Transactions” means the transactions contemplated hereby and by the other Transaction Documents.

“Treasury Regulations” means the U.S. Department of the Treasury regulations promulgated under the Code, as amended.

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“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.

“Working Capital” means (a) the current assets of Old VFD, Clinical Sub, and Dental Services Organization, determined in accordance with the Accounting Principles (including, for the avoidance of doubt, all Accounts Receivable (other than Related Party receivables), prepaid expenses, and inventory, and excluding, for the avoidance of doubt, all Closing Cash, Restricted Cash and other cash and cash equivalents, all Tax assets and all Related Party receivables), minus (b) the current liabilities of Old VFD, Clinical Sub, and Dental Services Organization, determined in accordance with the Accounting Principles (excluding all income Taxes, Indebtedness, Transaction Costs, operating lease liabilities, and Related Party obligations) as applied using the same accounting methods, practices, principles, policies, and procedures, with consistent classifications, accruals, judgments, and valuation and estimation methodologies that were used in the preparation of the sample calculation of Working Capital attached hereto as the Sample Working Capital Schedule.

Article II
The Transactions

Section 2.01     Equity Purchase; Rollover Contribution. Pursuant to the terms and subject to the conditions set forth herein, at the Closing, (a) Seller and Mit B. Patel shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller and Mit B. Patel, all right, title and interest in and to all of the Purchased DSO Equity, constituting one hundred percent (100%) of the economic, voting and governance interests in Dental Services Organization, free and clear of all Liens, in exchange for the Seller Closing Payment, and (b) Seller and Buyer shall consummate the Rollover Contribution and the other contributions contemplated thereby in accordance with Section 2.06. Immediately following the Closing, Buyer shall own, directly or indirectly, one hundred percent (100%) of the economic, voting and governance interests in Dental Services Organization, and no other Person shall have any right to vote, consent, participate in management, or otherwise exercise control over Dental Services Organization, except for any Non-Economic Interests. At the Closing:

(i)            Buyer shall pay to the Seller an amount equal to the Estimated Closing Consideration (the “Seller Closing Payment”) by wire transfer of immediately available funds to the account designated in the Closing Certificate;

(ii)           Buyer shall deliver to the Escrow Agent, the Escrow Amount to be deposited in the Escrow Account and held by the Escrow Agent pursuant to, and in accordance with, the terms of this Agreement and the Escrow Agreement;

(iii)          Buyer shall, on behalf of Seller Entities and at their direction, deliver to those Persons and in those amounts set forth in the Payoff Letters and the Closing Certificate, the Closing Repaid Indebtedness Amount; and

(iv)          Buyer shall, on behalf of Seller Entities and at their direction, deliver to those Persons and in those amounts set forth in the Closing Certificate, the Closing Transaction Cost Amount, by wire transfer of immediately available funds to the applicable accounts set forth on in the Closing Certificate.

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Section 2.02     Immediate Post-Closing Actions.

(a)           On the Closing Date and immediately following the consummation of the Equity Purchase and the Rollover Contribution, Seller shall distribute the Seller Closing Payment and the Closing Buyer Shares to the Beneficial Owners in accordance with their respective Pro Rata Percentages.

Section 2.03     Closing Certificate; Estimated Closing Consideration; No Double Counting.

(a)           No later than three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer (i) a certificate, duly certified by Seller, in form and substance acceptable to Buyer (the “Closing Certificate”), setting forth (A) a good faith estimate of Closing Working Capital prepared in accordance with the Accounting Principles, (B) a good faith estimate of Closing Cash, the Closing Indebtedness Amount (including a separate estimate of the Closing Repaid Indebtedness Amount) and the Closing Transaction Cost Amount, (C) its calculation of the Estimated Closing Consideration based on the items set forth in clauses (A) and (B) foregoing, and (D) the account or accounts designated by Seller for the payment of the Estimated Closing Consideration, and the account or accounts to which the Closing Repaid Indebtedness Amount and the Closing Transaction Cost Amount are to be paid at the Closing, and all applicable information related to such account or accounts, and (E) the Pro Rata Percentage of each Beneficial Owner, and (ii) (A) payoff letters (the “Payoff Letters”) with respect to the Closing Repaid Indebtedness, duly executed by the applicable holders thereof, (B) releases of all Liens granted in connection with or otherwise securing any Closing Repaid Indebtedness (other than Permitted Liens), including any UCC termination statements, or commitments of the creditors to release such Liens upon receipt of payoff, and (C) any other documentation reasonably requested by Buyer to evidence the satisfaction in full of such Closing Repaid Indebtedness, in each case, in form and substance satisfactory to Buyer. Concurrently with delivery of the Closing Certificate, the Seller also shall have delivered to Buyer, in detail reasonably acceptable to Buyer, all information on which the calculations reflected in the Closing Certificate are based.

(b)           Seller hereby authorizes and instructs Buyer to deduct from the consideration otherwise payable to Seller at the Closing an amount equal to the Escrow Amount, which shall be deposited in the Escrow Account and held by the Escrow Agent pursuant to, and in accordance with, the terms of this Agreement and the Escrow Agreement.

(c)           An item will not be taken into account more than once in the calculation of Working Capital, Closing Indebtedness Amount, and Transaction Costs, and any item that should be taken into account in determining Working Capital under the Accounting Principles will be taken into account there and not as Transactions Costs or Closing Indebtedness Amount.

Section 2.04     Purchase Price Adjustment.

(a)           Within three hundred sixty-five (365) days after the Closing Date, Buyer shall prepare and deliver to the Seller a statement (the “Post-Closing Statement”), which will reflect Buyer’s determination of (i) Closing Working Capital, (ii) the Closing Indebtedness Amount, (iii) the Closing Transaction Cost Amount, and (iv) Closing Cash. Buyer’s determination of Closing Working Capital shall be in accordance with the Accounting Principles and the Sample Working Capital Schedule. Concurrently with delivery of the Post-Closing Statement, Buyer also shall have delivered to Seller all information on which the calculations reflected in the Post-Closing Statement are based. Prior to the determination of the Actual Closing Consideration, Seller and its accountants and attorneys shall have reasonable access to: (i) the books and records of Buyer and Dental Services Organization to the extent that such books and records relate to the Actual Closing Consideration; (ii) the personnel of, and work papers prepared by, Buyer or Buyer’s accountants to the extent that they relate to the Actual Closing Consideration; and (iii) such historical financial information (to the extent in Buyer’s possession) relating to the Actual Closing Consideration, in each case as Seller may reasonably request for the purposes of reviewing the Post-Closing Statement; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Buyer or Dental Services Organization.

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(b)           If Seller in good faith disagrees with Buyer’s determination of Closing Working Capital, the Closing Indebtedness Amount, the Closing Transaction Cost Amount or Closing Cash, Seller shall, within thirty (30) days after delivery by Buyer of the Post-Closing Statement, deliver a written notice (a “Notice of Disagreement”) to Buyer setting forth (i) each item of dispute (each, an “Item of Dispute”), (ii) in reasonable detail, the dollar amount and the basis for such dispute and (iii) Seller’s calculation of such Item of Dispute. If Buyer does not receive a Notice of Disagreement within thirty (30) days after delivery by Buyer of the Post-Closing Statement, the Post-Closing Statement shall be conclusive and binding upon each of the Parties. If Buyer receives a Notice of Disagreement within thirty (30) days after delivery by Buyer of the Post-Closing Statement, Buyer and Seller shall attempt in good faith to resolve each Item of Dispute, and, if any Item of Dispute is so resolved, the Post-Closing Statement and Notice of Disagreement shall be modified to the extent necessary to reflect such resolution. If any Item of Dispute remains unresolved as of the thirtieth (30th) day after timely delivery of a Notice of Disagreement, Buyer and Seller shall jointly retain an independent national accounting firm that has no historical business relationship with either Buyer or Seller, or any Affiliate of Buyer or Seller (the “Accountants”) to resolve such remaining disagreement, it being understood that any item not included as an Item of Dispute in a Notice of Disagreement in the form delivered to the Accountants shall be conclusive and binding upon each of the Parties as set forth on the Post-Closing Statement. Buyer and Seller shall request that the Accountants render a determination (acting as an expert and not as an arbitrator) as to each unresolved Item of Dispute as soon as practicable after their retention, and, in any event, within forty-five (45) days after execution of the Accountants’ engagement letter, and Buyer, each of the Seller Parties, and each of their respective Representatives, shall cooperate with the Accountants and each other, and shall provide the Accountants with reasonable access to their respective books, records, personnel and Representatives and such other information as the Accountants may reasonably request, so as to enable them to make such determination as quickly and accurately as practicable. The Accountants shall consider only the Items of Dispute and amounts that were set forth in the Post-Closing Statement and Notice of Disagreement and that remain unresolved by Buyer and Seller, and in resolving any Item of Dispute, the Accountants may not assign a value to any item greater than the greatest value for such item claimed by Buyer or Seller nor less than the smallest value for such item claimed by Buyer or Seller, in each case, as set forth in the Post-Closing Statement or Notice of Disagreement. The Accountants shall resolve only accounting calculations and applications of the Accounting Principles and shall not resolve questions of contract interpretation or alleged breach. The Accountants’ determination shall be based upon the definitions of Closing Working Capital, Indebtedness, Transaction Costs and Closing Cash (and the respective constituent definitions thereof) included herein, and the presentations by Buyer and Seller made to the Accountants in accordance herewith, and the Accountants determination of Closing Working Capital, Indebtedness, Transaction Costs and Closing Cash (and the respective constituent definitions thereof) shall be in accordance with the Accounting Principles. The Accountants’ determination of each Item of Dispute submitted to them shall be in writing, shall conform with this Section 2.04 and, absent manifest error, shall be conclusive and binding upon each of the Parties, and the Post-Closing Statement shall be modified to the extent necessary to reflect such determination(s). The Accountants shall allocate their fees, costs and expenses between Buyer on the one hand, and Seller (on behalf of the Post-Closing Seller Parties), on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Person bears to the amount actually contested by such Person. The Base Consideration, as (i) decreased by (A) the Rollover Amount, (B) the excess, if any, of the Base Working Capital over the Closing Working Capital, (C) the Escrow Amount, (D) the Closing Indebtedness Amount, (E) the Closing Transaction Cost Amount and (E) the absolute value of the Closing Cash, if such amount is a negative number, and (ii) increased by (A) the excess of the Closing Working Capital over the Base Working Capital and (B) the Closing Cash, if such amount is a positive number, in each case, as such amounts are finally determined pursuant to this Section 2.04, is referred to as the “Actual Closing Consideration”.

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(c)           Payments to Buyer. If the Actual Closing Consideration as finally determined is less than the Estimated Closing Consideration, Buyer shall retain from the Accounts Receivable Holdback an amount equal to the excess of the Estimated Closing Consideration over the Actual Closing Consideration. To the extent that the excess of the Estimated Closing Consideration over the Actual Closing Consideration is greater than the Accounts Receivable Holdback, Buyer and Seller shall jointly instruct the Escrow Agent to pay, and the Escrow Agent shall pay, to Buyer (or its designee) from the Adjustment Escrow Amount, an amount equal to the remaining excess of the Estimated Closing Consideration over the Actual Closing Consideration after Buyer’s retention of the Accounts Receivable Holdback. To the extent the remaining balance of the Adjustment Escrow Amount at the time such joint written instructions are submitted is not sufficient to satisfy such payment obligation, the Post-Closing Seller Parties, on a joint and several basis, shall be responsible for paying the remainder of such payment obligation in cash to Buyer (or its designee). To the extent any portion of the Adjustment Escrow Amount remains in the Escrow Account after any required payment to Buyer is made pursuant to this Section 2.04(c), Buyer and Seller shall jointly instruct the Escrow Agent to pay to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages) any such remaining portion of the Adjustment Escrow Amount.

(d)           Payments to the Beneficial Owners. If the Actual Closing Consideration as finally determined is greater than the Estimated Closing Consideration, then (i) Buyer shall pay to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages) an aggregate amount equal to the excess of the Actual Closing Consideration over the Estimated Closing Consideration, and (ii) Buyer and Seller shall jointly instruct the Escrow Agent to pay to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages) the remaining balance of the Adjustment Escrow Amount from the Escrow Account.

(e)           Manner of Payments. All instructions to the Escrow Agent required by this Section 2.04 shall be given within two (2) Business Days after determination of the Actual Closing Consideration. Subject to any offset pursuant to Section 11.12 (which offset shall be accounted for in any joint written instructions provided to the Escrow Agent), all payments required by this Section 2.04 to be made from the Escrow Account shall be made by the Escrow Agent within five (5) Business Days of receipt of joint written instructions with respect thereto, and all other payments otherwise required to be made by this Section 2.04 shall be made within ten (10) Business Days after determination of the Actual Closing Consideration, in each case, by wire transfer of immediately available funds to a bank account or accounts designated in writing by Buyer or Seller, as applicable.

(f)           Accounts Receivable Holdback. Buyer shall withhold from Estimated Closing Consideration an amount equal to [***] (the “Accounts Receivable Holdback”). Subject to Buyer’s retention rights with respect to the Accounts Receivable Holdback described in in Section 2.04(c), within three (3) Business Days following the date that the Post-Closing Statement is conclusive and binding upon each of the Parties, Buyer shall release to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages), by wire transfer of immediately available funds all amounts in the Accounts Receivable Holdback.

(g)           Purchase Price Adjustment. Except as otherwise required by applicable Law, for Tax purposes, any payment made pursuant to this Section 2.04 or Section 2.05 shall be treated as an adjustment to the purchase price for the Equity Purchase, the Rollover Amount and the Earnout (the “Purchase Price”).

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Section 2.05     Earnout.

(a)           General. As additional consideration for the Purchased DSO Equity, and subject to the terms and conditions set forth in this Section 2.05, Seller may be entitled to payment of the EBITDA Contingent Amount and the Employment Contingent Amount (collectively, the “Earnout”). The payment of any EBITDA Contingent Amount and any Employment Contingent Amount is conditioned upon the terms and conditions set forth in this Section 2.05.

(b)           Earnout Statement. Within sixty (60) days following completion of each Measurement Period, Buyer shall prepare in good faith and deliver to Seller the statement of income of Dental Services Organization as of the end of and for the twelve-month period ending on the last day of the applicable Measurement Period (each, an “Earnout Financial Statement”) for such Measurement Period, together with a statement setting forth Buyer’s good faith calculation of trailing twelve-month Consolidated EBITDA and the resulting EBITDA Contingent Amount (if any) for such Measurement Period (such statement and the Earnout Financial Statement, an “Earnout Statement”). Concurrently with delivery of the Earnout Statement, Buyer also shall have delivered to Seller all information on which the calculations reflected in the Earnout Statement are based.

(c)           Examinations; Objections; Disputes. As promptly as practicable, but in no event later than thirty (30) days after receipt by Seller of an Earnout Statement (each, an “Earnout Statement Review Period”), Seller shall notify Buyer in writing as to whether it accepts or disputes any items included in such Earnout Statement. During the Earnout Statement Review Period, Seller and its accountants and attorneys shall have reasonable access to: (i) the books and records of Dental Services Organization to the extent that such books and records relate to the Earnout Statement; (ii) the personnel of, and work papers prepared by, Buyer or Buyer’s accountants to the extent that they relate to the Earnout Statement; and (iii) such historical financial information (to the extent in Buyer’s possession) relating to the Earnout Statement, in each case as Seller may reasonably request for the purposes of reviewing the Earnout Statement; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Buyer or Dental Services Organization. If Seller accepts in writing the Earnout Statement, or Seller fails within such Earnout Statement Review Period to notify Buyer of any dispute with respect thereto, then such Earnout Statement and Buyer’s calculation of the Consolidated EBITDA and the resulting EBITDA Contingent Amount (if any) shall be final and binding. If Seller disputes the Earnout Statement, then Seller shall, during the applicable Earnout Statement Review Period, provide written notice to Buyer of any such disagreement, and the parties shall follow the dispute resolution procedures set forth in Section 2.04(b).

(d)           EBITDA Contingent Amount. The Measurement Period One Contingent Amount shall be measured over the period from the Closing Date through the one year anniversary of the Closing Date (“Measurement Period One”) and the Measurement Period Two Contingent Amount shall be measured from the date of the one year anniversary of the Closing Date through the second anniversary of the Closing Date (“Measurement Period Two”, and each of Measurement Period One and Measurement Period Two, a “Measurement Period”). To the extent that the Consolidated EBITDA is equal to or greater than the trailing twelve-month adjusted EBITDA of Old VFD for calendar year 2025 (the “Target EBITDA”), as set forth on the EBITDA Schedule, during Measurement Period One (as finally determined under Section 2.05(c)), Seller will be entitled to receive $2,300,000 (the “Measurement Period One Contingent Amount”). To the extent that the Consolidated EBITDA is equal to or greater than the Target EBITDA during Measurement Period Two (as finally determined under Section 2.05(c)), Seller will be entitled to receive $2,300,000 (the “Measurement Period Two Contingent Amount” and, together with the Measurement Period One Contingent Amount, the “EBITDA Contingent Amount”). Prior to the end of Measurement Period Two, the Dental Services Organization, Clinical Sub and Old VFD shall operate in good faith and not take any action that has the principal purpose of reducing the EBITDA Contingent Amount, without Seller’s prior written consent.

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(e)           EBITDA Contingent Amount Payment. Each of the Measurement Period One Contingent Amount (if any) and the Measurement Period Two Contingent Amount (if any) shall be paid by Buyer to Seller by wire of immediately available funds to an account designated by Seller within five (5) Business Days of the calculation of the Measurement Period One Contingent Amount or the Measurement Period Two Contingent Amount, as applicable, becoming final and binding, pursuant to Section 2.05(c).

(f)            Seller’s Acknowledgment. The Seller acknowledges that the payment of the EBITDA Contingent Amount, if any, is speculative, subject to and contingent on the future performance of Dental Services Organization and general economic conditions, which cannot be predicted with accuracy and will be subordinated to Buyer’s indebtedness to its senior lenders who are (i) a bank, insurance company, or other institution that is regularly engaged in the business of lending money, and (ii) not Affiliates of Buyer, with such subordination allowing payment of the EBITDA Contingent Amount (if any) so long as Buyer is not in then in default of such senior indebtedness. Accordingly, Buyer makes no representations, warranties, covenants or guaranties as to the future management or performance of Dental Services Organization.

(g)           Employment Contingent Amount. For each twelve-month period measured from (i) the Closing Date through the one year anniversary of the Closing, (ii) the date of the one year anniversary of the Closing Date through the second anniversary of the Closing Date, (iii) the date of the two year anniversary of the Closing Date through the third anniversary of the Closing Date, (iv) the date of the three year anniversary of the Closing Date through the fourth anniversary of the Closing Date, and (v) the date of the four year anniversary of the Closing Date through the fifth anniversary of the Closing Date (each of (i)-(v), an “Annual Period” and collectively, the “Employment Measurement Period”), to the extent that the Beneficial Owners remain employed on a full-time basis by Old VFD (as determined under the applicable Beneficial Owner’s employment agreement) through the last date of the Employment Measurement Period, Seller will be entitled to receive $460,000 per Annual Period (the “Employment Contingent Amount”); provided, that if any Beneficial Owner is not employed on a full-time basis on the final date of any Annual Period (other than as a result of such Beneficial Owner being terminated without “cause” or terminating for “good reason” or for a material breach by the employer, or as a result of the death or disability of such Beneficial Owner, each as specified in such Beneficial Owner’s employment agreement with Old VFD), the amount of any unpaid Employment Contingent Amount to be paid for such Annual Period shall be reduced proportionately based on the percentage of Beneficial Owners who remain employed full-time by Old VFD as of the date of the payment of such Employment Contingent Amount pursuant to Section 2.05(h); provided, further, that the amount of any such reduction shall be paid to Seller for the applicable Annual Period if, notwithstanding that one or more Beneficial Owners has not remained employed full-time by Old VFD, Consolidated EBITDA for the applicable Annual Period is greater than the Target EBITDA for such Annual Period as set forth on the EBITDA Schedule. For purposes of all of the foregoing, Anuj James, DDS, shall be treated as employed on a full-time basis if he works the amount required by his Employment Agreement.

(h)           Employment Contingent Amount Payment. The Employment Contingent Amount (if any), set forth in to Section 2.05(g) for each Annual Period shall be paid by Buyer to Seller by wire of immediately available funds to an account designated by Seller on the first Business Day following the final date of each Annual Period.

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(i)            Subordination. Notwithstanding anything to the contrary contained in this Agreement, (i) payment of the Earnout is expressly subordinated to the Senior Debt to the extent and in the manner set forth herein, (ii) payment of the Earnout by Buyer shall be subject to the restrictions set forth in this Section2.05(i) and made in compliance with the applicable terms and conditions hereof and (iii) Buyer shall not be permitted to pay, and Seller shall not be entitled to receive, any of the Earnout if and to the extent a default or event of default under the Senior Debt has occurred and is continuing, or a default or event of default would be caused by such payment after giving pro forma effect thereto (including, without limitation, any financial covenant incurrence tests under the Senior Debt required to be satisfied for any payment of the Earnout). The parties hereto covenant and agree that (A) any obligations with respect to the Earnout is and will remain unsecured, (B) any lenders and any administrative agent (collectively the “Senior Creditors”) under the Senior Debt are express third-party beneficiaries of the provisions of this Section2.05(i) and may enforce them against the parties hereto directly, (C) any amendments to this Section2.05(i)  will not be effective without the prior written consent of the Senior Creditors, and (D) any documentation evidencing the Senior Debt may be amended, restated, supplemented or otherwise modified at any time without the consent of or notice to Seller Parties, without incurring responsibility to the Seller Parties, and without impairing or releasing the rights of the Senior Creditors hereunder or any obligation of Buyer or Seller Parties hereunder. If this Section2.05(i) or any other provision of the Senior Debt prohibit the payment of the Earnout (such unpaid portion of the Earnout Amount, the “Deferred Earnout Payment”), then (x) Buyer shall pay to Seller in cash the maximum amount of the Earnout that it is permitted to pay under this Section2.05(i) and thereafter Buyer shall pay to the Seller the Deferred Earnout Payment (or any portion thereof) as soon as reasonably practicable after it is permitted to make such payment under this Section2.05(i), and (y) any Deferred Earnout Payment, or portion thereof, that remains unpaid for more than 180 days shall bear annually compounding interest at the then U.S. Dollar prime rate plus 3% per annum. Any payment received by the Seller in violation of this Section2.05(i) will be held in trust by the Seller for the benefit of the Senior Creditors and will be promptly turned over to the Senior Creditors (or their designated representative). In the event of the failure of Seller to endorse or assign any such payment, Senior Creditors (or their designated representative) hereby irrevocably authorized to endorse or assign the same. The Seller Parties agree that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the subordination of payment of the Earnout provided for in this Section2.05(i) or the priority, validity or effectiveness of the liens and security interests granted to the Secured Parties, under and in connection with the Senior Debt, or any amendment, extension, modification, supplement, or replacement thereof or any related agreement, instrument or document by or among Senior Creditors and Buyer. In the event of any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency proceeding of Buyer, the Seller will file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of Buyer in respect of the Earnout and will hold in trust for Senior Creditors and pay over to Senior Creditors (or their designated representative) in the same form received, any and all money, dividends, payments or other assets received in any such proceedings on account of the Earnout, unless and until the obligations under the Senior Debt are paid in full in cash. Upon the failure of the Seller to take any such action as of the 10th day preceding the bar date therefore, the Senior Creditors (or their designated representative) may, as attorney-in-fact for Seller, take such action on behalf of Seller, and Seller hereby appoints the Senior Creditors (or their designated representative) as attorney-in-fact for Seller to demand, sue for, collect, and receive any and all such money, dividends or other assets and give acquittance therefore and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Senior Creditors’ name or in the name of Seller, as Senior Creditors (or their designated representative) may deem necessary or advisable for the enforcement of this Section 2.05(i).

Section 2.06     Rollover.

(a)           Deliveries.

(i)            Subject to and effective upon the Closing and subject to the terms and conditions set forth in this Section 2.06, (A) Seller hereby contributes, transfers and assigns to Buyer, and Buyer accepts from Seller, the Rollover DSO Equity, and in exchange therefor, Buyer hereby issues to Seller the Closing Buyer Shares, and (B) Buyer hereby consents to the transfer by Seller of the Closing Buyer Shares to the Beneficial Owners in accordance with their respective Pro Rata Percentages.

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(ii)           At the Closing and as a condition to the issuance of the Closing Buyer Shares, Seller and Beneficial Owners shall deliver to Buyer properly completed and duly executed Internal Revenue Service Form W-9s.

(iii)          Buyer shall use commercially reasonable efforts to promptly remove, or cause its transfer agent to remove, any restrictive legend applicable to the Closing Buyer Shares: (i) following expiration of the applicable six-month holding period under Rule 144, solely in connection with a requested sale of such Closing Buyer Shares pursuant to Rule 144 and subject to satisfaction of the applicable requirements thereof, and (ii) following expiration of the applicable one-year holding period under Rule 144, if such Closing Buyer Shares are then eligible for resale without restriction under Rule 144. Buyer’s obligations under this Section 2.06(a)(iii) are conditioned upon Seller or the applicable Beneficial Owner timely providing all information, certifications, documentation and cooperation reasonably requested by Buyer, its counsel, or its transfer agent in connection with the applicable legend removal.

(b)           Rollover Representations and Warranties of Seller and the Beneficial Owners. Seller and each Beneficial Owner hereby jointly and severally represents and warrants to Buyer that:

(i)            Seller and each Beneficial Owner are each an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)           Seller and the Beneficial Owners have such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that such Person is capable of evaluating the merits and risks of an investment in the Closing Buyer Shares and has such knowledge, experience and skill in financial and business matters that such Person is capable of evaluating the merits and risks of the investment in Buyer and the suitability of the Closing Buyer Shares as an investment and can bear the economic risk of an investment in the Closing Buyer Shares indefinitely. No guarantees have been made or can be made with respect to the future value, if any, of the Closing Buyer Shares or the profitability or success of Buyer’s or any of its subsidiaries’ respective businesses.

(iii)          Seller and the Beneficial Owners have had an opportunity to discuss Buyer’s business, management and financial affairs with managers, officers and management of Buyer and ask questions and receive answers concerning the terms and conditions of the offering of the Closing Buyer Shares and have had full access to such other information concerning Buyer as Seller and the Beneficial Owners have requested.

(iv)          Seller and the Beneficial Owners acknowledge and agree that, except for the representations and warranties contained in Section 2.06(c), none of Buyer, any of its Affiliates, nor any other Person, has made, and Seller and the Beneficial Owners have not relied on, any other express or implied representation or warranty by or on behalf of Buyer, any of its Affiliates or any other Person, and that none of Buyer, any of its Affiliates or any other Person, directly or indirectly, has made, and Seller and the Beneficial Owners have not relied on, any representation or warranty regarding any pro forma financial information, financial projections or other forward-looking statements of Buyer, and Seller and the Beneficial Owners will not make any claim with respect thereto.

(v)           Seller and Beneficial Owners are acquiring the Closing Buyer Shares for their own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof, and Seller and Beneficial Owners have no intention of selling, granting any participation in, or otherwise distributing such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws; provided that Buyer acknowledges that Seller will distribute the Closing Buyer Shares to the Beneficial Owners in accordance with their respective Pro Rata Percentages.

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(vi)          Seller and Beneficial Owners understand and acknowledge that the offering of the Closing Buyer Shares pursuant to this Agreement will not be registered under the Securities Act or the rules and regulations promulgated thereunder on the grounds that the offering and sale of the Closing Buyer Shares contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, Regulation D, and that Buyer’s reliance upon such exemption is predicated upon Seller’s and Beneficial Owners’ representations set forth in this Agreement. Seller and Beneficial Owners acknowledge that the Closing Buyer Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act. Seller and Beneficial Owners acknowledge the Closing Buyer Shares are not registered under the Securities Act or any other applicable securities or “blue-sky” Laws, and that no such securities may be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to any other applicable securities or “blue-sky” Laws.

(vii)         Seller and Beneficial Owners understand that the Closing Buyer Shares must be held indefinitely by Beneficial Owners unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller and Beneficial Owners have been advised or are aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Buyer, the resale occurring following the required holding period under Rule 144, and the number of securities being sold during any three (3) month period not exceeding specified limitations.

(viii)        Seller and the Beneficial Owners understand that the Closing Buyer Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code. Provided however, Buyer may choose to issue certificates, and Seller and Beneficial Owners agree that Buyer has the right to place a customary restrictive legend, and advise any transfer agent of the restrictions and compliance obligations contained in this Agreement concerning the Closing Buyer Shares.

(ix)          Seller and Beneficial Owners are not acquiring any Closing Buyer Shares as a result of or subsequent to any general solicitation or advertisement, including, without limitation, any (i) article, notice or other communication published in any newspaper, magazine, internet publication or other media (including any publications via the Internet and any social media platforms) or broadcast over television, radio or the internet or (ii) any seminar or meeting, or any solicitation of a subscription by a Person not previously known to Seller in connection with investments in securities generally.

(x)           The issuance and transfer of the Closing Buyer Shares shall be subject to compliance by Seller and Beneficial Owners with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which Buyer’s shares of common stock may be listed. No Closing Buyer Shares may be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been complied with to the satisfaction of Buyer and its counsel. Seller and Beneficial Owners understand that Buyer is under no obligation to register the Closing Buyer Shares with the Securities Exchange Commission, any state securities authority or with any stock exchange.

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(xi)          Seller and the Beneficial Owners will promptly notify Buyer if any of the representations made in this Section 2.06(b) cease to be true and accurate.

(xii)         Seller and the Beneficial Owners will furnish to Buyer, as applicable, any information, and forms upon reasonable request from time to time to assist them in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding obligations. Seller and the Beneficial Owners agree to furnish to Buyer, as applicable, any information and forms upon reasonable request to assist them in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon Buyer, as applicable, or amounts paid to them. Seller and the Beneficial Owners acknowledge and agree that they are responsible for compliance with all tax, exchange control, reporting and other laws and regulations applicable to Seller’s investment in Buyer.

(xiii)        Seller and the Beneficial Owners have had the opportunity to consult their own tax advisors as to the U.S., federal, state, local and foreign Tax consequences of the Transactions (including the transactions contemplated by the Rollover Documents) and acknowledge and agree that neither Buyer nor any of its Affiliates has made any representations or covenants regarding such Tax consequences or benefits upon which Seller and the Beneficial Owners have relied.

(xiv)        Seller and the Beneficial Owners acknowledge, understand and agree that (i) Buyer and its Subsidiaries have incurred, will incur at the Closing, and may incur in the future, a substantial amount of senior or other indebtedness and (ii) there may be additional issuances of equity securities of Buyer after the date hereof, and the Closing Buyer Shares may be directly or indirectly diluted in connection with any such issuance.

(c)           Rollover Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and the Beneficial Owners that as of the Closing, the Closing Buyer Shares will have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be (i) validly issued to Seller, free of any Liens, except for applicable federal or state securities laws, or such Liens arising as a result of facts or circumstances relating to Seller or the Beneficial Owners, (ii) fully paid for, and (iii) non-assessable.

(d)          Survival. Each of the representations and warranties of the Parties set forth in this Section 2.06 shall survive until the date that is three (3) years following the date of this Agreement.

(e)           Buyer shall use commercially reasonable efforts to promptly complete all Nasdaq and transfer-agent requirements applicable to the issuance of the Closing Buyer Shares to Seller and the transfer of such Shares from Seller to the Beneficial Owners; provided that Seller and the Beneficial Owners shall, separately or jointly, timely provide all information, documentation and cooperation reasonably requested by Buyer or its transfer agent in connection with such requirements.

Article III
Closing

Section 3.01     Closing. Subject to the terms and conditions of this Agreement, the consummation of the Equity Purchase and the Rollover Contribution (the “Closing”) shall take place remotely by electronic transfer (or at such other place as Seller and Buyer may mutually agree in writing) on the later of (i) the date hereof; and (ii) the calendar month-end date immediately following the date on which all conditions to the Closing set forth in Article IX are satisfied or validly waived (other than conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing), or such other date which Buyer and Seller may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date”. The Closing shall be deemed for all purposes under this Agreement to occur at 11:59 p.m., Central Time, on the Closing Date.

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Section 3.02     Closing Deliverables.

(a)           At or prior to the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(i)            the Escrow Agreement, duly executed by Seller;

(ii)           employment agreements, by and between Old VFD and each Beneficial Owner, in substantially in the form of Exhibit A (the “Employment Agreements”), duly executed by each respective Beneficial Owner;

(iii)          evidence of the release of any and all Liens (other than Permitted Liens) on the Transferred Assets or on any assets or equity interests of Old VFD or commitments of the creditors to release such Liens upon receipt of payoffs relating thereto, in form and substance satisfactory to Buyer;

(iv)          a duly completed and executed certificate from each Seller Party, in form and substance satisfactory to Buyer, meeting the requirements of Section 1445 of the Code and the Treasury Regulations thereunder certifying such Seller Party is not a foreign person within the meaning of Section 1445 of the Code;

(v)          evidence reasonably satisfactory to Buyer that the Seller Entities have obtained and bound a prepaid professional and general liability insurance runoff policy for the benefit of Seller, Old VFD, Dental Services Organization and Clinical Sub for a period of not less than three (3) years from the Closing Date with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing (the “Runoff Policy”);

(vi)          a certificate of an officer, manager or partner of each Seller Entity, solely as to such Seller Entity, and each Beneficial Owner, solely as to such Beneficial Owner, in form and substance reasonably acceptable to Buyer, certifying that each of the conditions in Section 9.01(a) and Section 9.01(b) has been satisfied, except as otherwise noted on such certificate;

(vii)         a release agreement, effective as of the Closing, by and between the Seller Entities and the Beneficial Owners, on the one hand, and Buyer, on the other hand, in substantially the form attached hereto as Exhibit B (the “Release”);

(viii)        copies of resolutions, amendments and other evidence reasonably satisfactory to Buyer that each Seller Party is authorized to enter into and perform its obligations under the Transaction Documents to which it is a party;

(ix)          written confirmatory assignments of all Intellectual Property Assets from each Beneficial Owner, in form and substance reasonably satisfactory to Buyer;

(x)           adoption by the partners of Old VFD of an Amended and Restated Partnership Agreement (the “Amended and Restated Partnership Agreement of Old VFD”);

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(xi)          adoption by the partners of Clinical Sub of an Amended and Restated Partnership Agreement (the “Amended and Restated Partnership Agreement of Clinical Sub”); and

(xii)         such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement, the other Transaction Documents and the Transactions.

(b)           At or prior to the Closing, Buyer shall deliver to Seller and Beneficial Owners the following:

(i)            the Closing Buyer Shares to Seller;

(ii)           the Escrow Agreement, duly executed by Buyer;

(iii)          the Employment Agreements, duly executed by Old VFD;

(iv)          copies of resolutions, amendments and other evidence reasonably satisfactory to Seller that Buyer has authorized entering into and performing its obligations under the Transaction Documents to which it is a party;

(v)           a certificate of an officer of Buyer, in form and substance reasonably acceptable to Seller, certifying that each of the conditions in Section 9.02(a) and Section 9.02(b) have been satisfied, except as otherwise noted on such certificate;

(vi)          the R&W Policy; and

(vii)         such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement, the other Transaction Documents and the Transactions.

(c)           At the Closing, Buyer shall make or cause to be made the payments described in Section 2.01.

Article IV
Representations and Warranties Regarding the Seller Entities and the Business

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules (or in any other Section of the Disclosure Schedules to the extent it is reasonably apparent on a reading of the disclosure in such other Section(s) that such disclosure is or should be applicable to such correspondingly numbered Section), Seller and the Beneficial Owners, on a joint and several basis, represent and warrant to Buyer that the statements contained in this Article IV (other than Section 4.30) are true and correct as of the date hereof (or as of the date specified in such representation if different).

Section 4.01     Organization and Qualification.

(a)           Each Seller Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Section 4.01 of the Disclosure Schedules sets forth, with respect to each Seller Entity, its form of entity, its jurisdiction of organization and each jurisdiction in which such Seller Entity is licensed or qualified to do business, and each Seller Entity is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets (including the Transferred Assets) or the operation of the Business as currently conducted require it to be qualified, licensed, admitted or in good standing as a foreign entity.

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(b)           Each Seller Entity has made available to Buyer a true, correct and complete copy of its Charter Documents, which Charter Documents, as made available to Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement. No Seller Entity is in default under, or in violation of, any of the provisions of its Charter Documents. The minute books (containing the records of meetings of the equityholders, the board of directors (or equivalent) and any committees of any board of managers (or equivalent)), and the record books of each Seller Entity that have been made available to Buyer are correct and complete in all material respects.

Section 4.02     Authority; Enforceability. Each Seller Entity has full organizational power and authority, and all Permits necessary, to own, lease and operate its properties, to carry on the Business, to execute and deliver the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by such Seller Entity of the Transaction Document to which such Seller Entity is a party, the performance by such Seller Entity of its obligations thereunder and the consummation by such Seller Entity of the Transactions have been duly authorized by all requisite organizational action on the part of such Seller Entity and its equityholders, and no other organizational act or proceeding on the part of such Seller Entity or its equityholders is necessary to authorize this Agreement, the other Transaction Documents or the Transactions. This Agreement has been duly executed and delivered by each Seller Entity a party hereto, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of such Seller Entity enforceable against such Seller Entity in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). When each other Transaction Document to which such Seller Entity is, or will be, party has been duly executed and delivered by such Seller Entity (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of such Seller Entity enforceable against such Seller Entity in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

Section 4.03     Noncontravention. The execution and delivery by each Seller Entity of the Transaction Documents to which it is a party, the consummation of the Transactions and the performance of any obligations under any Transaction Document to which it is a party will not (a) violate or conflict with any provisions of any Seller Entity’s Charter Documents, (b) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Governmental Order to which any Seller Entity or the Business, or, as it may affect the Business or the Transferred Assets, any Affiliates of any Seller Entity or any Beneficial Owners, is subject, (c) violate, conflict with or result in a breach of any provision of, constitute a default (whether after the giving of notice, lapse of time or both) under, result in or create in any Person the right to accelerate, terminate, modify or cancel, or require any notice, authorization or consent under, any Material Contract or Permit to which any Seller Entity is a party or by which any Seller Entity or the Business is bound or to which any of the Transferred Assets are subject (including any assigned Contract), or (d) result in the imposition or creation of any Lien other than Permitted Liens upon any assets of the Seller Entities or the Seller Securities. No Permit, consent or approval is required to be obtained or made, from or to any Governmental Authority or any other Person, by or on behalf of any Seller Entity in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. No Seller Entity has received any written or oral notice from any Governmental Authority indicating that such Governmental Authority would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the Transactions.

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Section 4.04     Actions and Governmental Orders.

(a)           There are, and in the last six (6) years there have been, no Actions pending or, to Seller’s Knowledge, threatened against or by any Seller Entity (i) relating to or affecting (A) any Seller Entity or the Business, (B) any director, officer, employee or equityholder of any Seller Entity (in their respective capacities as such) or (C) any Healthcare Provider in connection with their activities on behalf of any Seller Entity, the Transferred Assets or the Assumed Liabilities or (ii) that challenge or seek to prevent, enjoin or otherwise delay any of the Transactions. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Section 4.04(a) of the Disclosure Schedules sets forth each settlement or similar Contract entered into by any Seller Entity in the last six (6) years.

(b)           There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting any Seller Entity or the Business. Each Seller Entity is in compliance with the terms of each Governmental Order set forth on Section 4.04(b) of the Disclosure Schedules, if any, and no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order by any Seller Entity.

Section 4.05     Brokers’ Fees. No Person, other than pH Partners, LLC and Logan Growth Advisors, is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Seller Entity or any of its Affiliates.

Section 4.06     Financial Statements.

(a)           As of the date hereof and as of the Closing Date, Section 4.06(a) of the Disclosure Schedules contains true and complete copies of (a) the unaudited balance sheet of the Business as of June 30, 2026 (the “Latest Balance Sheet”) and the related unaudited statements of income, owners’ equity and cash flows for the 6-month period then ended (the “Interim Financials”), and (b) the audited balance sheets of the Business as of December 31, 2025, December 31, 2024 and December 31, 2023, and the related audited statements of income, owners’ equity and cash flows for the fiscal years then ended (collectively, the “Financial Statements”). Each of the Financial Statements is correct and complete in all material respects, has been prepared from and is consistent with the books and records of the Business (which books and records were correct and complete in all material respects as of such times and for such periods and have been maintained in accordance with sound business practices) and fairly presents in all material respects the financial condition and results of operations of the Business, owners’ equity and cash flows as of the times and for the periods referred to therein. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as disclosed in the notes to such financial statements, and subject to the absence of footnote disclosures and to normal recurring year-end adjustments in the case of the Interim Financials. The Seller Entities maintain a system of internal controls sufficient to provide reasonable assurance that transactions involving the Business are properly authorized and accurately recorded to permit the preparation of the Financial Statements.

(b)           Except as set forth in Section 4.06(b) of the Disclosure Schedules, in the last three (3) years, there have been no formal internal investigations regarding material financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of any Seller Entity, the board of managers (or equivalent) of any Seller Entity or any committee thereof. Except as set forth in Section 4.06(b) of the Disclosure Schedules, in the last three (3) years, no Seller Entity has identified (i) “significant deficiency” in the internal controls over financial reporting of the Business, (ii) a “material weakness” in the internal controls over financial reporting of the Business or (iii) fraud, whether or not material, that involves management or other employees of the Business who have a significant role in the internal controls over financial reporting of the Business.

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Section 4.07     Undisclosed Liabilities. No Seller Entity has any Liabilities of the type that would be required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities (a) set forth on the Latest Balance Sheet or (b) which have arisen in the Ordinary Course of Business since the Balance Sheet Date (none of which is material and none of which relates to a breach of Contract, warranty, tort, infringement, violation of Law, environmental Liability, clean-up obligation or any Action). Except for Liabilities reflected in the Financial Statements, no Seller Entity has any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act.

Section 4.08     Absence of Certain Changes, Events and Conditions. Since January 1, 2026, (a) the Seller Entities have operated the Business in the Ordinary Course of Business; (b) no Restricted Event has occurred with respect to any Seller Entity or the Business; and (c) no event has occurred and no circumstance exists that has caused or would reasonably be expected to result in a Material Adverse Effect.

Section 4.09     Compliance with Laws; Permits.

(a)           Each Seller Entity is currently, and for the last six (6) years has been, in compliance in all material respects with all applicable Laws relating to (i) the operation of the Business and (ii) the maintenance and operation of its properties and assets. In the last six (6) years, no written or oral notices have been received by, and no claims have been filed against, any Seller Entity or Beneficial Owner alleging a violation of any such Laws in any material respect and no investigation or review by any Governmental Authority with respect to any Seller Entity or the Business is pending or, to the Knowledge of Seller, threatened.

(b)           In the last six (6) years, no Seller Entity or, to Seller’s Knowledge, its directors, officers, employees or agents, or other Persons acting on behalf of any of the foregoing, has at any time, directly or indirectly, made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value to an official of a Governmental Authority, employee of an entity owned or controlled by a Governmental Authority, or any Person in violation of any applicable anti-corruption Laws or any other Laws relating to bribery or corruption (the “Anti-Corruption Laws”). In the last six (6) years, there have been no Actions or convictions, pending or, to Seller’s Knowledge, threatened, involving any Seller Entity or the Business related to any actual or alleged violation of the Anti-Corruption Laws. The Seller Entities have implemented reasonable written internal controls to avoid, detect and deter any violation of Anti-Corruption Laws.

(c)           All Permits required for the Seller Entities to conduct and own the Business, as presently conducted and owned, or for the maintenance and operation of its properties and assets, have been obtained by the applicable Seller Entity and are valid and in full force and effect. All fees and charges due with respect to such Permits as of the date hereof have been paid in full. Section 4.09(c) of the Disclosure Schedules sets forth a complete and correct list and brief description of each current Permit owned, held or possessed by the Seller Entities which are related to the conduct or ownership of the Business or the maintenance and operation of its properties and assets, including the names of the Permits and their respective dates of issuance and expiration. Each Seller Entity has fulfilled and performed its obligations under each, and is not in breach or default under any, of the Permits which any Seller Entity owns, holds or possesses, and no written notice of cancellation, modification, default or dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by any Seller Entity in connection with the consummation of the Transactions or otherwise. All of the Permits set forth on Section 4.09(c) of the Disclosure Schedules will be available for use in the operation by Buyer and its Affiliates of the Business immediately after the Closing, other than any Permits that may not be assigned and any Permits the consent to the assignment of which is required and has not been obtained. No Seller Entity is, or has been in the last six (6) years, a party to or subject to any Action seeking to revoke, suspend or otherwise limit any Permit. In the last six (6) years, each Healthcare Provider required to be licensed, certified or registered has, at all times while providing services on behalf of a Seller Entity, had a Permit to perform services in the state in which he or she performed such services, and each such Permit has been (and, with respect to each Healthcare Provider currently performing services on behalf of a Seller Entity, is) in full force and effect and without any restrictions. No Healthcare Provider has been subject to any investigations or, to the Knowledge of Seller, complaints with respect to such Healthcare Provider’s Permit.

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Section 4.10     Material Contracts.

(a)           Section 4.10(a) of the Disclosure Schedules includes a true and complete list of all of the following Contracts (other than, except for Sections 4.10(a)(i) and 4.10(a)(xii) below, Employee Benefit Plans) in effect as of the date hereof or under which any Seller Entity has any remaining rights or obligations, to which any Seller Entity is a party or by which the Business, any Seller Entity or any of its assets or properties is bound (all Contracts listed or required to be listed on Section 4.10(a) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i)            Contracts (A) for the employment or engagement of any officer, employee, consultant or individual contractor on a full-time, part-time, consulting, independent contractor or other basis (other than employment agreements and offer letters on the applicable Seller Entity’s standard form made available to Buyer for any employee whose annual base salary does not exceed $75,000, provided that such employment agreement or offer letter does not provide severance and is terminable at will by the applicable Seller Entity on not more than 30 days notice), including all Provider Agreements, (B) providing severance payments or change of control payments, or (C) relating to loans (other than under a 401(k) plan) to officers, directors, managers, employees or Affiliates;

(ii)           Contracts for Indebtedness or any agreement or indenture relating to the borrowing of money or to the mortgaging, pledging, guaranteeing or otherwise placing a Lien on any asset or group of assets;

(iii)           partnership, joint venture, collaboration, joint marketing, equityholders’ or other similar Contracts;

(iv)          Contracts with respect to the lending or investing of funds;

(v)           lease, sublease, license or other similar Contracts under which any Seller Entity is lessee or lessor of, or holds or operates or permits any third party to hold or operate, any property, real or personal, including any Leases;

(vi)          Intellectual Property Agreements or Contracts with respect to Systems, in each case that are either material to the Business or involve annual aggregate consideration in excess of $25,000, including all modifications, amendments and supplements thereto and waivers thereunder (except for: (A) licenses to Off-the-Shelf Software, and (B) standard employment agreements entered into by any Seller Entity in the Ordinary Course of Business);

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(vii)         Contracts or groups of related Contracts for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $25,000, or any other Contracts involving the payment or potential payment by or to any Seller Entity of more than $25,000 during any twelve (12)-month period;

(viii)        Contracts containing any provision or covenant prohibiting or limiting the ability of any Seller Entity to (A) engage in any business activity or compete with any Person or (B) solicit or hire any customer, patient, employee or other service provider in any geographical area;

(ix)          Contracts containing any provision or covenant limiting disclosure of confidential or proprietary information by any Seller Entity, other than standard confidentiality provisions in Contracts entered into in the Ordinary Course of Business;

(x)           Contracts (A) containing a “most favored nation” or similar provision; (B) containing any provision or covenant concerning the exclusive provision of goods or services by or to any Seller Entity; or (C) under which any Seller Entity has agreed to purchase or provide a minimum quantity of goods or services or guarantee any minimum capacity in space or services;

(xi)           letters of intent, memorandums of understanding or definitive Contracts relating to the acquisition or disposition of any business or securities (whether by merger, sale of equity, sale of assets or otherwise);

(xii)          equity option, equity purchase, equity appreciation, non-qualifieddeferred compensation, severance or other similar plans or Contracts, in each case of this clause (xii), for the benefit of current or former directors, managers, shareholders, members, officers or employees of any Seller Entity;

(xiii)        any Payor Agreements;

(xiv)        Contracts with hospitals, ambulatory surgery centers and other healthcare facilities;

(xv)         collective bargaining agreements or other Contracts to or with any labor union or other employee representative;

(xvi)        settlement, conciliation or similar Contracts with any Governmental Authority or any other Person;

(xvii)       Contracts with any Governmental Authority;

(xviii)      warranty Contracts with respect to products sold or services rendered;

(xix)        agency, marketing, advertising, sales or promotion Contracts;

(xx)          Contracts requiring notice to, consent from, or any payments to be made to, any Person in connection with the change of control or sale of substantially all of the assets of the Seller Entities; and

(xxi)        other Contracts (or groups of related Contracts) not entered into in the Ordinary Course of Business or that are otherwise material to the Seller Entities, the Business or the Transferred Assets.

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(b)           Each Material Contract is in full force and effect and is a legal, valid and binding obligation of a Seller Entity or one of its Subsidiaries (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). Each Seller Entity has performed in all material respects all obligations required to be performed by it and is not, and to Seller’s Knowledge, no other party is, in material default, or in material breach of or in receipt of any written claim of material default or material breach, under any Material Contract, and to Seller’s Knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any Material Contract. Seller has made available to Buyer a correct and complete copy of, or, if oral, a reasonably complete and accurate written description of, each Material Contract, together with all amendments, waivers, modifications, or other changes thereto.

Section 4.11     Title to Transferred Assets; Sufficiency of Assets.

(a)           Old VFD (or, following the consummation of the transactions contemplated by the Asset Transfer Agreement, Old VFD, Dental Services Organization and/or Clinical Sub) are in possession of and own good and valid title to, or a valid leasehold interest in, all of the properties and assets (i) reflected on the face of the Latest Balance Sheet, (ii) located on any of the premises of any Seller Entity, or (iii) used in the conduct of the Business, in each case free and clear of Liens (other than (A) statutory Liens for current Taxes (1) not yet due and payable and (2) for which adequate reserves are reflected on the Latest Balance Sheet in accordance with GAAP, (B) (1) Liens (other than for Taxes) otherwise reflected on the face of the Latest Balance Sheet, (2) mechanics’, carriers’, workmen’s, repairmen’s and landlords’ liens and other similar encumbrances arising or incurred in the ordinary course of business that do not materially and adversely affect the occupancy, use, or value of any of the properties and assets of the Business, and (3) restrictions in any lease, license or other Contract pursuant to which title to or an interest in any property or asset is granted (collectively, “Permitted Liens”) and (C) those Liens set forth on Section 4.11(a) of the Disclosure Schedules, all of which will be released in connection with the Closing).

(b)           The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other tangible assets owned by the Seller Entities are structurally sound, have been maintained in all material respects in accordance with normal industry practice, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other tangible assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. To the Knowledge of Seller, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, located on, attached to or included in any real property operated by the Seller Entities are in all material respects in good condition and repair (normal wear and tear excepted) and sufficient for the operation of and occupancy relative to the Business in the Ordinary Course of Business. Old VFD and Seller (or, following the consummation of the Asset Transfer Agreement, Old VFD, Dental Services Organization and/or Clinical Sub) own or lease under valid Contracts all material assets or properties necessary for the continued conduct of the Business by Buyer and its Affiliates immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing and constitute all of the rights, property and assets necessary for the Business as currently conducted.

Section 4.12     Real Property.

(a)           Section 4.12(a) of the Disclosure Schedules sets forth a true, correct and complete list of all real property leased, subleased, licensed to, occupied, operated in connection with, or used in, the Business (the “Leased Real Property”) and sets forth and describes, including address, and the name of the landlord, sublandlord, licensor or grantor, a correct and complete list of all leases, subleases, licenses, and occupancy agreements, in each case, whether written or oral, and including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto (collectively, the “Leases”), to which a Seller Entity is a party or by which any Seller Entity is bound with respect to the Leased Real Property. The leasehold interests relating to the Leases are free and clear of all Liens, other than Permitted Liens and Liens set forth on Section 4.11(a) of the Disclosure Schedules, all of which Liens set forth on Section 4.11(a) of the Disclosure Schedules will be released in connection with the Closing. The Seller Parties have a valid leasehold interest in the Leased Real Property. Each Lease is in full force and effect, and is valid, binding and enforceable, subject to proper authorization and execution of each Lease by the other parties thereto. As of the date hereof, no Seller Entity has received any written notice from the other party to any Lease of the termination or proposed termination thereof. The Leased Real Property set forth on Section 4.12(a) of the Disclosure Schedules constitutes all real property used in the Business.

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(b)           With respect to each of the Leases: (i) the Seller Entities’ possession and quiet enjoyment of the Leased Real Property under each such Lease has not been disturbed, and to the Knowledge of Seller, there are no disputes with respect to such Lease; (ii) no Seller Entity has assigned any interest under any of the Leased Real Property, licensed or sublet or permitted any other Person to occupy or use any part of the Leased Real Property; (iii) no Seller Entity has collaterally assigned or granted any other security interest in such lease or any interest therein; (iv) there are no Liens on the estate or interest created by such Lease (other than Permitted Liens and Liens set forth on Section 4.11(a) of the Disclosure Schedules, all of which Liens set forth on Section 4.11(a) of the Disclosure Schedules will be released in connection with the Closing); (v) no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; and (vi) no Seller Entity owes, or will owe in the future with respect to the current term of the Lease, any brokerage commissions or finder’s fees with respect to such Lease. No Seller Entity has received any written claim of adverse possession by any Person with respect to the Leased Real Property. No Person other than the Seller Entity, and any sublessees, licensees or others claiming under the applicable Seller Entity, has any right to use, occupy or lease any of the Leased Real Property, except as set forth in the applicable Lease. The Seller Entity’s leasehold interest in the Leased Real Property is not subject to a right of relocation or early termination by the lessor during the term of the leases of the Leased Real Property, except as set forth in the applicable Lease. There are no associations or agreements contained in any easement, restrictive covenant, or any similar instrument or agreement affecting any of the Leased Real Property.

(c)           To the Knowledge of Seller, the Leased Real Property and all of the buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof conform in all material respects to all applicable building codes and zoning ordinances or other Laws. No Seller Entity or any of its Affiliates have received any written notice of any: (i) violations of building codes or zoning ordinances or other Laws affecting the Leased Real Property (which have not been cured as of the date hereof); (ii) existing, pending or, to the Knowledge of Seller, threatened condemnation Actions affecting the Leased Real Property; or (iii) existing, pending or, to the Knowledge of Seller, threatened zoning, building code or other moratorium Actions which could reasonably be expected to materially impair the use, occupancy or enjoyment of the Leased Real Property. The Leased Real Property abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such Leased Real Property and comprising a part of such Leased Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of Seller Entity’s business located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. No part of any building, structure, fixture or other improvement on the Leased Real Property encroaches on any other real property and there are no buildings, structures, fixtures or other improvements primarily situated on any adjoining property which encroach on any real property described or required to be described on Section 4.12(a) of the Disclosure Schedules. There is no claim or, to the Knowledge of Seller, claim threatened for actions from violations of laws or loss, injury, or damage which a Seller Entity may be required to indemnify another party under the terms and conditions of the leases of the Leased Real Property. There is no pending or, to the Knowledge of Seller, threatened proceeding affecting all or any part of the Leased Real Property or a Seller Entity’s use or occupancy thereof or the conduct of its operations thereon, and the Seller Entities have not received any written notice thereof.

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(d)           No Seller Entity owns or has ever owned, or, except as may be expressly set forth in the Leases, holds any option to acquire, any real property. No Seller Entity is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property, except as disclosed in Section 4.12(a) of the Disclosure Schedules.

(e)           The Seller Entities have delivered to Buyer correct and complete copies, or, if oral, a reasonably complete and accurate written description, of the Leases. All tenant allowances, rent abatements and other similar inducements and payments to be paid to the Seller Entities under the Leases have been paid in all material respects and all construction obligations to be performed by the landlords under the Leases have been performed in all material respects. Each applicable Lease is in full force and effect and grants to the Seller Entity as the tenant or subtenant under the Lease the exclusive right to use and occupy the demised premises thereunder. Each applicable Seller Entity and, to the Knowledge of Seller, each other Person that is a party to an applicable Lease has complied and is complying, in all material respects, with the terms of each such Lease, and no Seller Entity has received or delivered written notice of default under any Lease that remains uncured, and, to the Knowledge of Seller, no event has occurred or condition exists which, with notice or lapse of time, or both, would constitute a breach, default by a Seller Entity, landlord, or any other party under any such Lease. The Leased Real Property constitutes all real property necessary for the Business. The rental rate set forth in each of the Leases is the actual rental rate being paid, and there are no separate agreements or understandings with respect thereto.

(f)            To the Knowledge of Seller, all work previously performed by contractors engaged by any Seller Entity in connection with the demolition, expansion, construction or installation of improvements to the Leased Real Property has been performed in accordance with the plans and Contracts therefor in all material respects, and no such contractor involved in any such project is in material default under the terms of its applicable Contract. The costs of all labor and materials by contractors engaged by any Seller Entity for any construction, improvements, rebuilding, alteration or repair of the Leased Real Property have been promptly paid and there are no liens filed or, to the Knowledge of Seller, threatened to be filed by such contractors against the Leased Real Property.

(g)           The Leased Real Property is sufficient in all material respects for the conduct of the business of the Seller Entities as currently conducted. No real estate, other than the Leased Real Property, is needed for the current operations of the Seller Entities. The Seller Entities have not received any written notification from any governmental or public authority that the Leased Real Property (1) is in violation of any applicable fire, health, building, use, occupancy, environmental or zoning laws where such violation remains outstanding or (2) requires any work to be done upon or in the Leased Real Property, where such work remains outstanding.

Section 4.13     Intellectual Property.

(a)           Section 4.13(a) of the Disclosure Schedules contains a complete and accurate list of all of the following: (i) Intellectual Property Registrations (including, for the avoidance of doubt, all Domain Names, social media accounts, usernames and other digital identifiers), (ii) material unregistered Intellectual Property Assets, and (iii) for all Intellectual Property Registrations, all filing, maintenance, renewal and other deadlines occurring within six (6) months of the date of this Agreement, and all expiration dates of the registrations, grants, issuances and applications, as applicable. All required registration, renewal, maintenance, recordation and other applicable filings and maintenance/renewal fees related to the Intellectual Property Registrations have been filed with and paid to the relevant Governmental Authorities and authorized registrars by the applicable deadline, and except as indicated on Section 4.13(a) of the Disclosure Schedules there are no such fees due within six (6) months of the Closing Date. All of the Intellectual Property Assets are subsisting and, to Seller’s Knowledge, valid and enforceable. No Intellectual Property Registrations have been abandoned, cancelled, forfeited, relinquished, allowed to lapse or rejected by any action or failure to take action by any Seller Entity (other than Intellectual Property Registrations that have lapsed due to the expiration of their statutory term or that were intentionally allowed to lapse pursuant to a business decision as set forth on Section 4.13(a) of the Disclosure Schedules.

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(b)           Old VFD (or, following the consummation of the Asset Transfer Agreement, Dental Services Organization) is the sole legal and beneficial, and with respect to the Intellectual Property Registrations, record, owners of all right, title and interest in and to the Intellectual Property Assets, and such Persons have the valid right to use, pursuant to and subject to the terms of an Intellectual Property Agreement, all other Seller Intellectual Property, in each case, free and clear of Liens, other than Permitted Liens and Liens set forth on Section 4.11(a) of the Disclosure Schedules, all of which will be released in connection with the Closing. No loss of any of the Seller Intellectual Property listed on Section 4.13(a) of the Disclosure Schedules is pending or, to the Knowledge of Seller threatened, and no Seller Entity has taken any action, or failed to take any action that would reasonably be expected to form the basis for, or result in the abandonment, disclaimer, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Seller Intellectual Property. All Persons (including employees, partners, independent contractors, and other service providers) who have participated in the creation or development of any material Intellectual Property Assets on behalf of the Seller Entities or the Business during the six (6) years preceding the date of this Agreement have assigned such Intellectual Property to the applicable Seller Entity by written agreement or by operation of Law. All of the Seller Intellectual Property will be owned or available for use (subject to the terms of any applicable Intellectual Property Agreement) by Buyer and its Affiliates immediately after the Closing on terms and conditions substantially similar to those under which the applicable Seller Entity owned or used the Seller Intellectual Property immediately prior to the Closing, except to the extent any third-party consents are required as set forth on Section 4.13(b) of the Disclosure Schedules, which schedule shall include a complete listing of all Intellectual Property Agreements requiring any consent, waiver, or approval of any third party in connection with the Transactions, except for licenses to Off-the-Shelf Software.

(c)           No current or former partner, equityholder, director, officer, or employee of any Seller Entity (including any Beneficial Owner) will, after giving effect to each of the transactions contemplated in this Agreement, own or retain any ownership rights in or to, have the right to receive any royalty or other payment with respect to, any of the Intellectual Property Assets; provided that the foregoing shall not restrict any such Person from retaining and using general professional knowledge, skills, experience and techniques developed or acquired during such Person’s association with any Seller Entity.

(d)           The Seller Entities have taken all reasonable and necessary steps to protect and preserve the confidentiality of all Trade Secrets that are Seller Intellectual Property and that are material to the Business (the “Seller Trade Secrets”). No inadvertent or unauthorized access to or use or disclosure of any Seller Trade Secrets has occurred. No event has occurred, and no circumstance exists, that will, or would reasonably be expected to, result in or require the delivery, license, disclosure or release of Seller Trade Secrets by any Seller Entity or, to the Knowledge of Seller, any other Person.

(e)           The Intellectual Property Assets and conduct of the Business (including as formerly conducted during past three (3) years) have not infringed, misappropriated, diluted or otherwise violated, and do not, and, to the Knowledge of Seller, will not, infringe, misappropriate, dilute or otherwise violate, the Intellectual Property or other rights of any Person. No Seller Entity has been subject to (or is currently subject to) any Action or received any written demand related to the foregoing or that otherwise seeks to limit or challenge the validity, enforceability, ownership or use of the Intellectual Property Assets (including any offer to license any Intellectual Property from any other Person). To the Knowledge of Seller, no Person has infringed, misappropriated, diluted or otherwise violated any of the Intellectual Property Assets.

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(f)            To the Knowledge of Seller, no material facts or circumstances exist to suggest that the Seller Entities do not have rights necessary to transfer to Dental Services Organization or Buyer and its Affiliates all Seller Data in the possession of the Seller Entities, or that the execution of this Agreement and the consummation of the Transactions requires any Seller Entity to seek any consent, waiver, approval or declaration from any employee, supplier, service provider or other Person in connection with the transfer of any Seller Data. The execution of this Agreement and the consummation of the Transactions will not impose any restrictions upon Buyer’s or its Affiliates’ ability to, and Buyer and its Affiliates will have the ability to, conduct Processing of such Seller Data immediately after the Closing in the same manner that the Seller Entities conducted Processing of such or similar Seller Data immediately prior to the Closing. The Seller Data, and any databases, data packages and organized or structured collections of data that are in use for the Business are in good operating condition and are useable in the Ordinary Course of Business. Immediately following the Closing, such databases, data packages and organized or structured collections of data will have at least the same data, content, information and functionality as of the date hereof, subject to changes to the data, content or information made in the Ordinary Course of Business.

Section 4.14     Insurance.

(a)           Section 4.14(a) of the Disclosure Schedules sets forth a correct and complete list of all insurance policies covering the Seller Entities, the Business or the Transferred Assets (collectively, the “Insurance Policies”), and for each Insurance Policy indicates: (a) the name of the insurer; (b) the coverage limit; (c) the type of insurance, and whether it is an occurrence or claims-made policy; (d) the policy number; and (e) the expiration date. Each Insurance Policy is in full force and effect (and will remain in full force and effect following the consummation of the Transactions, except as set forth on Section 4.14(a) of the Disclosure Schedules). No Seller Entity is in breach of or in default with respect to its obligations under any of the Insurance Policies (including with respect to the payment of premiums due and payable prior to Closing) in any material respect, and no claim for coverage made by any Seller Entity under any such Insurance Policies has been disputed or denied by the underwriters of such Insurance Policies. No Seller Entity has received any written notice of cancellation or alteration of coverage or intent to cancel or materially reduce coverage, or notice of increase or intent to increase premiums (except for ordinary rate changes), with respect to any of the Insurance Policies. Since inception, the Seller Entities have maintained insurance coverage reasonably appropriate for the conduct of its business and operations without interruption, and the Insurance Policies are of the type and in the amounts of, and provide a substantially similar scope of insurance coverage to, those insurance policies customarily carried by Persons engaged in the businesses in which the Seller Entities are engaged. The Seller Entities insure their assets and their business in such a manner as may be required by all applicable Laws and Contracts to which they are a party or by which they or their assets or properties are bound. Correct and complete copies of all of the Insurance Policies have been made available to Buyer. To the Knowledge of Seller, all incidents that have occurred and which could result in a claim after the date hereof have been reported to the relevant insurer. Section 4.14(a) of the Disclosure Schedules sets forth pending claims under the Insurance Policies. This Section 4.14 does not apply to insurance with respect to any Employee Benefit Plan.

(b)           Each Healthcare Provider who provided services on behalf of the Seller Entities during the last three (3) years (i) maintained valid and collectible professional liability insurance policies, with liability limits of at least [***] per occurrence and [***] in the aggregate and (ii) at all such times was listed on the declarations page of the professional liability insurance policies for the Seller Entities, as applicable. To the Knowledge of Seller, no Healthcare Provider who provided professional services on behalf of Seller during the last three (3) years has received written or, to the Knowledge of Seller, other notice from any insurance carrier denying or disputing any claim, the amount of any claim or the coverage of any claim made on any such insurance policy or similarly reserving rights in connection therewith relating to work performed for the Seller Entities.

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Section 4.15     Environmental Laws.

(a)           The Seller Entities and the Business are, and at all times within the past six (6) years have been, in compliance in all material respects with all applicable Environmental Laws, all Permits issued under them, and all related Governmental Orders. The Seller Entities hold all Permits under Environmental Laws necessary for the operation of the Business as currently conducted and as currently planned. No Action is pending or, to the Knowledge of Seller, has been threatened, filed or commenced against any Seller Entity with respect to, and no notice, report or other information has been received by or requested from any Seller Entity or any of its Affiliates (whether orally or in writing) alleging, any failure to comply with, or any Liability or potential Liability under, any Environmental Laws or regarding any Hazardous Materials. No Hazardous Materials are being used, stored, disposed of, or transported, or have been used, stored, disposed of, or transported by or on behalf of any Seller Entity under circumstances or in a condition that could reasonably be expected to result in any Liability to any Seller Entity or interfere with the operation of the Business.

(b)           There has been no Release during the period of ownership or operation by a Seller Entity from, on, upon or into any real property owned or operated, or any real property formerly owned or operated, by any Seller Entity, which has not been addressed to the satisfaction of the applicable Governmental Authority, and to the Knowledge of Seller there has been no Release during the period of ownership or operation by a Seller Entity from, on, upon or into any real property adjoining or in the vicinity of any real property owned or operated by any Seller Entity that is adversely affecting any real property operated by any Seller Entity. Hazardous Materials are or were not otherwise present during the period of ownership or operation by a Seller Entity at any real property owned or operated or formerly owned or operated by any Seller Entity under circumstances or in a condition that could reasonably be expected to result in any Liability to such Seller Entity or to interfere with any of the Seller Entities’ operations.

(c)           To the Knowledge of Seller, there are no asbestos-containing materials, whether in the nature of thermal insulation products such as pipe, filler or breach coverings, wraps or blankets or sprayed- or troweled-on products, flooring, roofing, ceiling materials, or otherwise, underground storage tanks, polychlorinated biphenyl (“PCB”)–containing equipment, or lead-based paint, in each case, in, on or upon any real property owned or operated by any Seller Entity.

(d)           The Seller Entities have provided Buyer with complete copies of all reports of any studies, environmental site assessments, environmental or health-and-safety compliance audits, environmental investigations, environmental remediation, sampling data, or other similar documents, to the extent in the possession, custody or control of any of the Seller Parties, relating to the Business or to any real property currently or formerly owned or operated by any Seller Entity.

(e)           No Seller Entity is a party to, or otherwise bound by, any agreement pursuant to which any Seller Entity has assumed, undertaken, provided, or agreed to provide indemnity with respect to any Liability relating to Environmental Laws or Hazardous Materials.

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Section 4.16     Employee Benefit Matters.

(a)           Section 4.16(a) of the Disclosure Schedules contains a complete list of all Employee Benefit Plans. No Employee Benefit Plan covers employees or individuals who reside and provide services to the Seller Parties outside of the United States and no Employee Benefit Plan is otherwise subject to the laws of a jurisdiction other than the United States.

(b)           With respect to each of the Employee Benefit Plans, the Seller Entities have made available to Buyer accurate, current and complete copies of each of the following (as applicable): (i) the current plan document together with all amendments (or a written summary of the material terms if the plan has not been reduced to writing), (ii) the current summary plan description and any subsequent summaries of material modification thereto, (iii) the two most recently filed Form 5500s, with schedules and financial statements attached, (iv) for each Qualified Benefit Plan, the most recent determination, opinion or advisory letter from the IRS, (v) the three most recent nondiscrimination, coverage and other compliance tests performed under the Code for any Employee Benefit Plan, (vi) actuarial valuations and reports with respect to the two most recently completed plan years, (vii) all material contracts including trust agreements, insurance contracts and administrative service agreements, and (viii) copies of any non-routine notices, letters or other correspondence, in each case of this clause (viii), during the last three (3) years from the IRS, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authorities.

(c)           Each of the Employee Benefit Plans and related trusts has been established, administered, operated, funded and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable Laws (including, to the extent applicable, ERISA, the Code and any applicable local Laws and, in each case, the applicable rules, regulations and guidance promulgated thereunder). Each Qualified Benefit Plan is qualified under Section 401(a) of the Code and has received a favorable and current determination letter from the IRS or with respect to a prototype plan or volume submitter plan, can rely on an opinion or advisory letter from the IRS to the prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred and no circumstances exist that could reasonably be expected to adversely affect the qualified status of any such Qualified Benefit Plan or impose a material Lability, penalty or Tax with respect to such Qualified Benefit Plan.

(d)           All benefits, contributions and premiums relating to each of the Employee Benefit Plans have been timely paid in accordance with the terms of such Employee Benefit Plans and all applicable Laws and accounting principles, and all benefits, contributions and premiums relating to each of the Employee Benefit Plans for any period ending on or before the Closing Date that are not due prior to the Closing have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

(e)           None of the Seller Entities, nor, to Seller’s Knowledge, any “party in interest” or any “disqualified person” (as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively) with respect to the Employee Benefit Plans has engaged in a nonexempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Employee Benefit Plan during the last (3) years. With respect to each Employee Benefit Plan, no officer of any Seller Entity who is a “fiduciary” (within the meaning of Section 3(21) of ERISA) of such Employee Benefit Plan, or to Seller’s Knowledge, any other Person who is a “fiduciary” (within the meaning of Section 3(21) of ERISA) of such Employee Benefit Plan has engaged in any breach of fiduciary duty (as determined under ERISA) with respect to such Employee Benefit Plan or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan.

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(f)            None of the Seller Entities or any of their respective ERISA Affiliates has ever maintained, sponsored, contributed to or had any obligation to contribute to, or had any obligation or Liability under or with respect to (i) a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, (iii) any plan, program, agreement or arrangement subject to the minimum funding standards of Section 412 of the Code or Section 302 or Title IV of ERISA or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (v) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or “welfare benefit fund” within the meaning of Section 419 of the Code. None of the Seller Entities or any ERISA Affiliate has withdrawn at any time within the preceding six (6) years from any multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA), or incurred any withdrawal liability from a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability for any Seller Entity or ERISA Affiliate. Except as otherwise set forth on Section 4.16(f) of the Disclosure Schedules, each Employee Benefit Plan that provides health, life insurance, medical, dental, vision, prescription drug, disability or accidental death and dismemberment benefits is fully insured by a third-party insurance company, other than any spending account, health savings account or health reimbursement arrangement. No Employee Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider, except to provide third-party administrative or recordkeeping services. No Employee Benefit Plan is subject to any Lien under ERISA or the Code.

(g)           No employee of the Seller Entities is a “leased employee” within the meaning of Section 414(n) of the Code. The Seller Entities have, for purposes of each Employee Benefit Plan, correctly classified those individuals performing services for the Seller Entities as common law employees, leased employees or independent contractors of the Seller Entities such that no individual who has been classified by the Seller Entities as a non-employee could reasonably be expected to have a claim for eligibility to participate in any Employee Benefit Plans. None of the Seller Entities have ever been bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Employee Benefit Plan.

(h)           Other than as required under COBRA and for which the beneficiary pays the entire premium cost (or for coverage through the last day of the month in which termination of employment or service occurs, to the extent required by the terms of the applicable Employee Benefit Plan), none of the Employee Benefit Plans provides post-termination or retiree welfare benefits to any individual for any reason, and none of the Seller Entities have any obligation to provide such post-termination benefits. The Seller Entities and each of their respective ERISA Affiliates are and have been in compliance in all material respects with COBRA.

(i)            As of the date of this Agreement, no Actions (other than routine claims for benefits) with respect to any Employee Benefit Plan are pending or, to Seller’s Knowledge, threatened, and to Seller’s Knowledge, as of the date of this Agreement, there are no facts that reasonably could be expected to give rise to any such material Actions, material suits or material claims against any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan or the assets of an Employee Benefit Plan. No Employee Benefit Plan is, as of the date of this Agreement, under audit or nonroutine examination (nor has written notice been received as of the date of this Agreement of a potential audit or examination) by any Governmental Authority.

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(j)            Except as otherwise set forth on Section 4.16(j) of the Disclosure Schedules, neither the execution of this Agreement nor the consummation of the Transactions could (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former employee, officer, director, consultant or individual contractor of the Seller Entities to severance pay, termination pay or any other payment or benefit (whether in cash, property or the vesting of property) or the forgiveness of any indebtedness, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual, (iii) increase the benefits or amounts payable under or result in any other obligation pursuant to any Employee Benefit Plan, (iv) result in the triggering or imposition of any restrictions or limitations on the rights of the Seller Entities to amend or terminate any Employee Benefit Plan, (v) result in an obligation to fund any benefits under an Employee Benefit Plan or (vi) give rise to any “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(k)           None of the Seller Entities has or could reasonably be expected to have any Liability for Taxes under Sections 4975 through 4980, Sections 4980A through 4980I, or Sections 6055 and 6056 of the Code. The Employee Benefit Plans that are “group health plans” (within the meaning of Section 733(a)(1) of ERISA) have complied at all applicable times, and are in compliance with, in all material respects, the requirements of the Law (including the proposed regulations) thereunder, including the Health Insurance Portability and Accountability Act of 1996, as amended and the Patient Protection and Affordable Care Act of 2010, as amended, and no circumstance exists or event has occurred with respect to any such Employee Benefit Plan, which reasonably could be expected to result in a material violation or material penalty under any of the foregoing Laws.

(l)            Each plan, program, agreement or arrangement of the Seller Entities that is or forms part of a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d) of the Code) has been administered, documented and maintained in all material respects in accordance with Section 409A of the Code and the rules and regulations promulgated thereunder, such that no Tax, interest or penalty is or has been due and owing in respect of such arrangement failing to be in compliance therewith. None of the Seller Entities has any “gross-up” or indemnity obligations for taxes imposed under Section 4999 or 409A of the Code.

Section 4.17     Employment Matters.

(a)           Section 4.17(a) of the Disclosure Schedules contains a list of all Persons who are employees of the Seller Entities as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each employee the following: (i) name, (ii) title or position (including whether full or part time), (iii) location, (iv) hire date, (v) current annual salary rate or hourly wage rate (as applicable), (vi) wage and hour classification (exempt/non-exempt), (vii) commission, bonus or other incentive-based compensation opportunity, and (viii) a description of the fringe benefits provided to each such individual as of the date hereof. Section 4.17(a) of the Disclosure Schedules contains a list of each independent contractor or consultant who is engaged by the Seller Entities as of the date hereof to provide services other than tax, accounting and legal services, or services exclusively related to the transactions contemplated hereby, and shows, with respect to each such independent contractor or consultant, the individual’s (i) name, (ii) title or position and/or nature of services, (iii) location, (iv) start and end dates of engagement, and (v) current contract fee. At Closing, all compensation, including wages, commissions and bonuses payable to all employees, independent contractors or consultants of the Seller Entities for services performed on or prior to the Closing which have become due will have been paid in full, other than any wages, commissions to be paid in the Ordinary Course of Business on the pay date immediately following the Closing.

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(b)           Within the last four (4) years, (i) the Seller Entities are not, nor have they been, party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been, any Union representing or purporting to represent any employee of any Seller Entity; (ii) to the Knowledge of Seller, no Union or group of employees is seeking or has sought to organize employees of the Seller Entities for the purpose of collective bargaining, and no Union or employee has filed any representation petition or made any written or oral demand to the Seller Entities for recognition; and (iii) there has not been, nor to the Knowledge of Seller, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Seller or the Business or any employees of the Seller Entities. The Seller Entities do not have a duty to bargain with any Union.

(c)           The Seller Entities and the Business are and for the last four (4) years have been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees or independent contractors of the Seller Entities and the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Seller Entities as consultants or independent contractors of the Seller Entities (in whole or in part) are lawfully classified and treated as independent contractors (to the extent so treated by the Seller Entities) under all applicable Laws. All employees of the Seller Entities classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Actions or Governmental Orders against or applicable to the Seller Entities pending, or to Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment or engagement of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Seller Entities, including any Action relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws, and there have been no such Actions or Governmental Orders in the last four (4) years. All individuals employed by a Seller Entity within the United States are lawfully permitted to work in the U.S. and the Seller Entities have not received a notification from the United States Department of Homeland Security, the Social Security Administration or any other Governmental Authority that the social security number it has for one or more employees does not match the records of such Governmental Authority. The Seller Entities are and have been in compliance in all material respects with all applicable Laws regarding immigration and employment of non-citizen workers, including all Form I-9 requirements and other documentation requirements with respect thereto.

(d)           In the last three (3) years, no employee of any Seller Entity has been or is being investigated in connection with any material misconduct that could cause material damage to the reputation of the Seller Entities or the Business, including any conduct constituting illegal sexual misconduct, sexual harassment, harassment, or discrimination.

(e)           No Seller Entity has taken any action within the past one (1) year that could constitute a “mass layoff,” “mass termination,” or “plant closing” within the meaning of the WARN Act. No Seller Entity has plans to undertake any action in the future that would trigger the WARN Act, including any termination of any employees that may result from the Transactions.

(f)           No executive, employee, or group of employees, or independent contractor of any Seller Entity or the Business has notified any Seller Entity, any of its Affiliates or the Business of such Person’s or group’s intent to terminate their employment or services.

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Section 4.18     Taxes.

(a)           All income and other material Tax Returns required to be filed by, or with respect to, the Seller Entities or the Transferred Assets or the Business have been timely filed. Such Tax Returns are true, complete and correct in all material respects and have been prepared in compliance in all material respects with all applicable Laws. All Taxes due and owing by any Seller Entity or with respect to the Transferred Assets or the Business (whether or not shown on any Tax Return) have been timely paid.

(b)           Since the Balance Sheet Date, no Seller Entity has, with respect to the Transferred Assets or the Business, (i) made any income or other material Tax election inconsistent with past practices, (ii) changed or revoked any income or other material Tax election, (iii) changed any accounting period for Tax purposes, (iv) changed any method of accounting for Tax purposes, (v) filed an amended income or other material Tax Return, (vi) settled any income or other material Tax Contest or (vii) entered into any agreement with any Taxing Authority (including a “closing agreement” within the meaning of Section 7121 of the Code).

(c)           No Seller Entity has ever been a member of an Affiliated Group that includes any Person other than the Seller Entities. No Seller Entity has any Liability for Taxes of any other Person as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Laws), contractual liability, or otherwise.

(d)           For U.S. federal and applicable state and local income Tax purposes, (i) Old VFD has been and will be (A) from January 1, 2026 or, if different, the date Old VFD’s S election is effective pursuant to the PLR until the effective date of the transaction described in Section 7.18(i) (the “F Reorganization”) properly classified as an S corporation, and (B) from the effective date of the F Reorganization until the Closing Date, properly classified as a “qualified subchapter S subsidiary” within the meaning of Section 1361 of the Code, (ii) Clinical Sub from the date of this Agreement until the Closing Date will be properly classified as a disregarded entity for U.S. federal income Tax purposes and, to the extent applicable, for state and local income Tax purposes, and has not elected to be treated as an association taxable as a corporation and has not taken any position inconsistent with such classification, (iii) Dental Services Organization from the date of this Agreement until the Closing Date will be properly classified as a disregarded entity for U.S. federal income Tax purposes and, to the extent applicable, for state and local income Tax purposes, and has not elected to be treated as an association taxable as a corporation and has not taken any position inconsistent with such classification; and (iv) Seller from the effective date of the F Reorganization until the Closing Date will be properly classified as an S corporation.

(e)           Seller is not a “foreign person” within the meaning of Section 1445 of the Code. No Seller Entity is a party to any Tax Sharing Agreement. No Seller Entity is or has been a resident for Tax purposes in any jurisdiction outside of the United States of America, or is or has had, any branch, agency, permanent establishment or other taxable presence in any jurisdiction outside of the United States of America.

(f)            The Seller Entities have timely and properly withheld (i) all required Taxes from payments to employees, agents, contractors, nonresidents, members, shareholders, lenders and other Persons and (ii) all required sales, use, value added, and similar Taxes. The Seller Entities have timely remitted all such Taxes to the proper Taxing Authority in accordance with all applicable Laws. No extensions or waivers of statutes of limitations have been given or requested with respect to the assessment, collection or imposition of any Taxes of the Seller Entities or with respect to the Transferred Assets or the Business (excluding extensions of time to file Tax Returns obtained in the ordinary course of business).

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(g)           No Taxing Authority has made a claim in writing that any Seller Entity is obligated to pay Taxes or file Tax Returns in a jurisdiction in which any Seller Entity is not filing Tax Returns or paying Taxes, or that the Transferred Assets or the Business are subject to taxation in such jurisdiction. There are no jurisdictions in which the Seller Entities are required to file a Tax Return other than the jurisdictions in which the Seller Entities have filed Tax Returns. All deficiencies asserted, or assessments made, against any Seller Entity or with respect to the Transferred Assets or the Business as a result of any examinations by any Taxing Authority have been fully paid or otherwise resolved. No Seller Entity is a party to any Action by any Taxing Authority. To the Knowledge of Seller, there are no pending or threatened Actions by any Taxing Authority with respect to any Tax Return or Taxes of the Seller Entities or with respect to the Transferred Assets or the Business. Except for the PLR, no Seller Entity has submitted a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request pending with any Taxing Authority that relates to the Taxes or Tax Returns of the Seller Entities or with respect to the Transferred Assets or the Business. There are no Liens for Taxes upon any of the Transferred Assets or any of the assets or equity interests of the Seller Entities. No Taxing Authority is in the process of imposing any Liens for Taxes on any Transferred Assets or any of the assets or equity interests of the Seller Entities (other than Permitted Liens). No Seller Entity is or has ever been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) the Code and Treasury Regulations Section 1.6011-4(b).

(h)           Neither any Seller Entity nor the ultimate taxpayer with respect to such Seller Entity’s income will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting, including under Section 481(a) of the Code (or any predecessor provision or any similar provision of state, local, federal or foreign Tax Law for a taxable period ending on or prior to the Closing Date, (ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iv) any installment sale or open transaction disposition made on or prior to the Closing Date, (v) any intercompany transaction or excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) made on or prior to the Closing Date, or (vi) any prepaid amounts received or deferred revenue received or accrued on or prior to the Closing Date.

(i)           Each Seller Entity has remitted to each applicable state all material funds required to be escheated to such state and have no material Liability under any unclaimed property, escheat or similar Law.

(j)            No Seller Entity has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. Each of Old VFD, Dental Services Organization, and Clinical Sub is not a party to nor does it have any direct or indirect ownership in any corporation, joint venture, partnership or other arrangement or contract which could be treated as a partnership for income Tax purposes, or other entity.

(k)           No Seller Entity has incurred and will not incur (and has no potential to incur) any Liability for income Taxes under Section 1374 of the Code (or any analogous provisions of state and local Law), including in connection with the Transactions.

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(l)            There is no power of attorney given by or binding upon any Seller Entity with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect.

(m)          None of the Transferred Assets constitutes an equity or ownership interest (or any right to acquire any equity or ownership interest) in any Person, including in any corporation, partnership, limited liability company, joint venture, or similar entity or contractual arrangement.

(n)           Each Seller Entity has timely and properly collected and maintained all resale certificates, exemption certificates and other documentation required to qualify for any exemption from the collection of sales Taxes imposed or due in connection with the Business or the Transferred Assets.

(o)           Other than employee retention Tax credits claimed under the CARES Act, no Seller Entity has taken any action with respect to Taxes pursuant to the Families First Coronavirus Response Act, the CARES Act, other Coronavirus Aid, or any other similar or related federal, state, or local Law, including any action that resulted in or will result in the delay or reduction in the payment or the deposit of any Taxes, any delay in the filing of any Tax Return, any material Tax election or other Tax-related filing (including pursuant to IRS Notice 2020-18, IRS Notice 2020-23 or any similar or related guidance for federal, state or local Tax purposes), any change in accounting method or accounting period, any amendment to any Tax Return, any consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, any claim for refund, any utilization of any Tax credits, Tax benefits or other Tax incentives, or any other similar effects relating to Taxes or Tax Returns. Each Seller Entity is validly entitled to any employee retention Tax credits it has claimed, and such credits were properly calculated and claimed in compliance with applicable Law, including with respect to eligibility, aggregation, and any interaction with other relief programs. No Seller Entity has received any written notice of audit, examination, disallowance, or other challenge with respect to such employee retention Tax credits and no such credits were claimed based on any position that would require disclosure under Section 6011 of the Code.

Section 4.19     Related Party Transactions. No Related Party owns any asset, property or right, tangible or intangible, used in the Business or included in the Transferred Assets, has any claim or cause of action against any Seller Entity, or, as it may affect the Business or the Transferred Assets, any of its Affiliates or any Beneficial Owners, or is owed any payment or other obligation by any Seller Entity. No Seller Entity is a party to any Contract or course of dealing with any Related Party. The first two sentences of this Section 4.19 shall not apply to (x) any Employee Benefit Plan or (y) the employment or engagement of employees, officers, directors and managers (and compensation, benefits and expense reimbursements relating to such employment and engagement) in the Ordinary Course of Business.

Section 4.20     Regulatory Compliance.

(a)           For the past six (6) years (or, with respect to each Healthcare Provider, such shorter period of time of employment or engagement with the applicable Seller Entity):

(i)            no Seller Entity or its directors, officers, employees, contractors or agents, including any Healthcare Provider, have violated or conducted business or operations in violation of any Healthcare Laws, or have been investigated for violation of any Healthcare Laws;

(ii)           there is no basis currently existing that could constitute such a violation, default, or noncompliance with applicable Healthcare Laws by any Seller Entity or, to the Knowledge of Seller, in connection with their activities on behalf of any Seller Entity, any director, officer, employee, contractor or agent of any Seller Entity, including any Healthcare Provider;

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(iii)          each Seller Entity has conducted and operated in compliance in all material respects with, and each Seller Entity’s Contracts and financial arrangements with physicians, hospitals, and other referral sources (including ownership interest and compensation relationships, as defined in 42 U.S.C. § 1395nn and regulations adopted pursuant thereto, between each Seller Entity and physicians or between any Healthcare Provider and any hospital) are and have been in compliance in all material respects with, all applicable Healthcare Laws;

(iv)          no Seller Entity or, to the Knowledge of Seller, any Healthcare Provider is or has been a party to or subject to any corporate integrity agreement, certificate of compliance agreement, deferred prosecution agreement, or other similar Contract with any Governmental Authority, and no Person has filed or, to the Knowledge of Seller, has threatened to file against any Seller Entity or, to the Knowledge of Seller, any Healthcare Provider an Action under any federal or state whistleblower Law, including the False Claims Act, 31 U.S.C. §§ 3729-3733;

(v)           each Seller Entity has and has maintained a compliance program consistent with the elements of an effective corporate compliance and ethics program identified in U.S.S.G. § 8B2.1, and the Seller Entities have provided to Buyer complete and accurate copies of all compliance program materials; and

(vi)          no Seller Entity or, to the Knowledge of Seller, its directors, officers, employees, contractors or agents, including any Healthcare Provider, have been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Authority, have made a voluntary disclosure pursuant to the U.S. Department of Health and Human Services Office of the Inspector General’s Health Care Fraud Self-Disclosure Protocol or the Centers for Medicare and Medicaid’s Voluntary Self-Referral Disclosure Protocol, have made a self-disclosure to a Medicare Administrative Contractor or have otherwise made a disclosure to a Governmental Authority regarding any potential violation of Healthcare Laws.

(b)           The Seller Entities have made available to Buyer copies of policies and procedures related to compliance with the Healthcare Information Laws. For the past six (6) years and as of the Closing:

(i)            each Seller Entity is and has been in compliance in all material respects with all applicable Healthcare Information Laws;

(ii)           the format and transmission of information in the course of the transactions conducted by the Seller Entities meets and has met in all material respects the standards set forth and referenced in the Healthcare Information Laws;

(iii)          no Seller Entity has received any oral or written Action or other notice, including a notice of investigation, from any Person regarding the collection, processing, use, storage, transfer or disclosure of individually identifiable health-related information or alleging that the collection, processing, use, storage, security, transfer or disclosure of individually identifiable health-related information is in violation of any applicable Healthcare Information Laws;

(iv)          to the extent required under the Healthcare Information Laws or applicable Contracts, each Seller Entity is party to compliant business associate Contracts with all appropriate business associate parties in accordance with such Healthcare Information Laws or Contracts; and

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(v)           to the Knowledge of Seller, there are no written or other forms of complaints to or investigations by the U.S. Department of Health and Human Services Office for Civil Rights or state Attorney General with respect to the Seller Entities’ compliance with Healthcare Information Laws.

Section 4.21     Reimbursement Programs. During the past six (6) years (or, with respect to any Healthcare Provider, directors, managers, officers, employees or independent contractors, such shorter period of time of employment or engagement with the applicable Seller Entity):

(a)           each Seller Entity and each Healthcare Provider, in connection with their activities for any Seller Entity, has held the provider or supplier number(s) necessary or required by a Payor to bill such Payor;

(b)           no Seller Entity or, to the Knowledge of Seller, any Healthcare Provider has received any written or oral notice from any Governmental Authority or Payor that there is any investigation, audit, claim review, or other Action pending or threatened that could result in a revocation, suspension, termination, probation, restriction, limitation or non-renewal of any supplier or provider number of any Seller Entity or any Seller Entity’s employee or contractor or result in such Seller Entity or such Healthcare Provider’s exclusion or suspension from any Third Party Payor Program;

(c)           all claims submitted to Third Party Payor Programs by any Seller Entity on behalf of each Healthcare Provider or any Seller Entity represent claims for items, services or goods actually provided by the applicable Seller Entity or the applicable Healthcare Provider;

(d)           all claims that have been submitted by any Seller Entity on behalf of each Healthcare Provider or each Seller Entity have been submitted in compliance in all material respects with applicable Healthcare Laws and all rules, regulations, policies, and procedures of the Third Party Payor Programs; provided, however, that Section 4.21 of the Disclosure Schedules does not have to include any denials of payment by such Third Party Payor Programs which have been reported by such Third Party Payor Program to the Seller Entities in the Ordinary Course of Business;

(e)           no Seller Entity or, to the Knowledge of Seller, any Healthcare Provider has received any written or oral notice that there are any pending or threatened, audits, investigations or claims for or relating to its claims to Third Party Payor Programs, nor, to the Knowledge of Seller, are there grounds to reasonably anticipate any such audit in the foreseeable future;

(f)            each Healthcare Provider and each Seller Entity has current and valid provider Contracts with each Third Party Payor Program set forth on Section 4.21 of the Disclosure Schedules, and is and has been, in compliance in all material respects with the conditions of participation of the Medicare and Medicaid programs and the various conditions necessary for participation (where applicable) and reimbursement under all other Third Party Payor Programs;

(g)           To the Knowledge of Seller, none of the Healthcare Providers or any Seller Entity has received any payment or reimbursement in excess of amounts allowed by any Healthcare Law;

(h)           To the Knowledge of Seller, none of the equityholders, officers, directors, employees, contractors or agents of any Seller Entity, including any Healthcare Provider, have been excluded, debarred or suspended from participation in Medicare, Medicaid or any other state or federal health care program;

(i)            (A) neither the execution of this Agreement nor the consummation of the Transactions will result in the breach, or the ability of the counterparty to terminate, any Contract with a Third Party Payor Program; (B) to the Knowledge of Seller, no Third Party Payor Program intends to cancel, suspend or terminate its relationship with any Seller Entity or any Healthcare Provider; (C) no Seller Entity, any Healthcare Provider or any of their Affiliates has received any indication from any party to a Payor Agreement to the effect that, and no Seller Entity has reason to believe that, such party will decrease the rate of or change the terms (whether relating to payment, price or otherwise) with respect to payment or coverage of any items or services provided by any Seller Entity or any Healthcare Provider; and (D) the Seller Entities have made available to Buyer true, correct and complete copies of all material correspondence between each Seller Entity and each Third Party Payor Program relating to any future changes in reimbursement rates or threatened terminations, investigations or audits between the applicable Seller Entity and such Third Party Payor Program within the last twenty-four (24) months;

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(j)            no Seller Entity or any Healthcare Provider is subject to or been subject to, any pre-payment utilization review or any utilization review by any Third Party Payor Program; and

(k)           no Seller Entity or, to the Knowledge of Seller, any Representative of any Seller Entity, including any Healthcare Provider, has received written or, to the Knowledge of Seller, oral notice from any Third Party Payor Programs of any pending or threatened investigations or surveys.

(l)            There are no and have not been any substantiated patient complaints against any Seller Entity or any Healthcare Provider with respect to their service for the Seller Entities that could reasonably be expected to have a Material Adverse Effect. There are no and there have not been any, substantiated complaints (including patient or employee complaints) alleging fraudulent or unethical conduct involving any Seller Entity or any Healthcare Provider. The Seller Entities have cared for patients in compliance in all material respects with the standards pertaining to similar businesses and Laws in totality of the circumstances of each patient’s care. There have been no complaints or claims relating to the patient care provided by any Seller Entity or, to the Knowledge of Seller, any Healthcare Provider that could or have resulted in the imposition of sanctions by a Governmental Authority. There is no Action or investigation pending or, to the Knowledge of Seller, threatened against or affecting any Seller Entity or any Healthcare Provider arising out of or relating to the care for any patient.

Section 4.22     Accounts Receivable. The Accounts Receivable reflected on the Latest Balance Sheet and the Accounts Receivable of Old VFD arising after the date thereof (a) represent legal, valid and binding obligations for goods actually sold or services actually performed by Old VFD, enforceable in accordance with their respective terms, (b) are not the subject of any Action, and (c) have arisen from bona fide sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms. The reserve for bad debts shown on the Latest Balance Sheet or, with respect to Accounts Receivable of Old VFD arising after the date of the Latest Balance Sheet, on the accounting records of the Business, has been determined in a manner consistent with past practice, represents reasonable estimates, and fairly represents Old VFD’s expected bad debt exposure. No Seller Entity has accelerated the collection of any Accounts Receivable outside of the Ordinary Course of Business, and there are no pending contests, claims, counterclaims, rights of set off or other defenses with respect to any of the Old VFD’s Accounts Receivable. Each Seller Entity (to the extent applicable) promptly issues all required credit refunds and diligently pursues collection of all Accounts Receivable in accordance with prudent industry practices. To the extent any account becomes delinquent or is reasonably determined to be uncollectible in accordance with historical practices, the applicable Seller Entity promptly writes off such account.

Section 4.23     Accounts Payable and Indebtedness. The accounts payable and notes payable reflected on the Latest Balance Sheet represent an accurate and complete breakdown and aging of the accounts payable and notes payable of Old VFD and the Business, in each case as of the date thereof. Section 4.23 of the Disclosure Schedules sets forth an accurate and complete list of all Indebtedness of the Seller Entities and the Business as of immediately prior to the Closing. No Seller Entity has any outstanding intercompany Liabilities for borrowed money.

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Section 4.24     Warranties.

(a)           Each express warranty given by the Seller Entities in connection with products sold or delivered or services rendered by the Seller Entities is set forth on Section 4.24 of the Disclosure Schedules. In the past four (4) years, each product sold or delivered and each service rendered by the Seller Entities and that was sold, delivered or rendered, as applicable, since the adoption of such standard form terms and conditions, if applicable, has been in conformity in all material respects with all standard form terms and conditions and all applicable contractual commitments and all express and implied warranties. No Seller Entity has any Liabilities or obligations for replacement or repair of, or otherwise in connection with, any such product or services. Each Seller Entity has complied with all applicable contractual, express and implied warranties made In the past four (4) years.

(b)           No product sold or delivered, or service rendered, by the Seller Entities in the past four (4) years is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions with respect thereto, and in the past four (4) years, no Seller Entity has made any other guaranties, warranties or other indemnity obligations with respect to the products and services it provides. No customer, patient or supplier of the Seller Entities is currently seeking indemnification from any Seller Entity.

(c)           There are no existing Liabilities, claims or obligations arising from or alleged to arise from any actual alleged injury to Persons, damage to property or other Loss as a result of the ownership, possession or use of any product manufactured, assembled, sold, distributed, leased or delivered by the Seller Entities.

Section 4.25     Computer and Technology Security; Data Privacy.

(a)           The Systems are sufficient for the operation of the Business as presently conducted and as proposed to be conducted, and, in the last three (3) years, there have been no failures, crashes or other adverse events affecting the Systems that have, in each case, caused any disruption to the Business. The Seller Entities have purchased a sufficient number of license seats for all licensed software currently used by the Seller Entities in the Business. To the Knowledge of Seller, none of the Systems contains any virus, spyware, keylogger software, worm or other software routines, faults, malicious code, damaging devices, or hardware components designed to permit loss, damage, or unauthorized access, use, modification or other misuse of the Systems or any Seller Data thereon.

(b)           Each Seller Entity, the Business and each Healthcare Provider who provides professional services on behalf of the Business has complied with, and the Business is in compliance with, in all material respects: (i) all Data Laws, (ii) the Seller Entities’ Business Privacy and Data Security Policies; (iii) the requirements of any Contracts or codes of conduct to which such Seller Entity or such Healthcare Provider is bound related to the Processing of Personal Information or the security of any of the Systems; and (iv) industry standards applicable to any Seller Entity, the Business or any Healthcare Provider who provides professional services on behalf of the Business. No Seller Entity has experienced any Security Incident or any other incident in which Personal Information or other Seller Data was disclosed or accessed without authorization, and no Seller Entity is aware of any facts suggesting the likelihood of the foregoing, including any breach of security or receipt of any notices or complaints from any Person regarding Personal Information or other Seller Data. No Seller Entity or any Healthcare Provider who provides professional services on behalf of the Business has provided or been legally required to provide any notice to data owners, affected individuals, or any Governmental Authority in connection with any unauthorized access, use, or disclosure of Personal Information.

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(c)           The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of any Data Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Seller Entities in the conduct of its business); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information.

(d)           Each Seller Entity and each Healthcare Provider who provides professional services on behalf of the Business has implemented and maintains reasonable and appropriate administrative, technical and physical measures in compliance with all Data Laws and consistent with the generally accepted industry standards for the industry in which the Business operates to protect Personal Information and other Seller Data against loss, damage, or unauthorized access, use, modification or other misuse and to ensure the continued, uninterrupted and error-free operation of the Systems. Each Seller Entity and each Healthcare Provider who provides professional services on behalf of the Business has established, implemented and tested backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards, and sufficient to reasonably maintain the operation of the Business.

(e)           No Personal Information in the possession or control of Seller Entities or Healthcare Providers, or held or Processed by any vendor, processor, or other third party for or on behalf of the Seller Entities or Healthcare Providers, in the conduct of the business of the Seller Entities and Healthcare Providers have been subject to any data breach or other security incident that has resulted in or presents a risk of unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, or loss of such Personal Information or that has caused or would reasonably be expected to cause a disruption to the conduct of the business of the Seller Entities or Healthcare Providers or a Security Incident. At no time has the Seller Entities or Healthcare Providers notified and there have been no facts or circumstances that would require the Seller Entities or Healthcare Providers to notify, any Governmental Authority or other Person of any Security Incident.

(f)            Neither the Seller Entities nor Healthcare Providers have received any notice, request, claim, complaint, correspondence, or other communication in writing from any Governmental Authority or other Person, and there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action, relating to any actual, alleged, or suspected Security Incident or violation of any Data Law, any Business Privacy and Data Security Policy, or any Person’s individual privacy rights involving Personal Information in the possession or control of the Seller Entities or Healthcare Providers, or held or Processed by any vendor, processor, or other third party for or on behalf of the Seller Entities or Healthcare Providers, in the conduct of the business of the Seller Entities or Healthcare Providers, and there are no facts or circumstances that would reasonably be expected to give rise to any of the foregoing.

(g)           Seller Entities have regularly (and at least annually) performed a security risk assessment and a privacy impact assessment and obtained an independent vulnerability assessment performed by a recognized third-party audit firm, in each case to the extent required by applicable Data Laws or industry standards. Seller Entities and Healthcare Providers have used reasonable efforts to address and remediate all critical or high risk threats and deficiencies identified in each such assessment.

Section 4.26     Bank Accounts; Powers of Attorney. Set forth on Section 4.26 of the Disclosure Schedules is a correct and complete list of (a) each bank, trust company and stock or other broker with which any of Old VFD, Dental Services Organization or Clinical Sub has an account, credit line or safe deposit box or vault, or otherwise maintains a relationship (collectively, the “Bank Accounts”), (b) all Persons authorized to draw on, or to have access to, each of the Bank Accounts, and (c) all Persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the applicable Seller Entity.

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Section 4.27     Capitalization. All issued and outstanding equity interests of Seller are held beneficially and of record by the Persons and in the amounts set forth on Section 4.27 of the Disclosure Schedules, and each such Person has good and valid title to the equity interests set forth opposite such Person’s name on Section 4.27 of the Disclosure Schedules, free and clear of all Liens. Except for the equity interests of the Seller Entities set forth on Section 4.27 of the Disclosure Schedules, there are no (a) other equity securities or voting securities of any Seller Entity, (b) securities of any Seller Entity convertible into or exchangeable for equity securities or voting securities of any Seller Entity or (c) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments that could require any Seller Entity to issue, sell or otherwise cause to become outstanding any of its equity interests. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the Seller Securities. There are no outstanding or authorized equity appreciation, phantom equity, or similar rights with respect to any Seller Entity. Except for the equity securities of the Seller Entities set forth on Section 4.27 of the Disclosure Schedules, no Seller Entity has any Subsidiaries or owns or holds the right to acquire any stock, partnership interest, limited liability company interest, joint venture ownership interest or other equity ownership interest in any other Person. As of immediately prior to the Closing, (i) the Purchased DSO Equity and the Rollover DSO Equity constitute 100% of the issued and outstanding economic equity interests of Dental Services Organization, which Purchased DSO Equity is held solely by Seller and Dr. Patel as set forth on Section 4.27 of the Disclosure Schedules, and constitute 100% of Seller’s and Dr. Patel’s equity in Dental Services Organization, (ii) each of Seller and Dr. Patel has good and valid title to the Purchased DSO Equity set forth opposite its or his name on Section 4.27 of the Disclosure Schedules, free and clear of all Liens, and (iii) Seller does not own or hold any assets other than equity interests in Dental Services Organization, Old VFD, and Clinical Sub.

Section 4.28     Solvency. No insolvency proceeding of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting any Seller Entity (other than in such Person’s capacity as a creditor), or the Business or any of the Transferred Assets, is pending or is being contemplated by any Seller Entity, or is, to Seller’s Knowledge, being threatened against any Seller Entity by any other Person, and no Seller Entity has made any assignment for the benefit of creditors or taken any action that would ordinarily constitute the basis for the institution of such insolvency proceedings.

Section 4.29     COVID-19. The Seller Entities have taken all reasonable steps to mitigate the effect of the COVID-19 outbreak on the Business, including by following in all material respects applicable guidance issued by the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission and Minnesota’s COVID-19 related mitigation measures and orders, including with respect to (i) workplace safety measures and accommodations made to employees and service providers of the Seller Entities and (ii) the existence, adequacy and implementation of emergency and risk management protocols, contingency planning and business continuity processes. Except for the PPP Loans, no Seller Entity has applied for nor received any grant, loan, accelerated payment, forbearance, deferral, benefit, aid or other type of relief in connection with or incidental to the COVID-19 outbreak, including any of the foregoing applied for, or received pursuant to, the CARES Act, the Paycheck Protection Program, the Provider Relief Fund or any other program provided or administered by the United States Small Business Administration or any other Governmental Authority in response to the COVID-19 outbreak (“Coronavirus Aid”). All statements and certifications made by or on behalf of any Seller Entity or any of its Affiliates or Representatives in connection with any Coronavirus Aid, including any applications or forms completed or submitted in connection therewith, were accurate and complete in all material respects when made, and all Coronavirus Aid obtained, including the PPP Loans, was duly authorized by all required limited liability company or other action of such Person. Each Seller Entity (i) was eligible for all Coronavirus Aid, including the PPP Loans, obtained at the time of its application or request therefor and at the time it obtained such Coronavirus Aid, (ii) properly certified its eligibility for Coronavirus Aid to all applicable lenders or Governmental Authorities, (iii) used the Coronavirus Aid in compliance with Law; (iv) created and maintained accounting and other records relating to the receipt and use of the Coronavirus Aid in compliance with Law; and (v) upon obtaining any such Coronavirus Aid, complied with each of the other requirements, terms and conditions applicable thereto. Section 4.29(a) of the Disclosure Schedules sets forth a complete list of all disbursements received by each Seller Entity pursuant to the Provider Relief Fund and the date(s) on which the PPP Loans were forgiven in full by the U.S. Small Business Administration.

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Section 4.30     Disclosure Schedule Supplement. From time to time from the date hereof until the Closing, Seller and Beneficial Owners shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or of which they become aware after the date of this Agreement, and to include any updated Financial Statements that have been restated (each a “Disclosure Schedule Supplement”). If any facts, matters, conditions, events or circumstances disclosed in a Disclosure Schedule Supplement constitute a Material Adverse Effect, the Seller shall promptly notify Buyer of that fact, and Buyer may terminate this Agreement upon written notice to Seller and Beneficial Owners within ten (10) Business Days of its receipt of such notification.

Article V
Representations and Warranties of the Beneficial Owners

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Beneficial Owner represents and warrants to Buyer that the statements contained in this Article V as to such Beneficial Owner only (and not as to any other Beneficial Owner) are true and correct as of the date hereof (or as of the date specified in such representation if different):

Section 5.01     Authority; Enforceability. Such Beneficial Owner has the requisite legal capacity to enter into this Agreement and the other Transaction Documents to which such Beneficial Owner is a party, to carry out such Beneficial Owner’s obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been duly executed and delivered by such Beneficial Owner, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of such Beneficial Owner enforceable against such Beneficial Owner in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). When each other Transaction Document to which such Beneficial Owner is, or will be, party has been duly executed and delivered by such Beneficial Owner (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of such Beneficial Owner enforceable against such Beneficial Owner in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). The Beneficial Owners, as the collective owners of all of the issued and outstanding equity interests of Seller, and the collective owners, indirectly, of 100% of Dental Services Organization, will benefit materially from the Transactions.

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Section 5.02     Noncontravention. The execution and delivery by such Beneficial Owner of the Transaction Documents to which it is a party, and the consummation of the Transactions or the performance of any obligations under any Transaction Document to which it is a party will not, (a) if such Beneficial Owner is an entity, violate or conflict with any provisions of such Beneficial Owner’s Charter Documents, (b) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Governmental Order to which such Beneficial Owner or Seller Entity in which it owns an interest is subject, (c) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under, any Contract to which such Beneficial Owner is a party or (d) result in the imposition or creation of any Lien upon any asset of any Seller Entity or the Seller Securities. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Beneficial Owner in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the Transactions.

Section 5.03     Litigation. There is no Action pending or, to such Beneficial Owner’s actual knowledge, threatened against such Beneficial Owner, which, if adversely determined, could reasonably be expected to (a) delay, hinder or prevent the consummation of the Transactions by such Beneficial Owner or (b) have, individually or in the aggregate with all other such Actions, a material adverse effect on the ability of such Beneficial Owner to perform the obligations of such Person under the Transaction Documents.

Section 5.04     Brokers’ Fees. Other than pH Partners, LLC and Logan Growth Advisors, no Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Beneficial Owner.

Article VI
Representations and Warranties of Buyer

Buyer represents and warrants to the Post-Closing Seller Parties that the statements contained in this Article VI are true and correct as of the date hereof (or as of the date specified in such representation if different):

Section 6.01     Organization. Buyer is a corporation duly formed, validly existing and in good standing under the laws of Minnesota. Buyer is duly qualified, licensed or admitted to do business as a foreign entity and is in good standing in every jurisdiction in which the operation of its business or the ownership of its assets requires it to be so qualified, licensed, admitted or in good standing as a foreign entity.

Section 6.02     Authorization; Enforceability. Buyer has full organizational power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all requisite organizational action on the part of Buyer, and no other organizational act or proceeding on the part of Buyer is necessary to authorize this Agreement or the other Transaction Documents or the Transactions. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is, or will be, party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute legal and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

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Section 6.03     Noncontravention. The execution and delivery by Buyer of the Transaction Documents do not, and the consummation of the Transactions by Buyer will not, (a) violate or conflict with any provisions of Buyer’s Charter Documents, (b) violate or conflict with any Law or order to which Buyer is subject or (c) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, any Contract to which Buyer is a party, or by which Buyer or any of its assets or properties are bound. Except as set forth on Disclosure Schedule 6.03, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions.

Section 6.04     Litigation. There is no Action pending or, to Buyer’s knowledge, threatened against Buyer, which, if adversely determined, could reasonably be expected to (a) delay, hinder or prevent the consummation of the Transactions by Buyer or (b) have, individually or in the aggregate with all other such Actions, a material adverse effect on the ability of Buyer to perform its obligations under the Transaction Documents.

Section 6.05     Brokers’ Fees. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.

Article VII
Covenants

Section 7.01     Conduct of Business Prior to Closing. From the date hereof until the earlier of the Closing or such time as this Agreement is terminated in accordance with Section 10.01 (such period, the “Interim Period”), the Seller Parties shall, and shall use commercially reasonable efforts to cause Seller Entities to, except as necessary to comply with the Transaction Documents (a) conduct the Business in the Ordinary Course of Business, (b) use commercially reasonable efforts to maintain and preserve the Business and its organization intact, retain the present officers and employees of the Seller Entities and maintain and preserve the rights, goodwill and relationships with the officers and employees, suppliers, vendors, customers, licensors, licensees, distributors, regulatory authorities, creditors and others having business relations with the Seller Entities, (c) maintain the tangible assets of the Seller Entities and the Business, including those held under leases, in good working order and condition, ordinary wear and tear excepted, (d) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to satisfy the closing conditions set forth in Article IX and consummate and make effective the Transactions, including obtaining, making or sending, as applicable, all notifications, filings, registrations, approvals, consents and waivers that are necessary to consummate the Transactions, provided that none of the Seller Entities or Beneficial Owners shall be required to make any material payments or concession in connection with obtaining any approvals, consents or waivers and (e) not take any action that could reasonably be expected to delay, hinder or prevent the consummation of the Transactions. Notwithstanding the foregoing or any other provision of the Transaction Documents, during the Interim Period, the Seller Parties shall not, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), except as necessary to comply with the Transaction Documents, (i) take any action or suffer to exist any Restricted Event, or (ii) file any income Tax Return; provided that Buyer shall be deemed to have consented to any request for consent if Buyer fails to respond to such request within ten (10) Business Days after receipt of written notice thereof from Seller.

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Section 7.02     Access to Information. During the Interim Period, the Seller Parties shall, and shall use commercially reasonable efforts to cause Seller Entities to, (i) afford Buyer and its Representatives reasonable access to, and the right to inspect, all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Seller Entities or the Business, and all of its respective personnel, customers and vendors, (ii) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Seller Entities or the Business as Buyer or any of its Representatives may reasonably request, and (iii) instruct the Representatives of the Seller Parties to cooperate with Buyer in its investigation of the Seller Entities and the Business. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller Parties in this Agreement or otherwise. Buyer acknowledges and agrees that any information disclosed to Buyer, its Affiliates, and/or their representatives shall be subject to the existing confidentiality agreement of Buyer for the benefit of Old VFD and/or the Beneficial Owners.

Section 7.03     No Solicitation of Other Bids.

(a)           The Seller Parties shall not, and shall not authorize or permit any of their respective Affiliates or Representatives to, directly or indirectly, and the Seller Parties shall use commercially reasonable efforts to cause Seller Entities not to, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal or (iii) enter into any indications of interest or Contracts (whether or not binding) regarding an Acquisition Proposal. The Seller Parties shall immediately cease and cause to be terminated, and shall cause their respective Affiliates and each Representative of the foregoing to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b)           In addition to the other obligations under this Section 7.03, the Seller Parties shall promptly (and in any event within two (2) Business Days after receipt thereof by the Seller Parties, their Affiliates or any of Representative of any of the foregoing) advise Buyer in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal or any inquiry with respect to, or which could reasonably be expected to result in, an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making such request, Acquisition Proposal or inquiry.

(c)           The Seller Parties agree that the rights and remedies for noncompliance with this Section 7.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 7.04     Employees and Employee Benefits.

(a)           As of the Closing, the Dental Services Organization shall not have any employees or any employee benefit plans, program, agreements or arrangements. Old VFD shall be solely responsible, and Buyer shall have no Liability whatsoever, for any compensation or other amounts payable to, or any Liabilities with respect to, employees of Old VFD (the “Employees”) with respect to their respective employment with Old VFD, including hourly pay, commission, bonus, incentives, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay. Old VFD shall pay, or cause to be paid, all such amounts identified in the preceding sentence to the appropriate Persons as and when due, and agrees to indemnify and hold Buyer and its Affiliates harmless from any claim brought or threatened by any Person related to payments identified in the preceding sentence. Old VFD shall also be solely responsible, and Buyer shall have no Liability whatsoever, for any Liabilities with respect to any Employee Benefit Plan. Old VFD shall be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” (as such term is defined in Treasury Regulation Section 54.4980B-9) with respect to the Closing.

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(b)           Nothing contained in this Section 7.04, express or implied, shall create any third-party beneficiary rights in any Person who is not a party to this Agreement, including (i) in any employee, any current or former Representatives of the Seller Parties or any Affiliate thereof, or any representative, beneficiary or dependent thereof, (ii) with respect to the benefits that may be provided to any employee by any of the Post-Closing Seller Parties, Buyer or any of their respective Affiliates, or (iii) with respect to any entitlement of an Employee or any other Person to employment or continued employment or service with any of the Post-Closing Seller Parties, Buyer or any of their respective Affiliates for any specified period. Nothing contained in this Section 7.04 or otherwise in this Agreement shall impose an obligation on Buyer or any of its Affiliates to offer employment to any Employee or any other employee, contractor, or consultant of any Seller Party or Seller Entity, or to continue the employment of any employee or limit the right of any of the Post-Closing Seller Parties to terminate the employment or services of, or to reassign or otherwise alter the status of, any employee, or to change in any manner the terms and conditions of an Employee’s employment or other service to or engagement by any of the Post-Closing Seller Parties. Nothing contained in this Agreement, express or implied, shall be construed as amending any Employee Benefit Plan or imposing an obligation on any of the Post-Closing Seller Parties, Buyer or any of their respective Affiliates to establish, continue, amend, or terminate, or to limit any of the Post-Closing Seller Parties’, Buyer’s or any of their respective Affiliate’s ability to establish, continue, amend, or terminate, any benefit plan, agreement, practice, policy, arrangement or program.

Section 7.05     Books and Records. In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of seven (7) years following the Closing, each Seller Entity shall, and shall use commercially reasonable efforts to cause the Post-Closing Seller Parties to, (a) retain the books and records (including personnel files) of such Post-Closing Seller Party or Seller Entity which relate to the Business and its operations for periods prior to the Closing and that are held by Seller Partis as of the date of this Agreement (other than immaterial information or documents that are disposed of in the ordinary course of business consistent with record retention policies), and (b) upon reasonable notice, afford Buyer’s Representatives reasonable access, during normal business hours, to such books and records (including the right to make photocopies at Buyer’s expense).

Section 7.06     Public Announcements. The Parties agree that no Seller Party may issue or make any press release or other public announcement or disclosure to the Seller Entities’ employees, customers or vendors or any other third party (including in any trade journal or other publication) of or related to this Agreement or the Transactions without the prior written consent of Buyer. The Parties further agree that Buyer and its Affiliates may, in Buyer’s sole discretion, issue or make any press release or other public announcement (including in any trade journal or other publication or disclosures to Buyer’s or any of its Affiliates’ respective existing or prospective investors or lenders) of or related to this Agreement or the Transactions; including any disclosure required or deemed advisable by Buyer under applicable securities laws, rules, or regulations, or other applicable legal or regulatory requirements, including any disclosure relating to Buyer's status as a publicly traded company or its listing on the Nasdaq Capital Market; provided that Buyer shall use its reasonable efforts to allow Seller to comment on such release or announcement in advance of such issuance. From and after the date of this Agreement, and following the Closing for so long as reasonably requested by Buyer, Seller and the Beneficial Owners shall reasonably cooperate with Buyer in connection with any disclosure, filing, financial statement, pro forma financial information, audit procedure, auditor consent, management representation letter, SEC comment response, Form 8-K filing, or other reporting obligation arising under applicable securities laws, SEC rules and regulations, Nasdaq requirements, or other applicable legal or regulatory requirements in connection with the Transactions. Notwithstanding the foregoing, the Parties shall be permitted to disclose the terms and provisions of this Agreement to each Parties’ tax, financial and other advisors who are subject to professional or contractual obligations of confidentiality.

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Section 7.07     Intentionally Deleted

Section 7.08     Intentionally Deleted.

Section 7.09     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any applicable real property transfer Tax and any other similar Tax) (collectively, “Transfer Taxes”) shall be borne and paid one half by Buyer and one half by the Seller when due. The party required by applicable law to file any Tax Returns with respect to such Transfer Taxes shall, at such party’s expense, prepare and timely file any Tax Return or other document with respect to such Taxes or fees (and the other parties shall cooperate with respect thereto as necessary). The parties shall cooperate in good faith to obtain and maintain any certificates or other documents as may be necessary to eliminate or reduce the amount of such Transfer Taxes.

Section 7.10     Tax Clearance Certificates. If requested by Buyer, the Seller Entities shall notify all of the Taxing Authorities in the jurisdictions that impose Taxes on such Seller Entity, the Business or the Transferred Assets, or where such Seller Entity has a duty to file Tax Returns, of the Transactions in the form and manner required by such Taxing Authorities, if the failure to make such notifications or receive any available tax clearance certificate could subject Buyer or its Affiliates to any Taxes. If any Taxing Authority asserts that such Seller Entity is liable for any Tax, such Seller Entity shall promptly pay any and all such amounts and shall provide evidence to Buyer that such liabilities have been paid in full or otherwise satisfied.

Section 7.11     Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents, including by providing any necessary notice of and obtaining any necessary consent to any applicable Seller Party’s assignment of rights and obligations under any assigned Contracts (as assigned pursuant to the Asset Transfer Agreement) as directed by Buyer (to the extent not provided or obtained prior to Closing).

Section 7.12     Use of Name. After the Closing, each of the Post-Closing Seller Parties hereby agrees that it shall not, and the Post-Closing Seller Parties shall use commercially reasonable efforts to cause Seller Entities not to, adopt any corporate, limited liability company or other entity name containing any Seller Name. Within thirty (30) days after the Closing, each Seller Party shall, and shall use commercially reasonable efforts to cause Seller Entities to, permanently (a) cease use of any of the Seller Names or any other Intellectual Property Assets as a Trademark or Domain Name in any manner, including for business or marketing purposes and including use on any websites or social media, and (b) without limiting the generality of the foregoing, cease use of any packaging, labeling, containers, letterhead, business cards, supplies, marketing, promotional and advertising materials, technical data sheets and any similar materials bearing any of the Seller Names or any Intellectual Property Assets, in each case, other than for transitional or consulting purposes authorized by prior written consent of Buyer. Effective from and after the Closing, each of the Seller Parties acknowledges that it shall have no rights whatsoever to any, and hereby consents to the use by Buyer or any of its Affiliates or designees of all, Seller Names. Notwithstanding anything in the foregoing Section 7.12 to the contrary, Old VFD shall have a limited, non-exclusive, non-transferable, royalty-free license to use the name “Village Family Dental” solely with respect to the provision of professional dental services by Old VFD (the “Name License”), subject to the following conditions: (i) Old VFD shall use the name “Village Family Dental” only in the form and manner approved in writing by Buyer (such approval not to be unreasonably withheld), and shall comply with all quality control standards and brand guidelines established by Buyer from time to time with respect to the use of such name; (ii) Old VFD acknowledges Buyer’s exclusive ownership of all right, title and interest in and to the Seller Names, including the name “Village Family Dental” and all goodwill associated therewith, and agrees that all goodwill arising from Old VFD’s use of such name shall inure solely to the benefit of Buyer; (iii) Buyer shall have the right to inspect and monitor Old VFD’s use of the name “Village Family Dental” upon reasonable notice to ensure compliance with such quality control standards; and (iv) the Name License shall terminate automatically upon the earlier of (A) termination of the Management Services Agreement, or (B) Old VFD’s material breach of the quality control standards established by Buyer that remains uncured for thirty (30) days following written notice thereof. Old VFD’s continued use of such name in compliance with this paragraph shall not constitute a breach of this Section 7.12. Notwithstanding anything to the contrary, (i) each Beneficial Owner retains all rights to his name, including to use and/or license his name as he sees fit, other than in competition with the Business, and (ii) each of Seller, Old VFD and Clinical Sub may continue to use its current partnership or limited liability company name, as applicable, for all purposes.

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Section 7.13     Reconciliation. From and after the Closing, Buyer may notify Seller of any asset or property retained by any Seller Party or any of their respective Affiliates following the Closing Date that Buyer believes should have been included in the Transferred Assets. If Buyer and Seller determine in good faith that such asset or property was intended to be transferred to Dental Services Organization or Clinical Sub as a Transferred Asset, such asset or property shall be assigned by the applicable Seller Party or their respective Affiliate to Dental Services Organization or Clinical Sub, without any additional consideration, and Seller agrees to use its commercially reasonable efforts during such period to promptly cause to be delivered any such asset or property to Dental Services Organization or Clinical Sub (including by causing the execution and delivery of any Contract to effectuate the transfer of such asset or property to Dental Services Organization or Clinical Sub.

Section 7.14     Tax Matters.

(a)           General. The Parties acknowledge and agree that liability for Taxes of Seller, the Subsidiary Entities, the Business and the Transferred Assets for Pre-Closing Tax Periods, Straddle Periods and Post-Closing Tax Periods shall be allocated between Seller Entities and Buyer in accordance with this Agreement (including Section 7.14(b) and Section 8.02(g)) and not by reference to which Party is obligated to prepare, sign or file any Tax Return.

(b)           Tax Returns.

(i)           Seller Returns. Seller shall prepare, or cause to be prepared, and timely file, at its own expense, all income and other Tax Returns of Seller (including any consolidated, combined, unitary, flow-through or information Tax Returns) for all taxable periods (collectively, “Seller Returns”). Seller Returns shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law or this Agreement.

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(ii)           Pre-Closing Subsidiary Returns. Seller shall prepare, or cause to be prepared, and timely file, at its own expense, all Tax Returns required to be filed with respect to any Subsidiary Entity for any taxable period ending on or prior to the Closing Date (collectively, “Pre-Closing Subsidiary Returns”). Such Pre-Closing Subsidiary Returns shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law or this Agreement. For the avoidance of doubt, all Tax Returns of any Subsidiary Entity for any Straddle Period or Post-Closing Tax Period shall be prepared and filed by Buyer in accordance with Section 7.14(b)(iii).

(iii)           Buyer-Prepared Subsidiary Entity Returns. Buyer shall prepare, or cause to be prepared, and timely file, all Tax Returns required to be filed with respect to any Subsidiary Entity for any Straddle Period and any Post-Closing Tax Period (collectively, “Buyer Subsidiary Returns”). Any expenses with respect to Buyer Subsidiary Returns shall be reasonably allocated to the applicable Subsidiary Entity. Buyer Subsidiary Returns shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law or this Agreement.

(iv)           Review and Consent Rights.

(A)           Seller review of Buyer Subsidiary Returns (Pre-Closing portions). With respect to any Buyer Subsidiary Return that relates to a Straddle Period, or otherwise reports Taxes for which Seller is responsible under this Agreement, Buyer shall provide to Seller, for Seller’s review and comment, a draft of such Buyer Subsidiary Return (together with reasonably requested supporting schedules and workpapers) no later than fifteen (15) days prior to the due date (taking into account valid extensions) of such Buyer Subsidiary Return. Buyer shall incorporate any reasonable comments of Seller to the extent such comments relate to any Pre-Closing Tax Period or the pre-Closing portion of a Straddle Period. To the extent any position on a Buyer Subsidiary Return could reasonably be expected to increase Taxes for which Seller is responsible under this Agreement, such position shall not be taken without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(B)           Buyer Review of Pre-Closing Subsidiary Returns. Seller shall provide Buyer with a substantially complete draft of any Seller Return and any Pre-Closing Subsidiary Return that is required to be filed after the Closing Date and that reports material Tax items relating to any Subsidiary Entity for any period (including any item that could reasonably be expected to give rise to an indemnification claim by Buyer), no later than fifteen (15) days prior to the due date (taking into account any valid extensions) of such return. Seller shall consider in good faith any reasonable comments of Buyer to the extent such comments relate to Taxes for which Buyer could reasonably be expected to have responsibility or an indemnification claim under this Agreement.

(v)           Execution and Cooperation.

(A)           Seller execution/cooperation for Buyer-prepared returns. To the extent any Buyer Subsidiary Return (including any Straddle Period or Post-Closing Tax Period return) is required to be executed or filed in the name of, or on behalf of, Seller or any Subsidiary Entity that is not owned or controlled by Buyer, Seller shall, and shall cause the applicable Subsidiary Entity to, execute and timely file (or cause to be filed) such Buyer Subsidiary Return as prepared in accordance with this Section 7.14 and shall otherwise cooperate with Buyer in connection with the preparation and filing of such Buyer Subsidiary Return, including by providing such information and access to books and records as may be reasonably requested.

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(B)           Buyer execution/cooperation for Seller-prepared returns. To the extent any Pre-Closing Subsidiary Return is required to be executed or filed after the Closing Date in the name of, or on behalf of, a Subsidiary Entity that is owned or controlled by Buyer following the Closing, Buyer shall, and shall cause the applicable Subsidiary Entity to, execute and timely file (or cause to be filed) such return as prepared in accordance with this Section 7.14 and shall otherwise cooperate with Seller in connection with the preparation and filing of such return, including by providing such information and access to books and records as may be reasonably requested.

(c)           For all purposes of this Agreement (including Section 7.14(b)) and to the extent necessary to determine the Liability for or allocation of Taxes for any Straddle Period (i) real property, personal property, ad valorem and similar Taxes (which are not based on income) (“Property Taxes”) shall be prorated between the pre-Closing portion of such Straddle Period and the post-Closing portion of such Straddle Period as of the Closing Date on a daily basis (based upon the number of days in the portion of the applicable taxable period or year ending on, and the number of days beginning after, the Closing Date, in each case over the total number of days in such taxable period or year) based upon the actual amounts paid or payable for such taxable year or period; and (ii) all Taxes other than Property Taxes (including franchise Taxes, and any Taxes that are based upon or related to income or receipts, based upon production or occupancy, or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)) shall be prorated between the pre-Closing portion of such Straddle Period and the post-Closing portion of such Straddle Period as if such taxable period ended as of the end of the Closing Date (with the Closing Date being included in the post-Closing portion of the Straddle Period); provided, however, that all Transaction Tax Deductions shall be allocated to the portion of the Straddle Period ending on the Closing Date.

(d)           Each of the Seller Entities, on the one hand, and Buyer, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns, the conduct of any Tax proceedings, and in connection with other Tax related matters of the Seller Entities, the Transferred Assets or the Business. Such cooperation shall include the retention (at least until the expiration of the applicable statute of limitations) and, upon the other Party’s reasonable request, the provision of and reasonable access to records and information which are reasonably relevant to any such Tax matters and making employees (and other relevant personnel) available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(e)           Following the Closing, neither Buyer (with respect to any Seller Entity) nor any Seller Entity shall, in each case with respect to any Pre-Closing Tax Period, except as required by applicable Law, take any of the following actions without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed): (i) amend, re-file or otherwise modify any Tax Return; (ii) make any voluntary disclosure to a Taxing Authority with respect to any Tax or Tax Return; (iii) file any request for or obtain any private letter ruling, or extend or waive any applicable statute of limitations or other limitation period, with respect to any Tax claim or assessment; (iv) surrender any right to claim a refund or credit of Taxes; (v) make, change or revoke any Tax election with respect to (or that may have an effect in) such Pre-Closing Tax Period; or (vi) otherwise take any action with respect to Tax matters of the Seller Entities for such Pre-Closing Tax Period.

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(f)            For U.S. federal and applicable state and local income Tax purposes, it is intended that: (A) Dental Services Organization will be treated as a disregarded entity with respect to Buyer and Seller and Clinical Sub will be treated as a disregarded entity with respect to Seller; (B) the Equity Purchase and the Rollover Contribution, taken together, will be treated as a sale by Seller to Buyer of all of the assets of Dental Services Organization in exchange for the Tax Purchase Price (collectively, the “Intended Tax Treatment”). The Tax Purchase Price shall be allocated among the assets of Dental Services Organization for all purposes (including Tax and financial accounting) in accordance with the methodology set forth in the methodology set forth in the Allocation Methodology Schedule attached to this Agreement as of the Closing Date (the “Methodology”), which the Parties agree has been prepared in accordance with Section 1060 of the Code and the regulations thereunder. Within one hundred twenty (120) days after the final determination of the Actual Closing Consideration, Buyer shall provide to Seller a schedule allocating the Tax Purchase Price among the assets of Dental Service Organization in accordance with the Methodology for Seller’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed (such allocation as approved by Seller, the “Allocation Schedule”). If Seller disputes the Allocation Schedule disputes any one or more items therein on the basis of it not being consistent with Allocation Methodology Schedule, then Seller shall, as promptly as practicable, but in no event later than thirty (30) days after receipt by Seller of the Allocation Schedule (the “Allocation Schedule Review Period”), provide written notice to Buyer of any such disagreement, and the parties shall follow the dispute resolution procedures set forth in Section 2.04(b). If Seller accepts in writing the Allocation Schedule, or Seller fails within such Allocation Schedule Review Period to notify Buyer of any dispute with respect thereto, then such Allocation Schedule shall be final and binding. The Parties shall file all Tax Returns in a manner consistent with the Intended Tax Treatment and Allocation Schedule shall not take any position for Tax purposes that is inconsistent with the Intended Tax Treatment or Allocation Schedule unless required to do so pursuant to a final determination within the meaning of Section 1313 of the Code. Any adjustments to the purchase price shall be allocated in a manner consistent with the Allocation Schedule.

(g)           Buyer and its Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to the Transaction Documents such amounts as any such Person determines is required to be deducted and withheld under any provision of federal, state, local or foreign Tax Law, provided that Buyer has provided to Seller written notice of intent to withhold at least three (3) Business Days prior to such withholding. Buyer shall cooperate with Seller and the Beneficial Owners to eliminate or reduce any such withholding. Any such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(h)           The Parties acknowledge that the various transactions prior to Closing among Old VFD, the Dental Services Organization and Clinical Sub are disregarded U.S. federal and applicable state and local income Tax purposes.

(i)            In the event of any Action after the Closing with respect to Taxes or Tax Returns of the Seller Entities for a Pre-Closing Tax Period or Straddle Period (“Tax Contest”), the Party receiving notice of such Tax Contest shall promptly notify and consult with the other Parties and shall keep the other Parties reasonably apprised of material developments concerning the resolution of such Tax Contest. With respect to any Tax Contests relating solely to pass through income Taxes of any Seller Entity for a taxable period ending on or prior to the Closing Date, the Seller may elect, by written notice to Buyer, to assume and control the defense of such Tax Contest. If the Seller elects to assume and control the defense of such Tax Contest (“Seller Contest”) (i) the Sellers shall bear their own costs and expenses with respect to such Tax Contest, (ii) the Seller shall be entitled to engage their own counsel with respect to such Tax Contest, and (iii) the Seller shall control and make all decisions to be made in connection with such Tax Contest (and Buyer shall take such actions as may be required to cause the Seller to assume such control); provided however, the Seller shall not settle or compromise (or otherwise resolve) any Seller Contest without the prior written consent of Buyer (such consent not to be unreasonably withheld, delayed or conditioned). The Parties acknowledge and agree that the Seller’s activities with respect to the PLR following the Closing Date shall be treated as a Seller Contest for purposes of this Agreement. In connection with any Tax Contest other than a Seller Contest, such Tax Contest shall be controlled by Buyer (“Buyer Contest”) at its own cost and expense. In such a Buyer Contest, (i) Buyer shall be entitled to engage its own counsel with respect to such Tax Contest, and (ii) Buyer shall control and make all decisions to be made in connection with such Tax Contest; provided, that Buyer shall not settle or compromise (or otherwise resolve) any Buyer Contest without the prior written consent of the Seller (such consent not to be unreasonably withheld, delayed, or conditioned). With respect to any Buyer Contest, Buyer shall (1) keep the Seller reasonably informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to the Seller of any related correspondence and providing the Seller with an opportunity to review and comment on any material correspondence before Buyer sends such correspondence to any Taxing Authority), (2) consult with the Seller in connection with the defense or prosecution of any such Tax Contest, and (3) provide such cooperation and information as the Seller shall reasonably request with respect to such Tax Contest, and the Seller shall have the right to participate in (but not control) the defense of such Tax Contest (including participating in any discussions with the applicable Taxing Authorities regarding such Tax Contests).

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(j)            To the extent permitted by applicable law, any and all deductions related to all transaction expenses and payments that are paid by or on behalf of the Seller Entities at, prior to or in connection with the Closing and deductible by the Seller Entities (or Seller with respect thereto) for tax purposes on a “more likely than not” basis, including transaction expenses and bonuses and other fees and expenses of legal counsel, accountants, or investment bankers such deductions (the “Transaction Tax Deductions”) shall be treated for income tax purposes as having been incurred by the Seller Entities (or Seller, as applicable) in, and reflected as a deduction on the income Tax Returns of the Seller Entities (or Seller, as applicable) for, the Pre-Closing Tax Period (including for avoidance of doubt the portion of any Straddle Period through and including the Closing Date).

(k)           Any refunds or credits of Taxes (whether paid in cash or made available as a credit against, or reduction of, a Tax for a taxable period (or portion thereof) beginning after the Closing Date) realized or received by any Seller Entity (or Buyer with respect to the Seller Entities) with respect to any Taxes of the Seller Entities for any Pre-Closing Tax Period (including for avoidance of doubt the portion of a Straddle Period ending on the Closing Date) other than refunds or credits that (x) are attributable to the carryback of any item of loss or deduction generated in a taxable period (or portion thereof) beginning after the Closing Date or (y) give rise to a payment obligation of Buyer or any of its Affiliates to any Person under applicable Law or pursuant to any contract or other agreement entered into (or assumed) by any Seller Entity prior to the Closing (any such refund or credit, a “Pre-Closing Tax Refund”), shall be for the account of the Seller. Buyer shall pay over or cause its Affiliates (as applicable) to pay over to the Seller (for further distribution among the Beneficial Owners in accordance with their relative interests in the Seller as of immediately prior to the Closing) an amount of cash equal to such Pre-Closing Tax Refund (including any interest received with respect to such refund), net of (i) any Taxes imposed on Buyer or its Affiliates in respect of the receipt or realization of such Pre-Closing Tax Refund and (ii) any reasonable out-of-pocket costs and expenses incurred by Buyer or its Affiliates in obtaining such Pre-Closing Tax Refund, no later than fifteen (15) days after receipt thereof, or, if the refund is in the form of a direct credit, within fifteen (15) days after the date the Tax Return claiming such credit is filed. To the extent any such Pre-Closing Tax Refund is subsequently disallowed or required to be returned to the applicable Governmental Authority, Seller agrees to promptly repay to Buyer the amount of such disallowed Pre-Closing Tax Refund, together with any interest, penalties or other additional amounts imposed by such Governmental Authority, to Buyer. Buyer and Seller Entities shall cooperate with the Seller in good faith in obtaining such refunds and credits (including by filing such Tax Returns as may be necessary to obtain such refund or credit).- Notwithstanding the foregoing, Buyer and its Affiliates shall not be obligated to file any amended Tax Return in respect of this Section 7.14(k), but shall consider in good faith any reasonable request by Seller to file an amended Tax Return to seek a Pre-Closing Tax Refund to the extent such amended filing would not be materially adverse to Buyer or its Affiliates.

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Section 7.15     Confidentiality. From and after the Closing, none of Seller, Old VFD, or any Beneficial Owner (solely as to himself and not as to any other Beneficial Owner or as to Seller or Old VFD) will, and Seller and Old VFD will use commercially reasonable efforts to cause its Affiliates and each of their respective Representatives (all of the foregoing, collectively, the “Seller Restricted Parties”) not to, directly or indirectly, for themselves or on behalf of any other Person, use, or disclose to any Person, any Confidential Information (including, for the avoidance of doubt, any information relating to integration or growth planning among or by Buyer and its Affiliates with respect to the Business), other than for the benefit of Old VFD, Clinical Sub, Buyer and Buyer’s Affiliates (including the Dental Services Organization); provided that Seller Restricted Parties may disclose and use Confidential Information (i) to perform and enforce Seller Party obligations and rights under the Transaction Documents and (ii) to comply with Law, including filing income Tax Returns. At the Closing, to the extent requested by Buyer in writing and to the extent not already held by Old VFD, the Dental Services Organization and/or Clinical Sub, Seller, and each Beneficial Owner (solely as to himself and not as to any other Beneficial Owner or as to Seller) shall deliver to Old VFD, the Dental Services Organization and/or Clinical Sub, as applicable, all tangible embodiments (and all copies) of the Confidential Information that are in the possession or under the control of such Seller Restricted Party.

Section 7.16     Restrictive Covenants.

(a)           Non-Competition. During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Restrictive Covenant Period”), no Post-Closing Seller Party shall, and each Post-Closing Seller Party shall use commercially reasonable efforts to cause each of its controlled Affiliates and the other Seller Restricted Parties acting on its behalf (in each case, including their respective former and current equityholders, as applicable) not to, directly or indirectly, engage in or conduct (whether as a proprietor, partner, equityholder, member, director, officer, manager, employee, consultant, joint venturer, debt or equity investor, lessor, agent, advisor or other representative) any business competitive in any manner with, or substantially similar to, the Business (x) within fifty (50) miles of (i) any facility or location where Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) provide services or operate their respective businesses as of the Closing Date, (ii) any facility or location operating under a brand that includes any Seller Name or otherwise branded as being affiliated with Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) as of the Closing Date, or (iii) any facility or location being developed, or under review for acquisition or expansion (as evidenced in board materials or other written documents or agreements), by Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) as of the Closing Date, or (y) within twenty (20) miles of (i) any facility or location established after the Closing Date where Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) provide services or operate their respective businesses, (ii) any facility or location established after the Closing Date and operating under a brand that includes any Seller Name or otherwise branded as being affiliated with Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) as of the Closing Date, or (iii) any facility or location being developed, or under review for acquisition or expansion (as evidenced in board materials or other written documents or agreements), by Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates) after the Closing Date. Notwithstanding the foregoing, each Post-Closing Seller Party or such Post-Closing Seller Party’s other Seller Restricted Parties may (A) acquire up to five percent (5%) of any class of securities of any company engaged in business competitive in any manner with, or substantially similar to, the Business where such securities are publicly traded on a national securities exchange or in the over-the-counter market, so long as such Post-Closing Seller Party or the other Seller Restricted Parties, as applicable, hold such securities as a passive investment and do not take an active part in the management or direction of such company and do not act as a consultant therefor or in any way render services thereto and (B) own, directly or indirectly, equity interests in Affiliates of Buyer. Nothing in this Section 7.16(a) shall prohibit any Beneficial Owner from providing dental services outside the area of the dental specialty in which such Beneficial Owner provides services to Buyer, any Seller Party or any of their respective Affiliates on a charitable or non-income producing basis in which such Beneficial Owner is not paid a salary or any other compensation, or from providing any sort of dental care in an emergency situation outside the regular course of practice in a healthcare facility. Notwithstanding anything to the contrary, the conduct of the Business by Old VFD and Clinical Sub shall not be restricted by this Section 7.16(a). References in this Section 7.16(a) to Affiliates of the Dental Services Organization shall exclude Buyer and its Affiliates.

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(b)           Non-Solicitation; No-Hire. During the Restrictive Covenant Period, each Post-Closing Seller Party shall not, and shall use commercially reasonable efforts to cause each of its controlled Affiliates and the other Seller Restricted Parties not to, directly or indirectly, in any manner (whether on such Person’s own account, or as an owner, operator, manager, consultant, officer, director, employee, investor, agent, or otherwise) (i) recruit, solicit or otherwise induce or attempt to induce any Employee to leave the employ or services of Old VFD or Dental Services Organization (or their Affiliates) or in any way interfere with the relationship between Old VFD or Dental Services Organization (or their Affiliates) and any Employee, (ii) employ, hire, retain or otherwise enter into any business relationship that conflicts with the performance of services for the Business with any Person who is currently, or who has been within the six (6) months immediately preceding the date hereof, an Employee, (iii) call upon, solicit or offer or accept any referral, recommendation, arrangement, business, payment, or thing of value from any dentist, facility, supplier or contractor of Old VFD or Dental Services Organization (or their Affiliates) that conflicts with the Business’s relationship with the covered person or entity, (iv) solicit, influence or attempt to influence any current or former patient of Old VFD (or its Affiliates) to divert his or her treatment to another Person for the purpose of providing the same or similar services as those provided by Old VFD or Clinical Sub (or their Affiliates), or (v) in any way interfere with the relationship between Seller, Old VFD, Clinical Sub, and Dental Services Organization (or their Affiliates), on the one hand, and any client, customer, patient, Payor, sales representative, broker, supplier, licensee, facility, referral source or other business relation (or any prospective client, customer, patient, Payor, sales representative, broker, supplier, licensee, facility, referral source or other business relation) of Seller, Old VFD, Dental Services Organization or Clinical Sub (or their Affiliates), on the other hand. References in this Section 7.16(b) to Affiliates of the Dental Services Organization shall exclude Buyer and its Affiliates.

(c)           Non-Disparagement. At any time from and after the Closing Date, each Post-Closing Seller Party agrees that such Post-Closing Seller Party shall not, and shall use commercially reasonable efforts to cause each of its controlled Affiliates and the other Seller Restricted Parties not to, make any negative or disparaging statements or communications regarding the Business, the Transferred Assets, Dental Services Organization, Old VFD, Clinical Sub, Buyer or any of its Affiliates (including their respective direct, indirect, former and current equityholders) or any of its or their respective services, products or practices, any of its or their respective Representatives, either orally or in writing, other than truthful statements made in connection with any legal or other governmental process, including any arbitration.

(d)           Certain Acknowledgements and Representations.

(i)           Each of the Parties hereby agrees and acknowledges as follows:

(A)           Immediately prior to the Closing, each Post-Closing Seller Party and each other Seller Restricted Party has accrued substantial goodwill related to the Business and the Transferred Assets, and Buyer would be substantially compromised should a Post-Closing Seller Party or any Seller Restricted Parties be permitted to engage in any activity prohibited by Section 7.15 (Confidentiality), Section 7.16(a) (Non-Competition), Section 7.16(b) (Non-Solicitation, No-Hire) or Section 7.16(c) (Non-Disparagement).

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(B)           At the Closing, each Post-Closing Seller Party and the other Seller Restricted Parties shall (directly or indirectly), among other things, receive valuable consideration for their interest in the Business, including in respect of the goodwill related to the Business, including the Estimated Closing Consideration, and each such Person therefore has material economic interests in the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(C)           Buyer has made a substantial investment in the Transferred Assets and the Business and Buyer anticipates it will require the Restrictive Covenant Period to recover such investment.

(D)           The restrictions and obligations set forth in Section 7.15 (Confidentiality), Section 7.16(a) (Non-Competition), Section 7.16(b) (Non-Solicitation, No-Hire) or Section 7.16(c) (Non-Disparagement) shall be in addition to, and without limitation or modification of, any of the terms or provisions of any other restrictive covenant or agreement between any Post-Closing Seller Party, on the one hand, and Buyer any of its Affiliates, on the other hand, and each Post-Closing Seller Party hereby agrees and acknowledges that each restrictive covenant or agreement between such Post-Closing Seller Party, on the one hand, and Buyer or any of its Affiliates, on the other hand, shall be independent of, and shall not be deemed to modify or supersede, any other restrictive covenant or agreement between or among any such parties.

(ii)           Each Post-Closing Seller Party, on behalf of such Post-Closing Seller Party and each Seller Restricted Party, agrees that the non-competition, non-solicitation, no-hire and non-disparagement covenants contained in this Agreement are reasonable with respect to period, geographical area and scope and are each essential parts of the transactions contemplated by this Agreement and the other Transaction Documents and are, in each case, necessary to protect Buyer’s legitimate interests in the Business, the Transferred Assets and the transactions contemplated by this Agreement and the other Transaction Documents (including the goodwill related to the Business).

(iii)          If at the time of enforcement of any provision of this Section 7.16, a court holds that any restrictions in this Section 7.16 are unreasonable under the circumstances then existing, the Parties agree that the court will be allowed to revise this Section 7.16 or sever any terms herein to substitute or apply the maximum period, geographical area and scope reasonable under such circumstances, as applicable.

(iv)          Notwithstanding anything in this Section 7.16 to the contrary, no Beneficial Owner shall have any responsibility or Liability for (i) any other Beneficial Owner with respect to this Section 7.16, or (ii) any other entity that he does not control.

(e)           In the event of a breach or violation by a Post-Closing Seller Party of Section 7.16(a) (Non-Competition) or Section 7.16(b) (Non-Solicitation, No-Hire), the Restrictive Covenant Period for such Post-Closing Seller Party and applicable Seller Restricted Parties shall be automatically extended by the amount of time between the initial occurrence of such breach or violation and when such breach or violation has been duly cured.

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Section 7.17     Representation and Warranty Insurance.

(a)           Buyer shall obtain and bind effective as of the Closing a representation and warranty insurance policy (the “R&W Policy”) on commercially reasonable terms covering Losses arising from breaches of the representations and warranties set forth in Article IV and Article V.

(b)           Buyer shall not amend, modify, supplement or waive, or agree to the amendment, modification, supplement or waiver of, any provision of the R&W Policy in a manner that would adversely affect any Seller Party, or any of their respective Affiliates or Representatives, without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed).

(c)           The Seller Parties shall use commercially reasonable efforts to cooperate with Buyer in connection with the placement of the R&W Policy, including by providing information reasonably requested by Buyer or the insurer thereunder; provided that such cooperation shall not require the Seller Parties to incur any out-of-pocket expenses (unless reimbursed by Buyer) or provide any representations, warranties, covenants or indemnities to the insurer.

Section 7.18     Reorganization. Prior to Closing, Seller Parties shall consummate the following transactions: (i) each Beneficial Owner will contribute all of his partnership interest in Old VFD to Seller in exchange for a membership interest in Seller entitling such Beneficial Owner to [***] of the capital and profits of Seller, such that immediately following such contribution, Seller owns all of the interest in Old VFD (exclusive of any Non-Economic Interest); (ii) pursuant and subject to the terms and conditions of an Asset Transfer Agreement by and among Seller, Old VFD, Dental Services Organization, Clinical Sub, Alan Law, DDS, PhD., and, if licensed to practice dentistry in North Carolina, Christopher E. Steele, DDS, (the “Asset Transfer Agreement”), Old VFD will transfer substantially all of its assets (excluding its payor contracts, accounts receivable, and benefit plans, and certain other assets as set forth in the Asset Transfer Agreement) to Seller, Seller will contribute all such assets to Dental Services Organization in exchange for all of the interest in Dental Services Organization (exclusive of any Non-Economic Interest), and Dental Services Organization will sell all such assets (excluding non-clinical assets) to Clinical Sub in exchange for certain consideration; and (iii) Old VFD will enter into (1) a Management Services Agreement with Dental Services Organization pursuant to which Dental Services Organization will provide management services to Old VFD (the “Management Services Agreement”), (2) a Security Agreement with Dental Services Organization pursuant to which Dental Services Organization may advance funds to Old VFD (the “Security Agreement”), and (3) a leasing arrangement with Clinical Sub pursuant to which Clinical Sub will lease its clinical assets to Old VFD (the “Clinical Sub Lease”). Following such transactions and prior to Closing, Dental Services Organization shall convert into a North Carolina limited liability company.

Article VIII
Indemnification

Section 8.01     Survival of Representations, Warranties, Covenants and Agreements. Subject to the limitations and other provisions of this Agreement, all of the representations, warranties, covenants and agreements contained in this Agreement (including the obligations of the Beneficial Owners to indemnify and hold harmless Buyer Indemnified Parties under Section 8.02 and Section 8.03 and any claim involving Fraud) shall survive the Closing indefinitely and shall not terminate, except as set forth below:

(a)           all of the covenants and agreements contained in this Agreement shall survive until fully performed or observed in accordance with their terms;

(b)           all representations and warranties (other than the Fundamental Representations) shall survive the Closing until the earlier of (i) Retention Escrow Release Date, and (ii) the expiration of coverage period under the R&W policy for such representations.

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(c)           the Fundamental Representations (other than the Healthcare Representations and the Tax Representations) shall survive the Closing until the date that is the later of (i) six (6) years after the Closing Date and (ii) the date that is sixty (60) days after the expiration of all statutes of limitation applicable to the subject matter thereof;

(d)           The Healthcare Representations shall survive the Closing until the expiration of coverage period under the R&W Policy for such representations; and

(e)           The Tax Representations shall survive the Closing until the date that is sixty (60) days after the expiration of all statutes of limitations applicable to the subject matter thereof.

Notwithstanding the foregoing, any representation or warranty that would otherwise terminate in accordance with the immediately preceding sentence shall, if a notice shall have been given under Section 8.06 or Section 8.07 (as applicable) on or prior to such termination date, survive until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article VIII.

Section 8.02     Indemnification by the Seller Parties. The Post-Closing Seller Parties shall, jointly and severally, indemnify and hold harmless Buyer and Alan Law, DDS, Ph.D. and Christopher E. Steele, DDS, and each of their respective Affiliates, and each of their respective Representatives, and Buyer’s direct and indirect equityholders and partners, each of the successors and assigns of the foregoing, and any Person claiming by or through any of them, including Dental Services Organization (each, a “Buyer Indemnified Party”), against and in respect of any and all Losses arising out of, resulting from, relating to or incurred in connection with:

(a)           subject to Section 8.05 and Section 8.08, any inaccuracy in or breach of any representation or warranty made by any Seller Entity, any Seller Party or Seller in this Agreement or any of the other Transaction Documents;

(b)           except as hereinafter provided in this Section 8.02, the breach of, or failure to perform or observe, any covenant or agreement to be performed by any Seller Entity, any Seller Party or Seller under this Agreement or any other Transaction Document;

(c)           any Liability arising out of, resulting from, relating to or incurred in connection with any professional services claim against any Seller Entity or any officer, manager, director, employee or contractor of any Seller Entity, or against any Healthcare Provider who provided services as part of the Business prior to the Closing Date, which is not covered by professional liability insurance or which result in Losses in excess of any available recovery under professional liability insurance;

(d)           any Action relating to matters existing or occurring prior to the Closing against the directors, managers or officers of a Seller Entity;

(e)           any Indebtedness existing as of the Closing or Transaction Costs not taken into account in the final determination of Actual Closing Consideration;

(f)            Fraud;

(g)           notwithstanding anything contained in the Disclosure Schedules, any Indemnified Taxes; or

(h)           the ERC Liabilities.

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The foregoing notwithstanding, only Old VFD, and not any other Post-Closing Seller Party, shall be required to indemnify and hold harmless Buyer Indemnified Parties with respect to any breach of, or failure to perform or observe, Old VFD’s covenants and agreements in Section 7.04(a). To the extent that Old VFD is unable to satisfy its indemnification obligations with respect to its covenants and agreements in Section 7.04(a) relating to pre-Closing periods, Seller shall satisfy such indemnification obligations.

Section 8.03     Indemnification by the Beneficial Owners. Without limiting the obligations of the Beneficial Owners under Section 8.02, and subject to Section 8.05 and Section 8.08, each Beneficial Owner, severally and not jointly with any other Beneficial Owner or any Seller Entity, shall indemnify and hold harmless each Buyer Indemnified Party against and in respect of any and all Losses arising out of, resulting from, relating to or incurred in connection with (a) any inaccuracy in or breach of any representation or warranty made by such Beneficial Owner individually in Section 2.06 or Article V of this Agreement or in Section 4 of the Release, and (b) the breach of, or failure to perform, any covenant or agreement to be performed by such Beneficial Owner individually under this Agreement or any other Transaction Document.

Section 8.04     Indemnification by Buyer. Buyer shall indemnify and hold harmless each Post-Closing Seller Party and each of its Affiliates, and each of their respective Representatives and direct and indirect equityholders (including the Beneficial Owners), and any Person claiming by or through any of them (each, a “Seller Indemnified Party”), against and in respect of any and all Losses arising out of, resulting from, relating to or incurred in connection with (a) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement or any other Transaction Document, and (b) the breach of, or failure to perform, any covenant or agreement to be performed by Buyer under this Agreement or any other Transaction Document.

Section 8.05     Limitations on Indemnification.

(a)           Limitations on the Seller Parties’ Indemnification Obligations.

(i)            The Post-Closing Seller Parties shall not be required to indemnify any Buyer Indemnified Party pursuant to, and shall not have any Liability under, Section 8.02(a) and/or Section 8.03(a) until the aggregate amount of all Losses for which the Post-Closing Seller Parties would (individually or collectively), but for this Section 8.05(a)(i), be liable under Section 8.02(a) and/or Section 8.03(a) exceeds on a cumulative basis an amount equal to 50% of the retention under the R&W Policy (the “Deductible”), at which time the Post-Closing Seller Parties shall indemnify Buyer Indemnified Parties for the full amount of all such Losses in excess of the Deductible; provided that this Section 8.05(a)(i) shall not apply to any Losses arising out of, resulting from, relating to or incurred in connection with (i) any inaccuracy in or breach of any Fundamental Representation or (ii) any claim involving Fraud; and provided, further, that any Losses that are covered by or recoverable under the R&W Policy shall not count toward the Deductible); provided, further, notwithstanding anything to the contrary herein, the Post-Closing Seller Parties shall indemnify Buyer Indemnified Parties for the full amount of all such Losses arising out of, resulting from, relating to or incurred in connection with the ERC Liabilities. For the avoidance of doubt, the Deductible shall not apply to the Post-Closing Seller Parties’ obligations with respect to the ERC Liabilities.

(ii)           Notwithstanding anything to the contrary herein, the Post-Closing Seller Parties shall not be required to indemnify Buyer Indemnified Parties in respect of any Losses under or pursuant to Section 8.02(a) and/or Section 8.03(a) (excluding Losses arising out of, resulting from, relating to or incurred in connection with breaches of or inaccuracies in the Fundamental Representations breaches of or inaccuracies in the Healthcare Representations, or claims involving Fraud) to the extent (but solely to the extent) the Post-Closing Seller Parties’ aggregate liability for all such Losses would otherwise exceed the R&W Cap; provided that, for the avoidance of doubt, Losses relating to claims with respect to breaches of or inaccuracies in the Fundamental Representations or claims involving Fraud shall not count toward the R&W Cap. Notwithstanding anything to the contrary herein, the Post-Closing Seller Parties shall not be required to indemnify Buyer Indemnified Parties in respect of any Losses under or pursuant Section 8.02(a) with respect to any inaccuracy in or breach of any Healthcare Representations to the extent (but solely to the extent) the Post-Closing Seller Parties’ aggregate liability for all such Losses would otherwise exceed the Healthcare Representation Cap. Without limiting any of the foregoing, the Post-Closing Seller Parties shall not be required to indemnify Buyer Indemnified Parties in respect of any Losses under or pursuant to Section 8.02 or Section 8.03 in excess of the Base Consideration; provided, that the foregoing limitations shall not apply to Losses arising out of, resulting from, relating to, or incurred in connection with any claim involving Fraud.

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(iii)           Notwithstanding anything to the contrary in this Agreement, to the extent Buyer Indemnified Parties are unable to recover any Losses under the R&W Policy with respect to any inaccuracy in or breach of a representation or warranty set forth herein, in any applicable Transaction Document or in any certificate delivered pursuant hereto or thereto that is not a Fundamental Representation (each, a “General Representation”) because (A) the limitation of liability for the R&W Policy has been met and (B) a portion of Losses has been recovered under the R&W Policy related to (1) any inaccuracy in or breach of a Fundamental Representation, (2) Fraud or (3) the matters described in Section 8.02(b) through Section 8.02(h) or Section 8.03(b) (collectively, “Fundamental Losses”), then the R&W Cap shall be increased by an amount equal to the amount of Fundamental Losses recovered under the R&W Policy, and Buyer Indemnified Parties shall be entitled to indemnification directly from the Post-Closing Seller Parties pursuant to Section 8.02(a) with respect to any inaccuracy in or breach of any General Representation for Losses up to such increased R&W Cap.

(b)           Limitations on Buyer’s Indemnification Obligations.

(i)            Buyer shall not be required to indemnify any Seller Indemnified Party pursuant to, and shall not have any Liability under, Section 8.04(a) until the aggregate amount of all Losses for which Buyer would, but for this Section 8.05(b)(i), be liable under Section 8.04(a) exceeds on a cumulative basis an amount equal to the Deductible, at which time Buyer shall indemnify the Seller Indemnified Parties for the full amount of all such Losses in excess of the Deductible; provided that this Section 8.05(b)(i) shall not apply to any Losses arising out of, resulting from, relating to or incurred in connection with (i) any inaccuracy in or breach of any Fundamental Representation, or (ii) any claim involving Fraud.

(ii)           Buyer’s maximum aggregate Liability to the Seller Indemnified Parties with respect to any Losses arising out of, resulting from, relating to or incurred in connection with the matters described in Section 8.04(a) shall not exceed Buyer Cap; provided that Buyer Cap shall not apply to any Losses to the extent such Losses arise out of, result from, or are incurred in connection with breaches of or inaccuracies in the Fundamental Representations, or in any claim involving Fraud.

(c)           Double Counting. Notwithstanding anything to the contrary, no Post-Closing Seller Party shall have any obligation to indemnify or hold harmless a Buyer Indemnified Party for any Losses to the extent such Losses reduced the amount of the Actual Closing Consideration.

Section 8.06     Procedures for Third-Party Claims. In the case of any claim for indemnification hereunder arising from a claim of a third party (each a “Third-Party Claim”), the Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand for which such Indemnified Party has knowledge and as to which it may request indemnification hereunder; provided that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and solely to the extent that, the Indemnifying Party can demonstrate that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have the right, at its sole cost and expense, to assume the defense of such Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim if (i) the Third-Party Claim seeks any material non-monetary relief that would be binding on the Indemnified Party, or (ii) the Third-Party Claim involves criminal or regulatory enforcement proceedings. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed); provided that the Indemnified Party’s consent shall not be required if (A) such settlement involves only the payment of money and does not involve any injunctive or other equitable relief, (B) no Indemnified Party is required to admit any wrongdoing or take any action (other than ceasing any challenged conduct), and (C) such settlement includes a complete release of each Indemnified Party from all Liability in respect of such Third-Party Claim. If the Indemnifying Party does not assume the defense of a Third-Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed).

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Section 8.07     Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party hereunder other than as a result of a Third-Party Claim, the Indemnified Party shall give reasonably prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim (to the extent then reasonably determinable by the Indemnified Party) and the basis of such claim in reasonable detail; provided that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent, the Indemnifying Party can demonstrate that the Indemnifying Party is actually materially prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days following its receipt of such notice if the Indemnifying Party disputes its Liability to the Indemnified Party under this Article VIII. If the Indemnifying Party does not so notify the Indemnified Party, the claim specified by the Indemnified Party in such notice shall be conclusively deemed to be a Liability of the Indemnifying Party under this Article VIII, and the Indemnifying Party shall pay the amount of such Liability (in accordance with Section 8.08) to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) is finally determined by the Indemnified Party. If the Indemnifying Party has timely disputed its Liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall negotiate in good faith to resolve such dispute. If such dispute remains unresolved as of the fifteenth (15th) day after timely delivery by the Indemnifying Party of the notice that it disputes its Liability with respect to such claim, the Indemnified Party shall have the right to seek any and all available remedies in respect thereof, subject to Sections 11.10, 11.11 and 11.12.

Section 8.08     Payment of Losses.

(a)           From and after the Closing, any Losses arising out of, resulting from, relating to or incurred in connection with claims for indemnification pursuant to Section 8.02(a) (other than Losses arising out of, resulting from, relating to or incurred in connection with claims for indemnification involving any Fundamental Representations or claims involving Fraud) shall be satisfied in the following order: (i) first, (following application of the Deductible) from the balance of the Retention Escrow Amount in the Escrow Account, (ii) second, by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), and (iii) thereafter, to the extent the full amount of such indemnifiable Losses is not fully covered by clauses (i) and (ii) immediately foregoing (including to the extent coverage is unavailable under the R&W Policy), and subject to Section 8.05(a)(ii) and to the extent the R&W Cap has been adjusted pursuant to Section 8.05(a)(iii), at Buyer’s sole discretion, (A) by payment in cash to Buyer directly by the Post-Closing Seller Parties (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), (B) by canceling a number of Buyer Shares held by the Beneficial Owners, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation or (C) any combination of clauses (A) and (B) foregoing.

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(b)           From and after the Closing, with respect to any Losses indemnifiable under (x)  Section 8.02(b) through Section 8.02(h) (other than Section 8.02(g)) or (y) Section 8.02(a) solely with respect to any Fundamental Representation (but in all cases excluding Losses arising out of, resulting from, relating to or incurred in connection with claims involving Fraud), in each case, such Losses shall be satisfied in the following order: (i) first, from the balance of the Retention Escrow Amount in the Escrow Account, (ii) second, by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), and (iii) thereafter, to the extent the full amount of such indemnifiable Losses is not fully covered by clauses (i) and (ii) immediately foregoing (including to the extent coverage is unavailable under the R&W Policy), at Buyer’s sole discretion, (A) by payment in cash to Buyer directly by the Post-Closing Seller Parties (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), (B) by canceling a number of Buyer Shares held by the Beneficial Owners, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation or (C) any combination of clauses (A) and (B) foregoing.

(c)           From and after the Closing, with respect to any Losses indemnifiable under Section 8.02(g), such Losses shall be satisfied in the following order: (i) first, from the balance of the Tax Escrow Amount in the Escrow Account solely to the extent such Losses are Tax Escrow Losses, (ii) second, from the balance of the Retention Escrow Amount in the Escrow Account, (iii) third, by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), and (iv) thereafter, to the extent the full amount of such indemnifiable Losses is not fully covered by clauses (i), (ii) and (iii) immediately foregoing, at Buyer’s sole discretion, (A) by payment in cash to Buyer directly by the Post-Closing Seller Parties (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), (B) by canceling a number of Buyer Shares held by the Beneficial Owners, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation or (C) any combination of clauses (A) and (B) foregoing.

(d)           From and after the Closing, any Losses arising out of, resulting from, relating to or incurred in connection with claims for indemnification pursuant to Section 8.03(a) (other than Losses arising out of, resulting from, relating to or incurred in connection with claims for indemnification involving any Fundamental Representations or claims involving Fraud) shall be satisfied in the following order: (i) first, (following application of the Deductible) from the balance of the Retention Escrow Amount in the Escrow Account, (ii) second, by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), and (iii) thereafter, to the extent the full amount of such indemnifiable Losses is not fully covered by clauses (i) and (ii) immediately foregoing (including to the extent coverage is unavailable under the R&W Policy), and subject to Section 8.05(a)(ii) and to the extent the R&W Cap has been adjusted pursuant to Section 8.05(a)(iii), at Buyer’s sole discretion, (A) by payment in cash to Buyer directly by the Beneficial Owner in breach (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), (B) by canceling a number of Buyer Shares held by such Beneficial Owner, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation or (C) any combination of clauses (A) and (B) foregoing.

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(e)           From and after the Closing, with respect to any Losses indemnifiable under (x)  Section 8.03(b) or (y) Section 8.03(a) solely with respect to any Fundamental Representation (but in all cases excluding Losses arising out of, resulting from, relating to or incurred in connection with claims involving Fraud), in each case, such Losses shall be satisfied in the following order: (i) first, from the balance of the Retention Escrow Amount in the Escrow Account, (ii) second, by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), and (iii) thereafter, to the extent the full amount of such indemnifiable Losses is not fully covered by clauses (i) and (ii) immediately foregoing (including to the extent coverage is unavailable under the R&W Policy), at Buyer’s sole discretion, (A) by payment in cash to Buyer directly by the Beneficial Owner in breach (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), (B) by canceling a number of Buyer Shares held by such Beneficial Owner, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation or (C) any combination of clauses (A) and (B) foregoing.

(f)           From and after the Closing, with respect to any Losses arising out of, resulting from, relating to or incurred in connection with any claims involving Fraud, in each case, such Losses shall be satisfied by any of the following (or any combination thereof), as elected by Buyer in its sole discretion: (i) from the balance of the Retention Escrow Amount in the Escrow Account, (ii) by recovery under the R&W Policy (to the extent the R&W Policy is available to cover such Losses), (iii) by payment in cash to Buyer directly by the Post-Closing Seller Parties or the applicable Beneficial Owner involved in the Fraud, as the case may be (including, at the sole discretion of Buyer, by offsetting any amounts in accordance with Section 11.12), or (iv) by canceling a number of Buyer Shares held by the Beneficial Owner involved in the Fraud, with each such Buyer Share having a value equal to the Fair Market Value determined at the time of cancellation; provided that, no Beneficial Owner shall be responsible or liable for any Losses involving Fraud by or relating to another Beneficial Owner.

(g)           To the extent any Losses are subject to indemnification under Section 8.02(a) and/or Section 8.03(a), on the one hand, and also subject to indemnification under Section 8.02(b)-(h), such Losses shall be satisfied pursuant to clauses (a) and (d) of this Section 8.08, if applicable, prior to being satisfied pursuant to clauses (b), (c) or (e) of this Section 8.08.

(h)           Promptly, and in any event within five (5) Business Days, following the final determination of the amount of any Losses payable to an Indemnified Party pursuant to this Article VIII, the applicable Indemnifying Party shall pay the Indemnified Party the amount of such Losses in cash by wire transfer of immediately available funds to an account designated by the Indemnified Party; provided that, to extent that such Losses are payable to a Buyer Indemnified Party pursuant to an amount in the Escrow Account, then within three (3) Business Days following the adjudication of or agreement to such indemnification obligation, Buyer and Seller shall jointly instruct the Escrow Agent to pay to Buyer, by wire transfer of immediately available funds from the Escrow Account, within three (3) Business Days, the amount of such Losses; provided, further, that, to the extent such Losses payable to an Indemnified Party pursuant to this Article VIII are recovered by cancellation of Buyer Shares held by the Beneficial Owners, Buyer shall and may cancel such Buyer Shares without further consideration and without further action by any other Person.

(i)           From and after the Closing, the Post-Closing Seller Parties shall cooperate reasonably with Buyer Indemnified Parties in connection with any claim made by such Person under the R&W Policy.

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(j)           With respect to Section 8.08(a), (b), (c) and (f), the value of any cancelled Buyer Shares (as determined in accordance with such Section) held by a Beneficial Owner shall not exceed the amount of Losses for which such Beneficial Owner is liable pursuant to such Section.

(k)           Each Buyer Indemnified Party and Seller Indemnified Party shall use commercially reasonable efforts to mitigate all Losses suffered by such Person in each case to the extent required by Law.

Section 8.09     Escrow Release.

(a)           Within three (3) Business Days following the Retention Escrow Release Date, Buyer and Seller shall jointly instruct the Escrow Agent in writing to, and the Escrow Agent shall upon receipt of such joint written instructions, release to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages), by wire transfer of immediately available funds from the Escrow Account, an amount equal to the positive difference, if any, between (x) the then-remaining balance of the Retention Escrow Amount in the Escrow Account, minus (y) the amount of Losses for which any Buyer Indemnified Party has timely made a claim for indemnification pursuant to this Article VIII but which claim(s) have not then been resolved in accordance with this Article VIII. In the event any portion of the remaining balance of the Retention Escrow Amount in the Escrow Account is not released to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages) in connection with the Retention Escrow Release Date as a result of the immediately foregoing sentence, Buyer and Seller shall promptly, and in any event within five (5) Business Days following the resolution of any such outstanding claims and, as applicable, payment in respect thereof pursuant to Section 8.08, jointly instruct the Escrow Agent in writing to, and the Escrow Agent shall upon receipt of such joint written instructions, release the then-remaining balance of the Retention Escrow Amount in the Escrow Account (or any portion thereof that relates to the claims that have then been finally determined) to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages), by wire transfer of immediately available funds. The Parties hereto agree and acknowledge that neither the remaining balance of the Retention Escrow Amount in the Escrow Account at any given time, nor any release thereof, in whole or in part, pursuant to this Section 8.09(a), shall in any way limit the rights or remedies as provided in accordance with this Agreement of any Buyer Indemnified Party with respect to indemnification pursuant to this Article VIII (including with respect to any claims in excess of the then-remaining balance of the Retention Escrow Amount in the Escrow Account but otherwise subject to indemnification pursuant to this Article VIII).

(b)           Within three (3) Business Days following the Tax Escrow Release Date, Buyer and Seller shall jointly instruct the Escrow Agent in writing to, and the Escrow Agent shall upon receipt of such joint written instructions, release to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages), by wire transfer of immediately available funds from the Escrow Account, an amount equal to the positive difference, if any, between (x) the then-remaining balance of the Tax Escrow Amount in the Escrow Account, minus (y) the amount of Tax Escrow Losses for which any Buyer Indemnified Party has timely made a claim for indemnification pursuant to Section 8.02(g) but which claim(s) have not then been resolved in accordance with this Article VIII. In the event any portion of the remaining balance of the Tax Escrow Amount in the Escrow Account is not released to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages) in connection with the Tax Escrow Release Date as a result of the immediately foregoing sentence, Buyer and Seller shall promptly, and in any event within five (5) Business Days following the resolution of any such outstanding claims and, as applicable, payment in respect thereof pursuant to Section 8.08, jointly instruct the Escrow Agent in writing to, and the Escrow Agent shall upon receipt of such joint written instructions, release the then-remaining balance of the Tax Escrow Amount in the Escrow Account (or any portion thereof that relates to the claims that have then been finally determined) to Seller (for further distribution to the Beneficial Owners in accordance with their respective Pro Rata Percentages), by wire transfer of immediately available funds. The Parties hereto agree and acknowledge that, except as to Tax Escrow Losses, neither the remaining balance of the Tax Escrow Amount in the Escrow Account at any given time, nor any release thereof, in whole or in part, pursuant to this Section 8.09(b), shall in any way limit the rights or remedies as provided in accordance with this Agreement of any Buyer Indemnified Party with respect to indemnification pursuant to this Article VIII.

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Section 8.10     Knowledge of Buyer and Seller Indemnified Parties.

(a)           The right to indemnification of, and the payment of Losses to, any Buyer Indemnified Party pursuant to this Article VIII, or the availability of any other remedies contemplated hereby or otherwise available to Buyer Indemnified Parties at law or in equity, based upon any representation, warranty, covenant, agreement or obligation of any of the Seller Parties contained in or made pursuant to this Agreement or any other Transaction Document will not be affected by any investigation made by or on behalf of any Buyer Indemnified Party, or the knowledge of any such Buyer Indemnified Party’s equityholders, members, partners or Representatives, with respect to the accuracy or inaccuracy of, or compliance or non-compliance with, any such representation, warranty, covenant, agreement or obligation, as applicable, at any time prior to, on or following the date hereof.

(b)           The right to indemnification of, and the payment of Losses to, any Seller Indemnified Party pursuant to this Article VIII, or the availability of any other remedies contemplated hereby or otherwise available to the Seller Indemnified Parties at law or in equity, based upon any representation, warranty, covenant, agreement or obligation of Buyer contained in or made pursuant to this Agreement or any other Transaction Document will not be affected by any investigation made by or on behalf of any Seller Indemnified Party, or the knowledge of any such Seller Indemnified Party’s equityholders, members, partners or Representatives, with respect to the accuracy or inaccuracy of, or compliance or non-compliance with, any such representation, warranty, covenant or agreement.

Section 8.11     Treatment of Indemnity Payments. Except as otherwise required by applicable Law, for Tax purposes, any payment made pursuant to this Article VIII shall be treated as an adjustment to the Purchase Price.

Section 8.12     Materiality. Notwithstanding anything contained herein to the contrary, for purposes of determining whether there has been a breach and the amount of Losses with respect to any claim for indemnification or reimbursement hereunder, each representation, warranty, covenant, obligation or agreement in this Agreement and Schedules and Exhibits hereto shall be read without regard and without giving effect to the terms, “material” or “Material Adverse Effect” or similar phrases contained in such representation, warranty, covenant, obligation or agreement; provided that the foregoing shall not apply to clause (c) of Section 4.08.

Section 8.13     No Circular Recovery. With respect to any claim brought by a Buyer Indemnified Party against any Seller Indemnified Party relating to the Transaction Documents or the Transactions, each of the Post-Closing Seller Parties, on behalf of such Person and each other Seller Indemnified Party, hereby expressly waives any right of subrogation, advancement, indemnification or other claim against Buyer and its Affiliates with respect to any amounts owed by any of the Post-Closing Seller Parties pursuant to this Article VIII. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, for the avoidance of doubt, none of the Post-Closing Seller Parties shall be deemed an Affiliate of Buyer or Dental Services Organization following the Closing pursuant to any of the Transaction Documents, including with respect to the provision of this Article VIII.

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Section 8.14     Exclusive Remedy. From and after the Closing, except with respect to claims involving Fraud, the indemnification rights set forth in this Article VIII shall be the sole and exclusive remedy of the Parties and their respective Affiliates for any and all Losses or other claims relating to or arising out of this Agreement, any other Transaction Document or the Transactions, including any inaccuracy in or breach of any representation, warranty, covenant or agreement contained herein or therein, and no Party or any of its Affiliates shall have any other entitlement, remedy or recourse, whether in contract, tort, strict liability or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties and their respective Affiliates to the fullest extent permitted by Law. Without limiting the foregoing, from and after the Closing, no Buyer Indemnified Party shall be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which Buyer Indemnified Parties hereby waive, other than pursuant to this Article VIII. Notwithstanding the foregoing, nothing in this Section 8.14 shall limit any Party’s right to seek specific performance or other equitable remedies pursuant to Section 11.12.

Section 8.15     No Other Representations or Warranties; Non-Reliance. Buyer acknowledges and agrees that, except for the representations and warranties contained in Section 2.06, Article IV and Article V of this Agreement and in Section 4 of the Release, (i) none of Seller, Old VFD, Clinical Sub, the Dental Services Organization, the Beneficial Owners, or any of their respective Affiliates, nor any other Person, has made or is making, and Buyer has not relied and is not relying on, any other express or implied representation or warranty, either written or oral, (ii) none of Seller, Old VFD, Clinical Sub, the Dental Services Organization, the Beneficial Owners, or any of their respective Affiliates or any other Person, directly or indirectly, has made or is making, and Buyer has not relied and is not relying on, any representation or warranty regarding any pro forma financial information, financial projections or other forward-looking statements of Seller, the Beneficial Owners, or any of their respective Affiliates, (iii) the Seller Parties disclaim any other express or implied representations or warranties, whether made by any Seller Party, any Affiliate of any Seller Party or any of their respective Representatives, and (iv) Buyer will not make any claim with respect to any other express or implied representations or warranties. Nothing in this Section 8.15 shall limit or restrict any claim for Fraud.

Buyer acknowledges and agrees that (i) neither any Seller Party nor any of its Affiliates or Representatives shall have any Liability to Buyer or any of its Affiliates or Representatives resulting from the distribution to Buyer or any of its Affiliates or Representatives, or the use by Buyer or any of its Affiliates or Representatives, of any information, documents or material made available to Buyer or any of its Affiliates or Representatives in the Data Room, management presentations or any other form in contemplation of the Transactions, except to the extent any such information is expressly set forth in a representation or warranty of the Seller Parties in Section 2.06 or Article IV or Article V of this Agreement, or in Section 4 of the Release; and (ii) Buyer has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations, liabilities and prospects of the Business and the Seller Parties.

Article IX
Conditions Precedent

Section 9.01     Conditions Precedent to Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction, or waiver by Buyer, at or before the Closing, of the following conditions:

(a)           Other than the Fundamental Representations and the representation and warranty set forth in clause (c) of Section 4.08, the representations and warranties of the Seller Parties contained in this Agreement (including for the avoidance of doubt, with respect to the updated Financial Statements as may be restated between the Effective Date and the Closing Date) and the other Transaction Documents shall be true and correct in all material respects (in each case, disregarding for this purpose any qualifications therein referencing the terms “material,” “Material Adverse Effect” or other terms of similar import or effect) on and as of the date hereof and at and as of the Closing with the same effect as though made at and as of such time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). The Fundamental Representations shall be true and correct in all respects on and as of the date hereof and at and as of the Closing with the same effect as though made at and as of such time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date);

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(b)           The Seller Parties shall have duly performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by the Seller Parties prior to the Closing; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, the Seller Parties shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects;

(c)           No Material Adverse Effect shall have occurred after the date of this Agreement;

(d)           No Law shall be in effect, and no Action shall be instituted or threatened by or before any Governmental Authority or arbitral body, that does or (i) seeks to challenge, prohibit, make illegal, enjoin, restrain or prevent the consummation of the Transactions, or (ii) would reasonably be expected to adversely affect the right of Buyer to own the Purchased DSO Equity, the right of Dental Services Organization or Clinical Sub to own the Transferred Assets or the right of Buyer, Old VFD, Clinical Sub, or Dental Services Organization to operate the Business after the Closing;

(e)           To the extent required to consummate the Transactions, Alan Law, DDS, Ph.D., and Christopher E. Steele, DDS shall be duly licensed by the North Carolina Board of Dental Examiners;

(f)            All approvals, consents, authorizations and waivers of (i) Governmental Authorities required for the Parties to enter into the Transactions and (ii) the Persons listed on Schedule 9.01(f) for the Parties to enter into the Transactions shall have been obtained and be (A) in full force and effect; (B) not subject to any condition or other qualification that has not been satisfied; and (C) in form and substance satisfactory to Buyer;

(g)           All credit balances or amounts identified as unclaimed or otherwise abandoned shall have been addressed by the Seller Parties in compliance with applicable local, state and federal laws, other than any that are taken into account as liabilities in determining Closing Working Capital or Closing Indebtedness Amount;

(h)           All Beneficial Owners shall be employed by Old VFD at the Closing;

(i)            DSO and the applicable landlord shall have entered into amendments to the leases for the properties identified on Schedule 9.01(i), in form and substance reasonably satisfactory to Buyer;

(j)            Buyer shall have received the final, bound R&W Policy, effective as of the Closing Date, on terms reasonably satisfactory to Buyer;

(k)           the Management Services Agreement shall be in full force and effect and not subject to any condition or other qualification that has not been satisfied;

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(l)            the form of Escrow Agreement shall have been agreed to, on terms reasonably satisfactory to Buyer and the Escrow Agent;

(m)          the form of Amended and Restated Partnership Agreement of Old VFD shall have been agreed to, on terms reasonably satisfactory to Alan Law, DDS, Ph.D.;

(n)           the form of Amended and Restated Partnership Agreement of Clinical Sub shall have been agreed to, on terms reasonably satisfactory to Alan Law, DDS, Ph.D.; and

(o)           The Seller Parties shall, or shall have caused the Seller Entities to, make all other deliveries required to be made by them at or prior to the Closing pursuant to this Agreement, and the Asset Transfer Agreement.

Section 9.02     Conditions Precedent to Obligations of the Seller Parties. The obligation of the Seller Parties to effect the Closing is subject to the satisfaction, or waiver by Seller, at or before the Closing, of the following conditions:

(a)           Other than the Fundamental Representations, the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents (in each case, disregarding for this purpose any qualifications therein referencing the terms “materiality” “material adverse effect” or other terms of similar import or effect) shall be true and correct in all material respects on and as of the date hereof and at and as of the Closing with the same effect as though made at and as of such time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date), in each case, except as would not otherwise materially and adversely affect Buyer’s ability to consummate the Transactions. The Fundamental Representations of Buyer shall be true and correct in all respects on and as of the date hereof and at and as of the Closing with the same effect as though made at and as of such time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date);

(b)           Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by Buyer prior to or at the Closing; provided that with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects;

(c)           No Law shall be in effect, and no Action shall be instituted or threatened by or before any Governmental Authority or arbitral body, that does or seeks to challenge, prohibit, make illegal, enjoin, restrain or prevent the consummation of the Transactions;

(d)           All approvals, consents, authorizations and waivers of (i) Governmental Authorities required for the Parties to enter into the Transactions and (ii) the Persons listed on Schedule 9.02(d) for the Parties to enter into the Transactions and/or to assign any Contracts or Permits shall have been obtained and be (A) in full force and effect; (B) not subject to any condition or other qualification that has not been satisfied; and (C) in form and substance reasonably satisfactory to Seller; and

(e)           Buyer shall have made all other deliveries required to be made by it at or prior to the Closing pursuant to this Agreement, including those set forth in Section 3.02(b).

(f)            No Buyer Material Adverse Effect shall have occurred after the date of this Agreement;

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(g)           Buyer shall have received the final, bound R&W Policy, effective as of the Closing Date, on terms reasonably satisfactory to Seller;

(h)           Buyer shall have completed all Nasdaq and transfer-agent requirements applicable to the issuance of the Closing Buyer Shares to Seller and the transfer of such Shares from Seller to the Beneficial Owners (subject to reasonable cooperation from Seller Parties), such that the Closing Buyer Shares shall have been successfully listed on Nasdaq;

(i)            DSO and the applicable landlord shall have entered into amendments to the leases for the properties identified on Schedule 9.01(i), in form and substance reasonably satisfactory to the Seller Parties;

(j)            the form of Escrow Agreement shall have been agreed by Buyer, Seller and the Escrow Agent, to on terms reasonably satisfactory to Seller;

(k)           the form of Amended and Restated Partnership Agreement of Old VFD shall have been agreed to, on terms reasonably satisfactory the partners of Old VFD; and

(l)            the form of Amended and Restated Partnership Agreement of Clinical Sub shall have been agreed to, on terms reasonably satisfactory to the partners of Clinical Sub.

Article X
Termination

Section 10.01     Termination. This Agreement may be terminated at any time prior to the Closing solely:

(a)           by mutual written consent of Buyer, Seller, and Beneficial Owners;

(b)           by either (i) Buyer or (ii) Seller, Dental Services Organization, and Beneficial Owners if the Transactions have not been consummated by the date that is one hundred and twenty (120) days following the date hereof; provided that in no case shall either Buyer, Seller Dental Services Organization, or Beneficial Owners be entitled to terminate this Agreement pursuant to this Section 10.01(b) if such Party’s willful or knowing breach of this Agreement has prevented the consummation of the Transactions; provided, further, that neither Buyer, Seller Dental Services Organization, nor the Beneficial Owners shall have the right to terminate this Agreement pursuant to this Section 10.01(b) in the event another Party or any of its affiliated Parties are seeking, though Actions, to specifically enforce this Agreement in compliance with Section 11.12 while such Actions are pending or prior to any ruling in such Actions being fully complied with or finally dismissed;

(c)           by either (i) Buyer or (ii) Seller, Dental Services Organization, and Beneficial Owners, if any Governmental Authority shall have issued a final, non-appealable order, decree or ruling that prohibits, makes illegal, enjoins or prevents the consummation of the Transactions;

(d)           by Buyer (if it is not in material breach of its representations, warranties, covenants and obligations under the Transaction Documents) if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Seller Parties set forth in the Transaction Documents, which breach or inaccuracy would cause any condition set forth in Section 9.01 not to be satisfied if it remained uncured as of the date of the termination of this Agreement pursuant to this Article X (the “Termination Date”) (and such breach or inaccuracy has not been cured within five (5) Business Days after the receipt of written notice thereof);

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(e)           by Buyer (A) pursuant to Section 4.30, or (B) in the event that the Beneficial Owners do not enter into the Employment Agreements (unless earlier already entered into); or

(f)            by Seller, Dental Services Organization, and Beneficial Owners (if the Seller Parties are not in material breach of their representations, warranties, covenants and obligations under the Transaction Documents) if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Buyer set forth in the Transaction Documents, which breach or inaccuracy would cause any condition set forth in Section 9.02 not to be satisfied if it remained uncured as of the Termination Date (and such breach or inaccuracy has not been cured within five (5) Business Days after the receipt of written notice.

Section 10.02     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article X, this Agreement shall forthwith become void ab initio and of no further force or effect, and there shall be no Liability on the part of any Party with respect to this Agreement, except that (a) Section 7.06, this Section 10.02 and Article XI shall survive any such termination and (b) nothing herein shall relieve any Party from Liability for Fraud or willful breach of this Agreement prior to such termination.

Article XI
Miscellaneous

Section 11.01     Expenses. Except as otherwise expressly provided herein all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that the premium cost of the R&W Policy shall be borne equally by Buyer and the Seller.

Section 11.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given to a Party (a) when delivered by hand or other means (with written confirmation of receipt), (b) on the dates shown on the receipt of delivery (or of refusal to accept delivery) if sent by a nationally recognized overnight courier (receipt requested) or by certified or registered mail, return receipt requested, in each case to such Party at the following respective addresses for such Party (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.02):

If to Seller, Dental Services Organization, or Beneficial Owners:

Ryan, James, Wiles, Patel, and Olsen, D.D.S., PLLC

2029 Valleygate Drive, Suite 201

Fayetteville, NC 28304

Attention:	Mit Patel
Email:	[***]

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with copies (which shall not constitute notice) to:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP

230 North Elm Street

Greensboro, NC 27401

Attention:	Mark Davidson
Email:	[***]

And

Holland & Knight

Symphony Place

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention:	Eric Scalzo
Email:	[***]

If to Buyer:

Park Dental Partners, Inc.

2200 County Road C West

Suite 2210

Roseville, Minnesota 55113

Attention:	Peter G. Swenson, Chief Executive Officer
Email:	[***]

with copies (which shall not constitute notice) to:

Taft Stettinius & Hollister LLP

2200 IDS Center, 80 South 8th Street

Minneapolis, MN 55402

Attention:	David R. Melloh
Email:	[***]

Section 11.03     Interpretation. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any capitalized term used in any Schedule but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The words “herein,” “hereto,” “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. Any document or item shall be deemed “made available”, “delivered to” or “provided to” within the meaning of this Agreement if such document or item is provided in the Data Room prior to 5:00 p.m., Central Time, three (3) Business Days immediately prior to the date hereof (and not removed therefrom). References to any statute, listing rule, rule, standard, regulation or other Law will be (a) interpreted to include any revision of or successor to the same, regardless of how it is numbered or classified and (b) deemed to include a reference to the corresponding rules and regulations, if any, and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. Any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

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Section 11.04     Headings. The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

Section 11.05     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 11.06     Entire Agreement. This Agreement, the other Transaction Documents and that certain Non-Disclosure Agreement, dated February 10, 2025, by and between Buyer, PDG, P.A, a Minnesota professional corporation, Dental Specialists of Minnesota, PLLC, and Orthodontic Specialists of Minnesota, PLLC, all three of which are Minnesota professional liability corporations, and Old VFD, and constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous agreements, understandings or arrangements, whether written or oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, Schedules and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.07     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Buyer may not assign its rights or obligations hereunder without the prior written consent of Seller, and none of the Seller Parties may assign their respective rights or obligations hereunder without the prior written consent of Buyer; provided that Buyer may (a) assign any or all of its rights and obligations hereunder to one or more of its Affiliates or to any of its financing sources as collateral security or in connection with a bona fide sale to a third party of all or substantially all of its assets or the assets comprising one of its business lines (including the Business) or (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, without the consent or approval of any other Party; provided, further, that notwithstanding any such assignment or designation by Buyer, Buyer shall remain fully liable for all of its obligations under this Agreement.

Section 11.08     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that Affiliates of Buyer are intended third-party beneficiaries of Section 7.15 and Section 7.16, and Buyer Indemnified Parties (including, for the avoidance of doubt, Dental Services Organization, Alan Law, DDS, Ph.D., and Christopher E. Steele, DDS) and the Seller Indemnified Parties are intended third party beneficiaries of Article VIII.

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Section 11.09     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer and Seller. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

(b)           With respect to Actions under Section 11.12 only, each of the Parties (a) irrevocably submits to the sole and exclusive jurisdiction of the Chancery Court of the State of Delaware (the “Chancery Court”) for the purposes of any suit, Action or other proceeding arising out of this Agreement or the other Transaction Documents; provided that if (and only if) the Chancery Court declines to accept or does not have jurisdiction over a particular matter, the superior court of the State of Delaware or any federal court siting in the State of Delaware shall have jurisdiction for the purposes of such suit, Action or other proceeding (such courts, together with the Chancery Court, the “Chosen Courts”); (b) agrees that all such Actions shall be heard and determined in the Chosen Courts and (c) agrees not to bring any such Action in any other court. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.02 shall be effective service of process for any Action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 11.10(b). Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action under Section 11.12 in the Chancery Court (or if (and only if) the Chancery Court declines to accept or does not have jurisdiction over a particular matter, the superior court of the State of Delaware or any federal court siting in the State of Delaware), and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           As a specifically bargained for inducement for each of the parties to enter into this Agreement (after having the opportunity to consult with counsel), EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(C).

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Section 11.11     Arbitration.

(a)           Except as provided in Section 11.10(b) and Section 11.12, each Party agrees that arbitration administered by the American Health Law Association in accordance with its arbitration rules (the “Arbitration Rules”) shall be the sole and exclusive method for resolving any claim or dispute (“Claim”) arising out of or relating to the rights and obligations of the Parties under this Agreement or any other Transaction Document, whether such Claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of this Agreement.

(b)           The Parties agree that (i) one (1) arbitrator shall be appointed pursuant to the Arbitration Rules to conduct any such arbitration, (ii) such arbitrator shall have at least fifteen (15) years of experience with respect to purchase agreements and other complex commercial contracts under Delaware law, (iii) all meetings of the Parties and all hearings with respect to any such arbitration shall take place in Dallas, Texas, and (iv) each Party to the arbitration shall bear its own costs and expenses (including all attorneys’ fees and expenses, except to the extent otherwise required by applicable Law), and all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator’s fees, hearing expenses, etc.) shall be borne equally by the Parties.

(c)           Consistent with the expedited nature of arbitration, each Party shall, upon the written request of any other Party, promptly provide the other with copies of non-privileged documents on which the producing Party is relying in support of or in opposition to any claim or defense. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. All discovery shall be completed within the period specified by the arbitrator (including any amendments to such period specified by the arbitrator).

(d)           In the event that any Party or any of such Party’s Affiliates or Representatives is requested or required (by oral question or request for information or documents in any Action) to disclose any Arbitration Information (the “Disclosing Party”), such Disclosing Party shall notify the other Parties promptly of the request or requirement so that any such other Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 11.11. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party or any of its Affiliates or Representatives believes in good faith, upon the advice of legal counsel, that it is compelled to disclose any such Arbitration Information, such Disclosing Party may disclose such portion of the Arbitration Information as it believes in good faith, upon the advice of legal counsel, it is required to disclose; provided that the Disclosing Party shall use reasonable efforts to obtain, at the request and expense of such other party, an order or other assurance that confidential treatment shall be accorded to such portion of the Arbitration Information required to be disclosed as such other party shall designate. Notwithstanding anything in this Section 11.11 to the contrary, the Parties shall have no obligation to keep confidential any Arbitration Information that becomes generally known to and available for use by the public other than as a result of the Disclosing Party’s acts or omissions or the acts or omissions of such party’s Affiliates or Representatives. The Parties agree that, subject to the right of any Party to confirm any decision, judgment, ruling, finding, award or other determination of an arbitration as provided in this Section 11.11, the decision, judgment, ruling, finding, award or other determination of any arbitration under the Arbitration Rules shall be final, conclusive and binding on all of the Parties; provided that nothing in this Section 11.11 shall prohibit any Party from instituting litigation to enforce any final decision, judgment, ruling, finding, award or other determination of the arbitration.

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Section 11.12     Remedies.

(a)           Notwithstanding anything herein to the contrary, each Party hereby agrees that in the event any Party violates any provision of this Agreement, the remedies at Law available to the other Parties may be inadequate. Each of the Parties hereby agrees that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any Party, (a) irreparable damage would occur to the non-breaching Party, and (b) no adequate remedy at law would exist and damages would be difficult to determine. In such event, the non-breaching Party shall have the right, in addition to all other rights and remedies any such Person may have, to seek specific performance or injunctive or other equitable relief to enforce or prevent any violations of this Agreement (without the requirement to post a bond or other security).

(b)           Notwithstanding anything in this Agreement to the contrary, prior to Buyer or any Buyer Indemnified Party paying any amounts due pursuant to this Agreement or any other Contract between any of the Post-Closing Seller Parties or any of their respective Affiliates, on the one hand, and Buyer or any Buyer Indemnified Parties, on the other hand, including any payments due pursuant to Section 2.04(d) or Article VIII, Buyer or any applicable Buyer Indemnified Party may offset against any such payment any amounts that have been finally determined (whether by mutual agreement of the Parties, final non-appealable order of a court or arbitrator, or other final resolution in accordance with Article VIII) to be due and payable by any of the Post-Closing Seller Parties or any of their respective Affiliates; provided that Buyer shall not offset any amounts that are merely claimed but not yet finally determined.

(c)           Notwithstanding anything in this Agreement to the contrary, prior to Seller Parties or any Seller Indemnified Party paying any amounts due pursuant to this Agreement or any other Contract between Buyer or any of its Affiliates, on the one hand, and any Seller Party or any Seller Indemnified Parties, on the other hand, including any payments due pursuant to Article VIII, Seller Parties or any applicable Seller Indemnified Party may offset against any such payment any amounts that have been finally determined (whether by mutual agreement of the Parties, final non-appealable order of a court or arbitrator, or other final resolution in accordance with Article VIII) to be due and payable by Buyer or any of its Affiliates; provided that Seller Parties shall not offset any amounts that are merely claimed but not yet finally determined.

Section 11.13     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.14     Disclosure Schedules. Seller may update the Disclosure Schedules only to reflect any changes that occur following the date of this Agreement and prior to the Closing. Any and all such updates shall be deemed to qualify the representations and warranties of Seller and Beneficial Owners in this Agreement; provided, that such updates shall be disregarded for purposes of Section 9.01(a).

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BUYER:

PARK DENTAL PARTNERS, INC.

By:
Name:	Peter G. Swenson
Title:	Chief Executive Officer

Signature Page – Transaction Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SELLER PARTIES:

Ryan & Associates LLP

By:
Name:
Title:

Ryan, James, Wiles, Patel,AND Olsen, D.D.S., PLLC

By:
Name:
Title:

RYAN, JAMES, WILES, PATEL & OLSEN LLP

By:
Name:
Title:

Ryan, JAMES & Associates LLP

By:
Name:
Title:

Signature Page – Transaction Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BENEFICIAL OWNERS:

Anuj James, D.D.S.

Jordan Olsen, D.D.S.

Mit Patel, D.D.S.

Bradley Ryan, D.D.S.

Grant Wiles, D.D.S.

Signature Page – Transaction Agreement

EBITDA Schedule

Target EBITDA is set at [***] for all measurement periods.

The calculation of contingent consideration Consolidated EBITDA for all measurement periods shall be made without giving effect to the following:

(a) purchase accounting adjustments arising from the transaction;

(b) amortization of acquired intangible assets;

(c) transaction expenses incurred in connection with the acquisition;

(d) financing costs, debt issuance costs and interest expense attributable to Buyer's financing arrangements;

(e) any corporate allocations from Buyer or Buyer-related entities; and

(f) any one-time extraordinary events, such as a flood, that would result in lower Consolidated EBITDA.